                                                                     EXHIBIT 4.1

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                             NOTE PURCHASE AGREEMENT

                                     BETWEEN

                               QUOKKA SPORTS, INC.

                       GE CAPITAL EQUITY INVESTMENTS, INC.

                                       AND

                      THE OTHER PURCHASERS SIGNATORY HERETO

                         DATED AS OF SEPTEMBER 15, 2000


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                               TABLE OF CONTENTS
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
ARTICLE 1 AGREEMENT TO SELL AND PURCHASE..........................................   1

        Section 1.1 Sale and Purchase.............................................   1

ARTICLE 2 CLOSING, DELIVERY AND PAYMENT...........................................   2

        Section 2.1 Closing.......................................................   2

        Section 2.2 Delivery......................................................   2

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF THE COMPANY...........................   2

        Section 3.1 Organization, Good Standing and Qualification.................   2

        Section 3.2 Subsidiaries..................................................   3

        Section 3.3 Capitalization; Voting Rights.................................   4

        Section 3.4 Authorization; Binding Obligations............................   5

        Section 3.5 SEC Reports; Financial Statements.............................   5

        Section 3.6 Undisclosed Liabilities.......................................   6

        Section 3.7 Agreements; Action............................................   7

        Section 3.8 Obligations to Related Parties................................   7

        Section 3.9 Changes.......................................................   8

        Section 3.10 Title to Properties and Assets; Liens, Condition, Etc........   8

        Section 3.11 Intellectual Property........................................   9

        Section 3.12 Compliance with Law; Other Instruments.......................  10

        Section 3.13 Litigation...................................................  11

        Section 3.14 Tax Matters..................................................  11

        Section 3.15 Employees....................................................  12

        Section 3.16 Environmental and Safety Laws................................  13

        Section 3.17 Offering Valid...............................................  13

        Section 3.18 Employee Benefit Plans.......................................  14

        Section 3.19 Permits......................................................  15

        Section 3.20 No Broker....................................................  15

        Section 3.21 Disclosure...................................................  16

        Section 3.22 Section 203..................................................  16

        Section 3.23 Employment, Confidential Information and Invention
                     Assignment Agreement.........................................  16
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                               TABLE OF CONTENTS
                                  (CONTINUED)
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
        Section 3.24 Insurance....................................................  16

        Section 3.25 Information Provided.........................................  17

        Section 3.26 Principal Exchange Market....................................  17

        Section 3.27 No General Solicitation......................................  17

        Section 3.28 No Integrated Offering.......................................  17

        Section 3.29 Form S-3.....................................................  17

        Section 3.30 Poison Pill Provisions.......................................  17

        Section 3.31 Internal Accounting Controls.................................  18

        Section 3.32 Solvency.....................................................  18

        Section 3.33 No Reliance on Purchasers....................................  18

        Section 3.34 Foreign Corrupt Practices Act................................  19

        Section 3.35 Acknowledgment of Dilution...................................  19

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.........................  19

        Section 4.1 Requisite Power and Authority.................................  19

        Section 4.2 Investment Representations....................................  20

        Section 4.3 No Broker.....................................................  20

        Section 4.4 Disclosure of Information.....................................  20

ARTICLE 5 COVENANTS...............................................................  20

        Section 5.1 Access........................................................  20

        Section 5.2 Use of Proceeds...............................................  21

        Section 5.3 Best Efforts..................................................  21

        Section 5.4 Notification of Certain Matters...............................  21

        Section 5.5 Reservation of Shares; Stock Exchange Listing.................  21

        Section 5.6 [INTENTIONALLY LEFT BLANK]....................................  22

        Section 5.7 Listing Shares on Another Exchange............................  22

        Section 5.8 Lost, Stolen, Destroyed or Mutilated Notes and Warrants.......  22

        Section 5.9 Notes on Conversion and Warrants on Exercise..................  22

        Section 5.10 Replacement Notes and Warrants...............................  22

        Section 5.11 Notices......................................................  23

        Section 5.12 Right of First Refusal.......................................  23
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                               TABLE OF CONTENTS
                                  (CONTINUED)
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
        Section 5.13 [INTENTIONALLY LEFT BLANK]...................................  24

        Section 5.14 Form D; Blue Sky Laws........................................  24

        Section 5.15 Nasdaq Rule..................................................  24

        Section 5.16 Form 8-K.....................................................  25

        Section 5.17 [Intentionally Omitted]......................................  25

ARTICLE 6 CONDITIONS TO CLOSING...................................................  25

        Section 6.1 Conditions to Purchasers' Obligation to Purchase the Notes
                    and Warrants..................................................  25

        Section 6.2 Conditions to Obligations of the Company......................  27

ARTICLE 7 INDEMNIFICATION.........................................................  28

        Section 7.1 Indemnification...............................................  28

        Section 7.2 Non-Exclusive Remedy..........................................  28

        Section 7.3 Specific Performance..........................................  28

ARTICLE 8 MISCELLANEOUS...........................................................  29

        Section 8.1 Other Definitions.............................................  29

        Section 8.2 Governing Law; Jurisdiction; Waiver of Jury Trial.............  29

        Section 8.3 [INTENTIONALLY LEFT BLANK]....................................  30

        Section 8.4 Expenses......................................................  30

        Section 8.5 Successors and Assigns; Assignment............................  30

        Section 8.6 Entire Agreement; Supersedes Prior Agreement..................  30

        Section 8.7 Severability..................................................  30

        Section 8.8 Survival of Warranties........................................  30

        Section 8.9 Amendment and Waiver..........................................  31

        Section 8.10 Delays or Omissions..........................................  31

        Section 8.11 Notices......................................................  31

        Section 8.12 Titles and Subtitles.........................................  32

        Section 8.13 [INTENTIONALLY LEFT BLANK]...................................  33

        Section 8.14 Publicity....................................................  33

        Section 8.15 Counterparts; Execution by Facsimile Signature...............  33

        Section 8.16 Purchasers' Obligations Several and Not Joint................  33

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                               TABLE OF CONTENTS
                                  (CONTINUED)
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
        Section 8.17 Rescission and Withdrawal Right..............................  33

        Section 8.18 Obligations Absolute.........................................  33

        Section 8.19 Non-Public Information.......................................  33

        Section 8.20 No Strict Construction.......................................  33

        Section 8.21 Trading Limitations..........................................  34

        Section 8.22 No Short-Selling.............................................  34
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



                               QUOKKA SPORTS, INC.
                             NOTE PURCHASE AGREEMENT


        THIS NOTE PURCHASE AGREEMENT (this "Agreement") is entered into as of September 15, 2000, between QUOKKA SPORTS, INC., a Delaware corporation (the "Company"), GE CAPITAL EQUITY INVESTMENTS, INC., a Delaware Corporation ("GE Capital"), and the other purchasers named on Schedule 1.1 hereto (collectively with GE Capital, the "Purchasers" and each individually, a "Purchaser").

                                    RECITALS

        WHEREAS, the Company has authorized the sale and issuance in a single tranche of an aggregate principal amount of up to $100,000,000 of its 7% Convertible Subordinated Promissory Notes, in the form of Notes attached hereto as Exhibit A (the "Notes");

        WHEREAS, the Purchasers desire to purchase the Notes on the terms and conditions set forth herein, and the Company desires to issue and sell the Notes to the Purchasers on the terms and conditions set forth herein;

        WHEREAS, pursuant to the terms of the Notes, the Notes will be convertible into shares ("Conversion Shares") of common stock, par value $.0001, of the Company ("Common Stock") on the terms specified in the Notes;

        WHEREAS, to induce the Purchasers to purchase the Notes, the Company has agreed to issue to the Purchasers, for no additional cost, warrants (the "Warrants") in the form attached as Exhibit B exercisable for shares of Common Stock ("Warrant Shares"); and

        WHEREAS, the Purchasers will have registration rights with respect to such Common Shares and the Warrant Shares pursuant to the terms of that certain Amended and Restated Investors' Rights Agreement to be entered into between the Company and the Purchasers substantially in the form of Exhibit C hereto ("Investors' Rights Agreement").

        NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

                                    ARTICLE 1

                         AGREEMENT TO SELL AND PURCHASE

        SECTION 1.1 SALE AND PURCHASE.

        Subject to the terms and conditions hereof, the Company hereby agrees to issue and sell to the Purchasers, and each Purchaser, severally and not jointly, agrees to purchase from the Company, on the Closing Date (as defined below), for the amount in United States dollars (each such amount, the "Purchase Price") the corresponding principal amount of Notes and the number of Warrants set forth opposite each such Purchaser's name on Schedule 1.1 hereto. A Purchaser's relative share of the aggregate Purchase Price as specified on Schedule 1.1 shall be


                                       1.

such Purchaser's "Relative Percentage." The "Exercise Price" of the Warrants delivered at the Closing shall be $8.00.

        SECTION 1.2 TAX ALLOCATION.

        The Company and the Purchasers hereby acknowledge and agree that the Warrants are a part of an investment unit within the meaning of Section 1273(c)(2) of the Internal Revenue Code of 1986, as amended (the "Code"), which includes the Notes. Notwithstanding anything to the contrary contained herein, the Company and the Purchasers hereby further acknowledge and agree that for the United States federal, state and local income tax purposes, the "issue price" of the Warrants and the Notes under Section 1273(b) of the Code shall be mutually agreed upon by the Purchasers and the Company within 90 days of the Closing Date. The Company and the Purchasers agree to use the foregoing issue prices for all income tax purposes with respect to this transaction.

                                    ARTICLE 2

                          CLOSING, DELIVERY AND PAYMENT

        SECTION 2.1 CLOSING.

The closing of the purchase and sale of up to $100,000,000 aggregate principal amount of the Notes and Warrants exercisable for that number of Warrant Shares equal to 36,250 Warrant Shares for each $1,000,000 original principal amount of Notes (the "Closing"), shall take place at the offices of Cooley Godward LLP ("CG"), at 10:00 a.m., local time on the date hereof. The date on which the Closing occurs is referred to herein as the "Closing Date."

        SECTION 2.2 DELIVERY.

        At the Closing, subject to the terms and conditions hereof, the Company will deliver to the Purchasers one or more certificates representing the Notes and/or Warrants to be purchased at such Closing in the names and amounts set forth in Schedule 1.1, in denominations (in the case of Notes) of at least $10,000 and free and clear of any Encumbrances (as defined herein) (other than those placed thereon by or on behalf of the Purchasers), and each Purchaser will make payment to the Company of the Purchase Price set forth opposite its name on
Schedule 1.1 hereto, by wire transfer of immediately available funds to an account designated by the Company.

                                    ARTICLE 3

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company hereby represents and warrants to each Purchaser as of the date hereof and as of the Closing Date as follows:



                                       2.

        SECTION 3.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION.

            (a) Each of the Company and its Subsidiaries (as defined below) is a corporation or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of incorporation or formation, as the case may be, and has all requisite power and authority to own, lease and operate its properties and assets and to carry on its business as currently conducted. The Company has all requisite corporate power and authority to execute and deliver this Agreement, the Noteholders Agreement in the form of Exhibit D, the Investors' Rights Agreement, the Notes and the Warrants (collectively, the "Transaction Documents"), to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. The Company has made available to the Purchasers a complete and correct copy of the Restated Certificate (as defined in Section 3.12) and the Bylaws (as defined in Section 3.12).

            (b) Each of the Company and its Subsidiaries is duly qualified and is authorized to do business and is in good standing as a foreign corporation or other entity in all jurisdictions in which the character or location of its activities or of the properties owned or operated by it makes such qualification necessary, except for such failures which, individually or in the aggregate, would not have a material adverse effect on the business, assets, operations, liabilities, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole, or on the ability of the Company to perform its obligations under the Transaction Documents or to consummate the transactions contemplated thereby (a "Material Adverse Effect").

        SECTION 3.2 SUBSIDIARIES.

            (a) As used herein, "Subsidiary" means, with respect to any Person (as defined in Section 8.1(d)), (a) a corporation a majority of whose capital stock with the general voting power under ordinary circumstances to vote in the election of directors of such corporation (irrespective of whether or not, the time, any other class or classes of securities shall have, or might have, voting power by reason of the happening of any contingency) is at the time beneficially owned by such Person, by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof, or (b) any other Person (other than a corporation), including, without limitation, a joint venture, in which such Person, one or more Subsidiaries thereof or such Person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof, (x) have at least majority ownership interest entitled to vote in the election of directors, managers or trustees thereof (or other Persons performing such functions) or (y) is a general partner or managing member. Schedule 3.2(a) to the letter dated the date hereof delivered by the Company to the Purchasers and designated the "Disclosure Letter" (the "Disclosure Letter") accurately sets forth each Subsidiary of the Company, including its name, place of incorporation or formation, and if not wholly owned directly or indirectly by the Company, the record ownership as of the date of this Agreement of all capital stock or other equity interests issued thereby. Except as set forth on Schedule 3.2(a) to the Disclosure Letter, all shares of capital stock or other equity interests of any Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and are directly or indirectly owned by the Company or such other person as is set forth herein, free and clear of any Encumbrance and have not been issued in violation of, nor subject to, any preemptive, subscription or other similar


                                       3.

rights. "Encumbrance" means any security interest, pledge, mortgage, lien (statutory or other), charge, option to purchase, lease or otherwise acquire any interest or any claim, restriction, covenant, title defect, hypothecation, assignment, deposit arrangement or other encumbrance of any kind or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement).

            (b) Except for the Subsidiaries and as set forth on Schedule 3.2(b) to the Disclosure Letter, neither the Company nor any of its Subsidiaries owns any capital stock, membership interests, security or other interest in any other Person.

        SECTION 3.3 CAPITALIZATION; VOTING RIGHTS.

            (a) As of September 14, 2000, the capitalization of the Company consisted of the following:

                (i) 110,000,000 shares of Common Stock, of which (A) 46,383,304 shares are issued and outstanding, and (B) 16,151,723 shares have been reserved for issuance under the Company's Stock Option Plans (as defined below) of which (1) options to purchase 11,019,802 shares are outstanding, and
(2) options to purchase 1,120,360 shares have been exercised; and

                (ii) 10,000,000 shares of Preferred Stock, par value $ .0001 (the "Preferred Shares"), none of which are issued and outstanding.

        Since June 30, 2000 no shares of Common Stock or Preferred Shares have been issued except for issuances of Common Stock under any Stock Option Plan.

            (b) All issued and outstanding shares of the Company's capital stock
(i) have been duly authorized and validly issued, (ii) are fully paid and nonassessable, (iii) were issued in compliance with all applicable state and federal laws concerning the issuance of securities and (iv) were not issued in violation of, or subject to, any preemptive, subscription or other similar rights of any other Person.

            (c) The Company has made available to the Purchasers a copy of the Company's (i) 1999 Non-Employee Directors' Stock Option Plan, (ii) 1997 Stock Option Plan, (iii) ZoneNetwork.com, Inc. 1996 Stock Option Plan, (iv) option agreements pursuant to which stock options have been granted outside of the plans described in clauses (i) through (iii) above and (v) 1999 Employee Stock Purchase Plan (collectively the stock option plans described in clauses (i) through (iv) are hereinafter referred to as the "Stock Option Plans"). Other than the 16,151,723 shares of Common Stock which were reserved for future issuance to employees pursuant to outstanding stock option grants under the Stock Options Plans (as defined above) and 1,000,000 shares of Common Stock which were reserved for future issuance to employees pursuant to the Employee Stock Purchase Plan, the stock options issued pursuant to the Stock Option Plans, and except as may be granted pursuant to this Agreement or as set forth on Schedule 3.3(c) to the Disclosure Letter, there are no outstanding subscriptions, options, calls, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements, or agreements of any kind for the purchase or acquisition from the


                                       4.

Company or any of its Subsidiaries of any of their securities, nor has the Company nor any of its Subsidiaries taken or agreed to take any action to issue or grant the same. Except as described in this Agreement or set forth on
Schedule 3.3(c) to the Disclosure Letter, (x) there are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any securities of the Company or any voting or equity securities or interests of any of its Subsidiaries, (y) there is no voting trust, proxy, stockholder or other agreements or understandings to which the Company or any of its Subsidiaries or, to the knowledge of the Company, any of its stockholders is a party or is bound with respect to the voting or transfer of the capital stock or other voting securities of the Company or any of its Subsidiaries and (z) there are no other subscriptions, options, calls, warrants or other rights (including registration rights, whether demand or piggyback registration rights), agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or any of its Subsidiaries to which the Company or any of its Subsidiaries is a party. Except as set forth on Schedule 3.3(c) to the Disclosure Letter, the consummation of the transactions contemplated by the Transaction Documents (including, without limitation the issuance of the Notes and the conversion of the Notes into shares of Common Stock in accordance with the terms thereof) will not trigger the anti-dilution provisions or other adjustment mechanisms of any outstanding subscriptions, options, calls, warrants, commitments, contracts, preemptive rights, rights of first refusal, demands, conversion rights or other agreements or arrangements of any character or nature whatsoever under which the Company is or may be obligated to issue or acquire shares of any of its capital stock. The sale of the Notes is not and will not be subject to any preemptive rights, rights of first refusal, subscription or similar rights that have not been properly waived.

            (d) The Notes have been duly and validly authorized, the Conversion Shares have been duly and validly reserved for issuance, and when issued in accordance with the provisions of this Agreement and the Notes, respectively, the Notes and the Conversion Shares will be duly authorized, validly issued, fully paid and nonassessable, will be delivered to the Purchasers (or their permitted transferees) free and clear of all Encumbrances (other than those placed thereon by or on behalf of the Purchasers (or their permitted transferees)) and the Notes and the Conversion Shares will have the rights, preferences, privileges and restrictions set forth in the Notes and Restated Certificate, respectively.

        SECTION 3.4 AUTHORIZATION; BINDING OBLIGATIONS.

        The execution and delivery of the Transaction Documents, the consummation of the transactions contemplated thereby and the performance of all obligations of the Company thereunder have been duly authorized by all necessary corporate action of the Company and its stockholders. The Transaction Documents have been duly executed and delivered by the Company. The Transaction Documents (assuming due execution and delivery by the Purchasers) are legal, valid and binding obligations of the Company enforceable against it in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.



                                       5.

        SECTION 3.5 SEC REPORTS; FINANCIAL STATEMENTS.

            (a) The Company has filed with the U.S. Securities and Exchange Commission (the "SEC") all forms, reports and schedules, proxy statements (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein and including all registration statements and prospectuses filed with the SEC, the "SEC Reports") required to be filed by the Company with the SEC since July 27, 1999. As of its date of filing, except as set forth on Schedule 3.5(a) to the Disclosure Letter, each SEC Report complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the Securities Act of 1933, as amended (the "Securities Act") (as applicable), and the rules and regulations promulgated thereunder and none of such SEC Reports (including any and all financial statements included therein) contained when filed or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

            (b) Each of the consolidated financial statements (including the notes thereto) included in the SEC Reports (the "Financial Statements") complied as to form, as of its date of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, has been prepared in accordance with U.S. generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presents the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended, subject (in the case of unaudited financial statements only) to normal year-end adjustments and any other adjustments described therein or in the notes or schedules thereto or the absence of footnotes.

            (c) Schedule 3.5(c) to the Disclosure Letter contains the preliminary Consolidated Statements of Operations for the Company and its Subsidiaries for the three months ended June 30, 2000 (the "Unaudited Statements of Operations"). The Unaudited Statements of Operations have been prepared in accordance with GAAP applied in a consistent basis with the financial statements and fairly presents the consolidated results of operations of the Company and is consolidated subsidiaries for the three month period then ended, subject to normal year-end adjustments, the absence of footnotes and other presentation matters.

        SECTION 3.6 UNDISCLOSED LIABILITIES.

        Except as set forth on Schedule 3.6 to the Disclosure Letter and except for (a) liabilities included or reserved for in (i) the unaudited consolidated balance sheet of the Company as of June 30, 2000 included in its Quarterly Report on Form 10-Q (the "10-Q") for the quarter ended June 30, 2000, or (ii) the audited consolidated balance sheet of the Company as of December 31, 1999 included in its Annual Report on Form 10-K (the "10-K") for the fiscal year ended December 31, 1999 (the "Balance Sheet"), and (b) current liabilities incurred in the ordinary course of business consistent with past practice subsequent to June 30, 2000, not in excess of $500,000, neither the Company nor any of its Subsidiaries had, and since such date none of them


                                       6.

has incurred, liabilities, including contingent liabilities, or any other obligations whatsoever that could reasonably be expected to have a Material Adverse Effect.

        SECTION 3.7 AGREEMENTS; ACTION.

            (a) Attached hereto as Schedule 3.7(a) to the Disclosure Letter is a list of (i) all "material contracts" within the meaning of Item 601 of Regulation S-K of the SEC, (ii) all of the Company's and its Subsidiaries' contracts, agreements, leases or other instruments to which the Company or any of its Subsidiaries is a party or by which the Company, its Subsidiaries or its properties are bound, which involve payments by or to a Company or its Subsidiaries during any fiscal year of more than $250,000, (iii) all of Company's and its Subsidiaries' loan agreements, bank lines of credit agreements, indentures, mortgages, deeds of trust, pledge and security agreements, factoring agreements, conditional sales contracts, letters of credit or other debt instruments evidencing indebtedness for money borrowed and all such instruments or agreements other than for borrowed money representing payment obligations of $250,000 or more, (iv) all material operating or capital leases for equipment to which the Company or any of its Subsidiaries is a party,
(v) all contracts for the employment of any officer or employee, (vi) all material consulting agreements, (vii) any guarantees by the Company or any of its Subsidiaries, (viii) all material distributor and sales agency agreements,
(ix) all IP Contracts (as defined in Section 3.11), (x) all contracts restricting the Company or any of its Subsidiaries from engaging in any line of business or competing with any Person or in any geographical area, and (xi) all contracts restricting the payment of interest upon, or the redemption or conversion of, the Notes (collectively, the "Contracts").

            (b) Except as set forth on Schedule 3.7(b) to the Disclosure Letter, neither the Company nor any of its Subsidiaries is, nor to the Company's knowledge is any other party to any Contract, in default under, or in breach or violation of, any Contract and no event has occurred which, with the giving of notice or passage of time or both would constitute a default by the Company or, to the Company's knowledge, any other party under any Contract. Other than Contracts which have terminated or expired in accordance with their terms, each of the Contracts is in full force and effect and (assuming due execution and delivery by the counterparties thereto) is a legal, valid and binding obligation of the Company or its Subsidiary (as applicable) enforceable against the Company or such Subsidiary in accordance with its terms (subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing) and neither the Company nor any of its Subsidiaries has any knowledge that any Contract is not a legal, valid and binding obligation of the other parties thereto.

        SECTION 3.8 OBLIGATIONS TO RELATED PARTIES.

        Except as disclosed in Schedule 3.8 to the Disclosure Letter or in the 10-K, there are no obligations of the Company or any of its Subsidiaries to their respective officers or directors or family members (not more remote than first cousin) or Affiliates thereof other than (a) for payment of salary for services rendered, (b) reimbursement for reasonable expenses incurred on behalf of the Company or one of its Subsidiaries' and (c) for other standard employee benefits


                                       7.

made generally available to all employees (including stock option agreements outstanding under the Stock Option Plans). Except as disclosed in Schedule 3.8 to the Disclosure Letter, there are no currently effective agreements, arrangements or other transactions between the Company or any of its Subsidiaries and any Affiliate of the Company (other than it Subsidiaries).

        SECTION 3.9 CHANGES.

            (a) Except as set forth in Schedule 3.9(a) to the Disclosure Letter or in the SEC Reports filed and publicly available prior to the date hereof, since December 31, 1999, no events, changes or circumstances have occurred which have had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

            (b) Except as set forth in Schedule 3.9(b) to the Disclosure Letter and except as set forth in the SEC Reports filed and publicly available prior to the date hereof, since December 31, 1999, the Company and its Subsidiaries have carried on their respective businesses only in the ordinary course consistent with their past practices.

            (c) Except as disclosed on Schedule 3.9(c) to the Disclosure Letter or in the SEC Reports filed and publicly available prior to the date hereof, since December 31, 1999 the Company has not taken any action or omitted to take any action and there has not occurred any event which, if it had taken place following the date hereof and prior to the Closing, would not have been permitted by Section 5.1 of this Agreement without the prior consent of the Required Purchasers (as defined in Section 8.9).

            (d) Except as disclosed on Schedule 3.9(d) to the Disclosure Letter or in the SEC Reports filed and publicly available prior to the date hereof, since December 31, 1999 the Company has not engaged in any sale, assignment, disposition, conveyance, abandonment, transfer or license, and no event has occurred causing the invalidation or cancellation, in whole or in part, of the Intellectual Property (as defined in Section 3.11) other than in the ordinary course of business consistent with past practice.

        SECTION 3.10 TITLE TO PROPERTIES AND ASSETS; LIENS, CONDITION, ETC.

        The Company and each of its Subsidiaries have good and merchantable title to their respective personal property and assets, and good title to their respective leasehold estates, in each case subject to no Encumbrance other than
(i) liens permitted by the Subordinated Loan and Security Agreement dated as of February 12, 1999, as amended between the Company and Comdisco, Inc. (as amended, the "Credit Agreement"), (ii) liens for current taxes not yet delinquent and payable without penalty, (iii) minor Encumbrances which do not in any case detract in any material respect from the value of the property subject thereto or impair in any material respect the operations of the Company and its Subsidiaries, taken as a whole and which have not arisen other than in the ordinary course of business, (iv) Encumbrances relating to vendor or installation purchases, so long as such Encumbrances extend only to the properties or other assets whose purchase was so financed, and (v) as set forth on Schedule 3.10 to the Disclosure Letter (collectively "Permitted Encumbrances"). The Company and each of its Subsidiaries are in compliance in all material respects with all material terms of each lease to which they are a party or are otherwise bound. All material properties, equipment and systems


                                       8.

of the Company and its Subsidiaries are in good repair, working order and condition (ordinary wear and tear excepted) and are in compliance in all material respects with all applicable standards and rules imposed (a) by any governmental agency or authority in which such properties, equipment and systems are located, and (b) under any agreements to which the Company or its Subsidiaries are party.

        SECTION 3.11 INTELLECTUAL PROPERTY.

            (a) The Company and its Subsidiaries own or have a valid license to use all intellectual property, including without limitation patents, trademarks, service marks, trade names, corporate names, domain names, copyrights, trade secrets, licenses, information and proprietary rights and processes ("Intellectual Property") necessary to conduct their businesses as now conducted (the "Company IP") without any conflict, to the Company's knowledge, with, or infringement of, the rights of others. Section 3.11(a) to the Disclosure Letter sets forth a list of (i) all patents, trademark registrations, service mark registrations, corporate name registrations, domain name registrations, trade name registrations and copyright registrations, and all applications for any of the foregoing, owned by the Company or any of its Subsidiaries or used by the Company or any of its Subsidiaries in conducting its business as now conducted (the "Registered Intellectual Property"); and (ii) all material licenses, royalties, consents and other contracts or other agreements of the Company or its Subsidiaries relating to Intellectual Property ("IP Contracts"). Except as would not impair the Company's ability to timely perform its obligations under the Transaction Documents, no IP Contracts are due to expire or terminate during the next 18 months.

            (b) The Intellectual Property owned by the Company or any of its Subsidiaries is referred to herein as the "Owned Intellectual Property" and the Intellectual Property licensed by the Company or its Subsidiaries from other persons or entities is referred to herein as the "Licensed Intellectual Property." The Company and its Subsidiaries own and possess all right, title and interest in and to the Owned Intellectual Property free and clear of any Encumbrances other than Permitted Encumbrances. The rights of the Company and its Subsidiaries under all IP Contracts with respect to the Licensed Intellectual Property are valid and enforceable by the Company or its Subsidiary (as applicable) except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws affecting creditors' rights generally and by such principles of equity as may affect the availability of equitable remedies. The execution and delivery of the Transaction Documents will not cause the acceleration, termination or the incurrence of liability or fees under any IP Contract. Neither the Company nor any of its Subsidiaries is or is alleged to be in breach or default under any IP Contract and, to the Company and its Subsidiaries knowledge, neither is any other party thereto.

            (c) The Company has no Action (as defined in Section 3.13) pending (or, to the Company's knowledge, threatened) against any other Person relating to the Company IP, and, except as set forth in Section 3.11(c) to the Disclosure Letter, no other person or entity has any Action pending (or to the Company's and its Subsidiaries' knowledge, threatened) against the Company or any of its Subsidiaries relating to the Company IP; and, to the Company's knowledge, the Owned Intellectual Property does not infringe, misappropriate, or otherwise impair ("Infringe"), and, except as set forth in Section 3.11(c) to the Disclosure Letter, the


                                       9.

businesses of the Company and its Subsidiaries as now conducted does not Infringe, any Intellectual Property owned or controlled by any other Person. To the Company's knowledge, there is no infringement by a third party of any of the Company IP. There are no pending or outstanding, or, to the knowledge of the Company, no threatened Actions or Laws (as defined in Section 3.12) that seek to limit or challenge the validity, enforceability, ownership or use of any Company IP.

            (d) To the Company's knowledge, none of the employees of the Company or of any of its Subsidiaries is obligated under any contract (including licenses, covenants, or commitments of any nature) or other agreement, or subject to any Law that would interfere with the use of such employee's best efforts to promote the interests of the Company and its Subsidiaries or that would conflict with the Company's and its Subsidiaries' businesses as conducted. To the Company's knowledge, neither the execution nor delivery of the Transaction Documents, nor the carrying on of the execution of the Company's or any of its Subsidiaries' businesses by the employees of the Company and the Subsidiaries, nor the conduct of the Company's and its Subsidiaries' businesses, will conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant, or instrument under which any of such employees is now obligated. Except as listed on Section 3.11(c) to the Disclosure Letter, it will not be necessary to use in the conduct of the Company's and its Subsidiaries businesses any inventions of any of the Company's or its Subsidiaries' employees (or persons it currently intends to hire) made prior to their employment by the Company or its Subsidiaries, other than those which have been assigned to the Company or its Subsidiaries. The Company and its Subsidiaries take all reasonable actions to maintain and protect the confidentiality and ownership of all its material Owned Intellectual Property.

            (e) The Company or its Subsidiaries (i) to their knowledge have the exclusive right to use its name as a trademark, service mark and the name of a corporation in any jurisdiction in which the Company or its Subsidiaries does and proposes to do business, except as set forth in Section 3.11(e) to the Disclosure Letter, (ii) to their knowledge, have all ownership rights to or the right to use the domain names listed on Section 3.11(a) to the Disclosure Letter (the "Domains"), and no other Person shall have any interest therein or any license or other right to use the Domains, and (iii) except as set forth in
Section 3.11(e) to the Disclosure Letter, neither the Company nor its Subsidiaries have received any notice of conflict during the past two years with respect to the rights of others regarding the trademarks, service marks and corporate name of the Company, its Subsidiaries or the Domains. Except as set forth in Sections 3.11(e) to the Disclosure Letter, no other person or entity is presently authorized by the Company or its Subsidiaries to use the name of Company or its Subsidiaries.

        SECTION 3.12 COMPLIANCE WITH LAW; OTHER INSTRUMENTS.

        Neither the Company nor any of its Subsidiaries is in violation or default of (i) the Company's Restated Certificate of Incorporation (the "Restated Certificate") or its Bylaws, as amended (the "Bylaws"), or the organizational documents of any of its Subsidiaries or (ii) of any judicial or administrative judgment, decision, decree, order, settlement, injunction, writ, stipulation, determination or award applicable to the Company, any of its Subsidiaries, or their respective businesses, operations, assets, or properties (each, an "Order") or any statute, law, ordinance, rule or regulation applicable to the Company, any of its Subsidiaries, or their


                                      10.

respective businesses, operations, assets, or properties (each, a "Law") and has received no written notice of, and to the knowledge of the Company, no investigation or review is in process or threatened by any governmental authority with respect to, any violation or alleged violation of any Order or Law except, in the case of any Orders or Laws, where such violations or defaults would not, individually or in the aggregate, have a Material Adverse Effect. The execution, delivery and performance of the Transaction Documents, and the consummation of the transactions contemplated thereby, including, but not limited to, the issuance of the Notes, the Warrants, the Warrant Shares and the Conversion Shares, will not result in (a) (i) any violation, or be in conflict with or constitute a default (with or without notice or lapse of time or both) under the Restated Certificate or Bylaws or the organizational documents of any of the Company's Subsidiaries, (ii) any violation, or be in conflict with or constitute a default (with or without notice or lapse of time or both) under, any term or provision of, or any right of termination, cancellation, modification or acceleration arising under any Contract or cause any liabilities or additional fees to be due thereunder or (iii) any violation under any Order or Law applicable to the Company or any of its Subsidiaries or (b) the imposition of any Encumbrance on the business or properties or assets of the Company or any of its Subsidiaries. None of the execution and delivery of the Transaction Documents, the consummation of the transactions contemplated thereby or the performance of the obligations of the Company thereunder will result in the suspension, revocation, impairment, forfeiture or nonrenewal of any Permit applicable to the Company or any of its Subsidiaries, their businesses or operations or any of their assets or properties. "Permits" means all material licenses, permits, orders, consents, approvals, registrations, authorizations, qualifications and filings with and under all federal, state, local or foreign laws and governmental authorities and all industry or other non-governmental self-regulatory organizations. Without limiting the foregoing, upon and immediately following the Closing the Company will be in full compliance with all covenants and obligations under its existing borrowing arrangements, without taking into account any waivers from lenders.

        SECTION 3.13 LITIGATION.

        Except as set forth on Schedule 3.13 to the Disclosure Letter, there is no Action (as defined below) pending, or to the Company's knowledge, currently threatened against the Company or any of its Subsidiaries (including with respect to any Company Plan (as defined in Section 3.18)). The foregoing includes, without limitation, any material Order, action, claim, suit, audit, assessment, arbitration or similar inquiry, or any proceeding or investigation by or before any government authority (an "Action") pending or threatened involving the prior employment of any of the Company's or any of its Subsidiaries' employees, their use in connection with the Company's or any of its Subsidiaries' business of any Intellectual Property rights of their former employers, or their obligations under any agreements with prior employers. Except as set forth on Schedule 3.13 to the Disclosure Letter, neither the Company nor any of its Subsidiaries is a party or subject to the provisions of any Order of any court or governmental authority. Except as set forth on
Schedule 3.13 to the Disclosure Letter, there is no Action by the Company or any of its Subsidiaries against any other Person currently pending or which the Company or any of its Subsidiaries intends to initiate.



                                      11.

        SECTION 3.14 TAX MATTERS.

            (a) Except as set forth on Schedule 3.14(a) to the Disclosure Letter, (i) all Tax Returns (as defined below) that are required to be filed by or with respect to the Company and its Subsidiaries as of the date hereof and of the Closing Date have been duly filed, (ii) all Taxes (as defined below) of the Company and its Subsidiaries due and not yet delinquent and payable without penalty, whether or not shown on the Tax Returns referred to in clause (i), have been paid in full, (iii) the Tax Returns referred to in clause (i) have been audited by the Internal Revenue Service or the appropriate state, local or foreign taxing authority or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired, (iv) all deficiencies asserted or assessments made as a result of such examinations have been paid in full, (v) no issues that have been raised by the relevant taxing authority in connection with the examination of any of the Tax Returns referred to in clause (i) are currently pending, (vi) no waiver of statutes of limitation have been given by or requested with respect to any Taxes of the Company or its Subsidiaries, (vii) there are no liens for Taxes on any asset of the Company or any of its Subsidiaries other than for current Taxes not yet due and payable, or if due, are (A) not delinquent or (B) being contested in good faith by appropriate proceedings, (viii) no consent has been filed relating to the Company or any of its Subsidiaries pursuant to Section 341(f) of the Code, (ix) neither the Company nor any Subsidiary has any current liability, or has knowledge of any events or circumstances which could result in any liability, for Taxes of any person (other than the Company and its Subsidiaries) (A) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), (B) as a transferee or successor, (C) by contract or (D) otherwise, (x) the Company's methods of tax accounting are correct in all material respects and (xi) the transfer pricing methodologies used by the Company and its Subsidiaries are correct in all material respects.

            (b) For purposes of this Agreement, the term (i) "Taxes" means all taxes, charges, fees, levies, penalties or other assessments imposed by any United States federal, state, local or foreign taxing authority, including, but not limited to, income, excise, property, sales and use, transfer, franchise, payroll, withholding, social security or other taxes, including any interest, penalties or additions attributable thereto, and (ii) "Tax Return" means any return, report, information return or other document (including any related or supporting information) filed or required to be filed with any taxing authority with respect to Taxes.

        SECTION 3.15 EMPLOYEES.

        Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or other contract with a labor union. There is, and during the past two years there has been, (i) no labor strike, labor dispute, work stoppage or lockout pending, or to the Company's or its Subsidiaries' knowledge, threatened against the Company or any Subsidiary; (ii) no union or organizational campaign is in progress with respect to the employees, and no other (formal or informal) union organization activities are pending or, to the Company's knowledge, threatened between the Company or any Subsidiary and their respective employees; (iii) neither the Company nor any of its Subsidiaries is engaged in any unfair labor practice; (iv) there is no unfair labor practice charge or complaint against the Company or any Subsidiary pending or, to the Company's or its Subsidiaries' knowledge, threatened before the National Labor Relations Board; (v) there are no pending or, to the Company's and any Subsidiaries' knowledge,


                                      12.

threatened charges against the Company or any Subsidiary before the Equal Employment Opportunity Commission or any state or local agency responsible for the prevention of unlawful employment practices; and (vi) neither the Company nor any Subsidiary has received written notice during the past two years of the intent of any governmental authority responsible for the enforcement of labor or employment Laws to conduct an investigation of the Company and, to the Company's and any Subsidiaries' knowledge, no such investigation is in progress.

        SECTION 3.16 ENVIRONMENTAL AND SAFETY LAWS.

            (a) Neither the Company nor any of its Subsidiaries has failed to comply in any material respect with any Environmental Laws, except where such failure to comply has not and would not reasonably be expected to result in a Material Adverse Effect.

            (b) Neither the Company nor any of its Subsidiaries has Released (as defined below), generated or disposed of any Hazardous Substance (as defined below) in a manner which could give rise to any liability under or relating to any Environmental Laws (as defined below), except where such Release has not and would not reasonably be expected to result in a Material Adverse Effect.

            (c) There is no claim under or relating to Environmental Laws pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries or, to the knowledge of the Company, pending or threatened against any other Person whose liability for any environmental claim the Company or any of its Subsidiaries has retained or assumed either contractually or by operation of law except for such claims that, if determined adversely to the Company, would not reasonably be expected to result in a Material Adverse Effect. Except as would not reasonably be expected to give rise to a liability under or relating to any Environmental Laws, no real property currently or formerly owned, operated or leased by the Company or any of its Subsidiaries has been impacted by any Release or threatened Release of any Hazardous Substance, except where such Release has not and would not reasonably be expected to result in a Material Adverse Effect.

            (d) For purposes of this Agreement, the term (i) "Environmental Laws" means all applicable federal, foreign, state, local or municipal Laws or Orders or other legally binding requirements relating to pollution or the protection of human health or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C., Section 9601, et seq., as amended ("CERCLA"), the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., as amended, the Clean Air Act, 42 U.S.C. Section 7401 et seq., as amended, the Clean Water Act, 33 U.S.C. Section et seq., the Toxic Substance Control Act, 15 U.S.C. Section 2601 et seq., and the Occupational Safety and Health Act, 29 U.S.C. Section 651, et seq.; (ii) "Hazardous Substances" means any pollutant, contaminant, toxic substance, hazardous waste, hazardous material, or hazardous substance, or any oil, petroleum or petroleum product, each as defined or listed in, or classified pursuant to, any Environmental Laws or any other substance or force that could result in liability under any Environmental Laws; and (iii) "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing (including, without limitation, the abandonment or discarding of barrels, containers and other receptacles).


                                      13.

        SECTION 3.17 OFFERING VALID.

        Assuming the accuracy of the representations and warranties of the Purchasers contained in Section 4.2 hereof, the offer, sale and issuance of the Notes and the Warrants, the conversion of the Notes into the Conversion Shares and the exercise of the Warrants into Warrant Shares will be exempt from the registration requirements of the Securities Act and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

        SECTION 3.18 EMPLOYEE BENEFIT PLANS.

            (a) Schedule 3.18(a) to the Disclosure Letter contains a true and complete list of each "employee benefit plan" (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), stock purchase, stock option, severance, employment, change-in-control, fringe benefit, bonus, incentive, deferred compensation and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA, under which any employee or former employee of the Company or its Subsidiaries has any present or future right to benefits and under which the Company or its Subsidiaries has any present of future liability. All such plans, agreements, programs, policies and arrangements shall be collectively referred to as the "Company Plan."

            (b) Except as disclosed in Schedule 3.18(b) to the Disclosure Letter, with respect to each Company Plan, the Company has delivered to the Purchasers to the extent requested a current, accurate and complete copy (or, to the extent no such copy exists, an accurate description) thereof and, to the extent applicable: (i) any related trust agreement or other funding instrument;
(ii) the most recent determination letter, if applicable; (iii) any summary plan description and other material written communications (or in the absence of the foregoing, a description of any oral communications) by the Company or any of its Subsidiaries to their employees concerning the extent of the benefits provided under a Company Plan and (iv) for the two most recent years (A) the Form 5500 and attached schedules, (B) audited financial statements, (C) actuarial valuation reports and (D) attorney's response to an auditor's request for information.

            (c) (i) Each Company Plan has been established and administered in accordance with its terms and in substantial compliance with the applicable provisions of ERISA, the Code and other applicable laws, rules and regulations and neither the Company nor any of its Subsidiaries has incurred in respect of any such Company Plan any material tax, fine, lien, penalty or other liability imposed by ERISA, the Code or other applicable law, rule and regulations; (ii) each Company Plan which is intended to be qualified within the meaning of Code section 401(a) is so qualified and has received, to the extent applicable, a favorable determination letter and nothing has occurred, whether by action or failure to act, that could reasonably be expected to cause the loss of such qualification; (iii) no event has occurred and no condition exists that would subject the Company or any of its Subsidiaries, either directly or by reason of their affiliation with any member of their "Controlled Group" (defined as any organization which is a member of a controlled group of organizations within the meaning of Code sections 414(b), (c), (m) or (o)), to any material tax, fine, lien, penalty or other liability imposed by ERISA, the Code or other applicable laws, rules and regulations; (iv) no Company


                                      14.

Plan provides retiree welfare benefits and neither the Company nor any of its Subsidiaries have any obligation to provide any retiree welfare benefits other than as required by Section 4980B of the Code; and (v) neither the Company nor any member of its Controlled Group has engaged in, or is a successor or parent corporation to an entity that has engaged in, a transaction described in Sections 4069 or 4212(c) of ERISA.

            (d) No Company Plan is (i) subject to Title IV of ERISA or (ii) a "multiemployer plan" (as such term is defined in section 3(37) of ERISA) and neither the Company nor any of its Subsidiaries has incurred any withdrawal liability or termination liability with respect to any such plan that remains unsatisfied. The Company has not engaged in, and is not a successor or parent corporation to any Person that has engaged in, a transaction described in
Section 4069 or 4212(c) of ERISA.

            (e) Except as set forth on Schedule 3.18(e) to the Disclosure Letter, no Company Plan exists that could result in the payment to any present or former employee of the Company or its Subsidiaries of any money or other property or accelerate or provide any other rights or benefits to any present or former employee of the Company or its Subsidiaries as a direct result of the transactions contemplated by this Agreement or as a result of transactions which have occurred prior the date hereof or the Closing Date. Except as set forth on
Section 3.18(e) to the Disclosure Letter, there is no contract, plan or arrangement (written or otherwise) covering any employee or former employee of the Company or any of its Subsidiaries that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to the terms of Section 280G of the Code.

            (f) With respect to any Company Plan, (i) no actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or, to the knowledge of the Company, threatened; and (ii) no facts or circumstances exist that could reasonably be expected to give rise to any such actions, suits or claims.

        SECTION 3.19 PERMITS.

        The Company and its Subsidiaries hold all Permits necessary for the lawful conduct of their respective businesses as they are presently being conducted. All such Permits are in full force and effect. The Company and its Subsidiaries have complied with the terms of the Permits and, to the Company's knowledge, there are no pending modifications, amendments or revocations of any Permits. All fees due and payable from the Company or any of its Subsidiaries to governmental authorities or other third parties pursuant to the Permits have been paid. There are no pending or, to the knowledge of the Company, threatened, suits, Actions, proceedings or investigations with respect to the possible revocation, cancellation, suspension, limitation or nonrenewal of any Permits, and there has occurred no event which (whether with notice or lapse of time or both) could reasonably be expected to result in or constitute the basis for such a revocation, cancellation, suspension, limitation or nonrenewal thereof.

        SECTION 3.20 NO BROKER.

        Except as set forth on Schedule 3.20 to the Disclosure Letter, neither the Company nor any of its Subsidiaries has employed any broker or finder, or incurred any liability for any


                                      15.

brokerage or finders' fees or any similar fees or commissions in connection with the transactions contemplated by this Agreement.

        SECTION 3.21 DISCLOSURE.

        Neither this Agreement (including all Exhibits and Schedules hereto) nor any of the other agreements or instruments contemplated to be executed and delivered by the Company in connection with this Agreement contain any untrue statement of material fact; and none of such documents omits to state any material fact necessary to make any of the representations, warranties or other statements or information contained therein not misleading in light of the circumstances under which such information was provided.

        SECTION 3.22 SECTION 203.

        In accordance with Section 203 of the Delaware General Corporation Law ("Section 203") the Board of Directors of the Company has approved the issuance of the Notes, the Conversion Shares, the Warrants and the Warrant Shares to the Purchasers and any transaction that results in any Purchaser or an "affiliate" (as defined in Section 203) or "associate" (as defined in Section 203) of a Purchaser becoming an "interested stockholder" (as defined in Section 203) of such Purchaser, its affiliate or its associate (as applicable) would not have been an interested stockholder if such Person (and its affiliates and associates) did not own the Conversion Shares or the Warrant Shares for purposes of Section 203. Accordingly, the ownership of the Conversion Shares and the Warrant Shares for purposes of Section 203 by any Purchaser or its affiliate or associate will not result in the provisions of Section 203 being applicable to a "business combination" (as defined in Section 203) between such Person (or its affiliate or associate) and the Company.

        SECTION 3.23 EMPLOYMENT, CONFIDENTIAL INFORMATION AND INVENTION ASSIGNMENT AGREEMENT.

        Each employee, consultant and officer of the Company and its Subsidiaries has executed an agreement with the Company or its Subsidiary regarding confidentiality and proprietary information substantially in the form or forms delivered to the counsel for the Purchasers. The Company is not aware that any of the Company's or any of its Subsidiaries' employees or consultants is in violation thereof, and the Company and its Subsidiaries will use their best efforts to prevent any such violation. To the Company's knowledge, no current employee, officer or consultant of the Company or its Subsidiaries has excluded works or inventions from his or her assignment of inventions pursuant to such employee, officer or consultant's Confidential Information and Invention Assignment Agreement that were made prior to his or her employment with the Company and are necessary in the conduct of the Company's and its Subsidiaries' businesses.

        SECTION 3.24 INSURANCE.

        Schedule 3.24 hereto contains a complete and correct list of all policies of insurance of any kind or nature covering Company and its Subsidiaries, including, without limitation, policies of life, fire, theft, employee fidelity and other casualty and liability insurance, indicating the type of coverage, name of insured, the insurer, the premium, the expiration date of each policy and the


                                      16.

amount of coverage, and such policies are in full force and effect. Certificates for each such policy showing the respective coverages and limits, including deductibles, have been furnished or made available to Purchasers. Such policies are in amounts customary for the industry in which Company or such Subsidiary operates.

        SECTION 3.25 INFORMATION PROVIDED.

        Neither the Company nor any of its Subsidiaries or Affiliates, nor any of their officers, directors, employees, consultants, agents or representatives, have directly or indirectly provided any material, non-public information to the Purchasers listed on Schedule 3.25 hereto.

        SECTION 3.26 PRINCIPAL EXCHANGE MARKET.

        The principal market on which the Common Stock is currently traded is the Nasdaq National Market System.

        SECTION 3.27 NO GENERAL SOLICITATION.

        Neither the Company, nor any of its Subsidiaries or Affiliates, or, to its knowledge, any person acting on its or their behalf has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Notes, the Warrants, the Conversion Shares or the Warrant Shares.

        SECTION 3.28 NO INTEGRATED OFFERING.

        Neither the Company, nor any of its Subsidiaries or Affiliates, nor to its knowledge any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration under the Act of the Notes, the Warrants, the Conversion Shares or the Warrant Shares.

        The issuance of the Notes, the Warrants, the Conversion Shares or the Warrant Shares to the Purchasers will not be integrated with any other issuance of the Company's securities (past, current or future, other than the Notes, the Conversion Shares, the Warrants and the Warrant Shares, a portion or all of which may be integrated with other Notes, Conversion Shares, Warrants or Warrant Shares) which requires stockholder approval under the rules of the NASDAQ National Market System.

        SECTION 3.29 FORM S-3.

        The Company is eligible to file the Registration Statement (as defined in the Investors' Rights Agreement) on Form S-3 under the Act and the rules promulgated thereunder, and Form S-3 is permitted under the Act and the rules promulgated thereunder to be used for the transactions contemplated by the Transaction Documents.


                                      17.

        SECTION 3.30 POISON PILL PROVISIONS.

        Neither the Company nor its Subsidiaries have a stockholder rights plan. None of the acquisition of the Notes, the Warrants, the Conversion Shares or the Warrant Shares nor the deemed beneficial ownership of shares of Common Stock prior to, or the acquisition of such shares pursuant to, the conversion of Notes or the exercise of the Warrants will in any event under any circumstance trigger the poison pill provisions of any other or subsequently adopted plan or agreement, or a substantially similar occurrence under any successor or similar plan.

        SECTION 3.31 INTERNAL ACCOUNTING CONTROLS.

        The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient, in the judgment of the Company's management, to provide reasonable assurance that (a) transactions are executed in accordance with management's general or specific authorizations, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (c) access to assets is permitted only in accordance with management's general or specific authorization and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

        SECTION 3.32 SOLVENCY.

            (a) Based on the financial condition of the Company as of the Closing Date, the Company's fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company's existing debts and other liabilities (including known contingent liabilities) as they mature.

            (b) Based on the financial condition of the Company as of the Closing Date, the Company's assets do not constitute unreasonably small capital to carry out its business for the year 2000 as now conducted and as proposed to be conducted, including the Company's year 2000 capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof.

            (c) The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). Based on the financial condition of the Company as of the Closing Date, the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid.

            (d) Neither the Company nor any of its Subsidiaries is subject to any bankruptcy, insolvency or similar proceeding.

        SECTION 3.33 NO RELIANCE ON PURCHASERS.

        The Company acknowledges and agrees that each Purchaser is acting solely in the capacity of an arm's length purchaser with respect to the Transaction Documents and the


                                      18.

performance under the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further represents to the Purchaser that the Company's decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

        SECTION 3.34 FOREIGN CORRUPT PRACTICES ACT.

        Neither the Company nor any Subsidiary, nor any director, officer, agent, employee or other person acting on behalf of the Company or any Subsidiary has, in the course of acting for, or on behalf of, the Company: (i) directly or indirectly used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity;
(ii) directly or indirectly made any direct or indirect unlawful payment to any foreign or domestic government or party official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any similar treaties of the United States; or (iv) directly or indirectly made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government or party official or employee.

        SECTION 3.35 ACKNOWLEDGMENT OF DILUTION.

        The number of shares of Common Stock constituting Conversion Shares or Warrant Shares may increase substantially in certain circumstances. The Company acknowledges that, subject only to the restrictions specified in Section 5.15 and in Section 16 of the Warrant and Section 15 of the Note, its obligation to issue shares of Common Stock in accordance with the Transaction Documents is absolute and unconditional, regardless of the dilution that such issuance may have on other shareholders of the Company.

                                    ARTICLE 4

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

        Each of the Purchasers, severally and not jointly, hereby represents and warrants to the Company as of the date hereof and as of the Closing Date as follows:

        SECTION 4.1 REQUISITE POWER AND AUTHORITY.

        Such Purchaser has all requisite power and authority to execute and deliver the Transaction Documents, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. All action on such Purchaser's part necessary for the execution and delivery of the Transaction Documents, the consummation of the transactions contemplated hereby and thereby and the performance of all obligations of such Purchaser hereunder and thereunder as of the Closing has been or will be effectively taken prior to the Closing. The Transaction Documents have been or will be duly executed and delivered by such Purchaser. The Transaction Documents (assuming due execution and delivery by the Company) will be legal, valid and binding obligations of such Purchaser, enforceable against it in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent


                                      19.

conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

        SECTION 4.2 INVESTMENT REPRESENTATIONS.

        Such Purchaser acknowledges that the Notes and the Warrants have not been registered under the Securities Act or under any state securities laws. Such Purchaser (a) is acquiring the Notes and the Warrants for its own account, not as a nominee or agent, and not with the present view to, or for resale in connection with, any distribution thereof in violation of applicable securities laws, (b) is an "accredited investor" within the meaning of Regulation D, Rule 501(a), promulgated by the SEC, (c) acknowledges that the Notes and the Warrants must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from the registration requirements of the Securities Act is available and (d) represents that by reason of its business or financial experience, such Purchaser has the capacity to protect its own interests in connection with the transactions contemplated by the Transaction Documents. Such Purchaser has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management. Such Purchaser has had an opportunity to ask questions of and receive answers from, officers of the Company.

        SECTION 4.3 NO BROKER.

        Other than as may be incurred under or pursuant to the Engagement Letter dated as of June 11, 2000 between the Company and Prudential Volpe Technology Group, such Purchaser has not employed any broker or finder or incurred any liability for any brokerage or finders' fees or any similar fees or commissions in connection with the transactions contemplated by this Agreement. The Company will be solely responsible for any amounts payable in connection with such Engagement Letter.

        SECTION 4.4 DISCLOSURE OF INFORMATION.

        Such Purchaser represents that it has conducted its own due diligence investigation of the Company, that it has had an opportunity to ask questions and receive answers from the Company regarding the Notes, the Warrants and the business, properties and financial condition of the Company and that it is not relying on any other Purchaser for such matters.

                                    ARTICLE 5

                                    COVENANTS

        SECTION 5.1 ACCESS.

        The Company shall, and shall cause its Subsidiaries and their respective officers, directors, employees, auditors and other agents to, (a) upon reasonable notice, afford the officers, employees, auditors and other agents of the Purchasers, during normal business hours reasonable access at all reasonable times to its officers, employees, auditors, legal counsel, properties, offices, plants and other facilities and to all financial books and records, (b) furnish the Purchasers with all of its financial, operating and other data and information as the Purchasers,


                                      20.

through their officers, employees or agents, may from time to time reasonably request and (c) afford the Purchasers the opportunity to discuss the Company's affairs, finances and accounts with the Company's officers on a regular basis upon reasonable notice and during normal business hours.

        SECTION 5.2 USE OF PROCEEDS.

        The Company may use a portion of the proceeds from the sale of the Notes and Warrants to repay in full all indebtedness under the Company's Subordinated Loan and Security Agreement dated as of February 12, 1999, as amended, with Comdisco, Inc., as amended, and shall use the remainder for general corporate purposes.

        SECTION 5.3 BEST EFFORTS.

        Subject to the other terms and conditions of this Agreement, each party hereto agrees to use best efforts to take any and all actions required in order to consummate the transactions contemplated in the Transaction Documents.

        SECTION 5.4 NOTIFICATION OF CERTAIN MATTERS.

        The Company shall give prompt notice to the Purchasers of the occurrence or non-occurrence of any event known to the Company the occurrence or non-occurrence of which would reasonably be expected to cause (i) any representation or warranty contained in Section 3 that is qualified as to materiality to be untrue, (ii) any representation or warranty contained in
Section 3 that is not so qualified as to materiality to be untrue in any material respect, or (iii) the failure of the Company to comply with or satisfy any covenant or agreement under the Transaction Documents.

        SECTION 5.5 RESERVATION OF SHARES; STOCK EXCHANGE LISTING.

            (a) The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Notes and the exercise of the Warrants, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Notes and the full exercise of the Warrants and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all the then outstanding Notes and the full exercise of the Warrants, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including without limitation engaging in best efforts to obtain the requisite shareholder approval. Without in any way limiting the foregoing, the Company agrees to reserve and at all times keep available solely for purposes of conversion of Notes and the exercise of the Warrants such number of authorized but unissued shares of Common Stock that is at least equal to 200% of the aggregate shares issuable upon conversion of Notes, and 200% of the aggregate shares issuable on exercise of the Warrants, which number shall be appropriately adjusted for any stock split, reverse split, stock dividend or reclassification of the Common Stock. If the Company, after November 15, 2000, falls below the reserves specified in the immediately preceding sentence and does not cure such non-compliance within 60 days of its start, then the Purchasers will be


                                      21.

entitled to the compensatory payments specified in Section 2.7(b)(i)(C) of the Investors' Rights Agreement. If at any time the number of authorized but unissued shares of Common Stock is not sufficient to effect the conversion of all the then outstanding Notes or the full exercise of the Warrants, the Purchasers shall be entitled to, inter alia, the Premium Price redemption rights provided in the Investors' Rights Agreement.

            (b) The Company shall at its expense (i) within twenty (20) days of the Closing Date, prepare and submit an application to NASDAQ for listing the Conversion Shares and Warrant Shares and (ii) cause all shares of Common Stock issued upon the conversion of this Note to be listed at the time of such issuance on NASDAQ and/or such other national securities exchange shares on which shares of Common Stock are then listed on and shall maintain such listing.

        SECTION 5.6 [INTENTIONALLY LEFT BLANK].

        SECTION 5.7 LISTING SHARES ON ANOTHER EXCHANGE.

        The Company shall not list its shares on an exchange other than the NASDAQ National Market System, the American Stock Exchange or the New York Stock Exchange (the "Approved Markets"); provided that the Company's Common Stock may also be supplementally listed on a major overseas market as long as it is primarily listed on an Approved Market.

        SECTION 5.8 LOST, STOLEN, DESTROYED OR MUTILATED NOTES AND WARRANTS.

        Upon receipt of evidence reasonably satisfactory to Company of the loss, theft, destruction or mutilation of any Note and, in the case of loss, theft or destruction, upon delivery of an indemnity reasonably satisfactory to Company (which may be an undertaking by a Purchaser to so indemnify Company), or, in the case of mutilation, upon surrender and cancellation thereof, Company will issue a new Note of like tenor and principal amount as the lost, stolen, destroyed or mutilated Note.

        SECTION 5.9 NOTES ON CONVERSION AND WARRANTS ON EXERCISE.

            (a) Upon any partial conversion by a Purchaser (or then holder of Notes) of the Notes pursuant to the terms thereof, the Company shall issue and deliver to such Purchaser (or holder) within three (3) Trading Days of the Conversion Date (assuming delivery by such Purchaser of the Applicable Warrants), a new Note for the principal amount of Notes which such Purchaser (or holder) has not yet elected to convert but which is evidenced in part by the Notes(s) submitted to the Company in connection with such conversion (with the number of and denomination of such new Note(s) designated by such or holder).

            (b) Upon any partial exercise by a Purchaser (or then holder of the Warrants) of the Warrants, the Company shall issue and deliver to such Purchaser (or holder) within three (3) Trading Days of the date on which such Warrants are exercised (assuming delivery by such Purchaser of the Applicable Notes), a new Warrant or Warrants representing the unexercised number of Warrant Shares in accordance with the terms of such Warrants.



                                      22.

        SECTION 5.10 REPLACEMENT NOTES AND WARRANTS.

            (a) Subject to Section 2.2 above, the Notes held by any Purchaser (or then holder) may be exchanged by such Purchaser (or such holder) at any time and from time to time for Notes with different denominations representing an equal aggregate dollar amount of Notes, as requested by such Purchaser (or such holder) upon surrendering the same. No service charge will be made for such registration or transfer or exchange.

            (b) The Warrants will be exchangeable at the option of the Purchaser (or then holder of the Warrants) at the office of the Company for other Warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of Warrant Shares as are purchasable under such surrendered Warrants. No service charge will be made for such transfer or exchange.

        SECTION 5.11 NOTICES.

        The Company agrees to provide all holders of Notes and Warrants with copies of all notices and information, including without limitation notices and proxy statements in connection with any meetings, that are provided to the holders of shares of Common Stock, contemporaneously with the delivery of such notices or information to such Common Stock holders.

        SECTION 5.12 RIGHT OF FIRST REFUSAL.

        Subject to the limited exceptions described below and the transactions contemplated by the Transaction Documents, the Company and its Subsidiaries shall not after the Closing Date (a) sell to or contract with any party for any
(i) Common Stock, (ii) other equity securities, or (iii) securities that are issued at a discount or convertible into or exchangeable for Common Stock or other equity securities or, (b) enter into equity credit lines ("Future Offerings") during the period (the "Right of First Refusal Period") beginning on the Closing Date and ending on and including the date which is 180 days after the date the Registration Statement (as defined in the Investors' Rights Agreement) is declared effective by the SEC (the "Effectiveness Date"), unless it shall have first delivered to each Purchaser or a designee appointed by such Purchaser written notice (the "Future Offering Notice") describing the proposed Future Offering, including the terms and conditions thereof, and providing each Purchaser an option, as of the date of delivery of the Future Offering Notice, to purchase up to its Relative Percentage of the Future Offering (the limitations referred to in this sentence are collectively referred to as the "Capital Raising Limitation"). A Purchaser can exercise its option to participate in a Future Offering by delivering written notice thereof to participate to the Company within 10 business days of receipt of a Future Offering Notice, which notice shall state the quantity of securities being offered in the Future Offering that such Purchaser will purchase, up to its Relative Percentage of the Future Offering, and that number of securities it is willing to purchase in excess of its Relative Percentage of the Future Offering. In the event that one or more Purchasers fail to elect to purchase up to each such Purchaser's Relative Percentage of the Future Offering, then each Purchaser which has indicated that it is willing to purchase a number of securities in excess of its Relative Percentage of the Future Offering shall be entitled to purchase its pro rata portion (determined in the same manner as described in the preceding sentence) of the securities in the


                                      23.

Future Offering which one or more Purchaser has not elected to purchase. In the event the Purchasers fail to elect to fully participate in the Future Offering within the periods described in this Section 5.12, the Company shall have 60 days thereafter to sell the securities of the Future Offering that the Purchasers did not elect to purchase, upon terms and conditions (including the amount thereof), no more favorable to the buyers thereof than specified in the Future Offering Notice. In the event the Company has not sold such securities of the Future Offering within such 60 day period, or the terms and conditions (including the amount) become more favorable than those specified in the Future Offering Notice, then the Company shall not thereafter issue or sell such securities during the Right of First Refusal Period without first offering such securities to the Purchasers in the manner provided in this Section 5.12. If a Future Offering Notice discloses that the relevant Future Offering shall include multiple tranches, the Company need only deliver one Future Offering Notice regarding such Future Offering, subject to the Company's obligation to re-offer securities to the Purchasers if the terms and conditions (including the amount) become more favorable than those specified in the Future Offering Notice. The Capital Raising Limitation shall not apply to (i) any transaction (the primary purpose of which is not to raise equity capital) involving the Company's issuances of securities (A) as consideration in a merger or consolidation, (B) in connection with any strategic partnership, joint venture or equipment lease financing, or (C) as consideration for the acquisition of a business, product or license or other assets by the Company, (ii) the issuance of Common Stock in a firm commitment, underwritten public offering at not less than 90% of the prevailing market price, (iii) the issuance of Common Stock upon the conversion or exercise of options and warrants outstanding on the Closing Date, or (iv) the issuance of not more than $75,000 worth of (x) options exercisable into Common Stock or (y) restricted Common Stock to, employees, directors, officers or bona fide consultants (unrelated to financing arrangements) pursuant to a plan or arrangement approved by both the Company's Board of Directors and its shareholders; provided that more than $75,000 of the securities described in (x) and (y) above may be issued if also approved by persons to whom authority has been delegated by a simply majority of the Company's independent, outside directors. A director who has in the past, is now or in the future is scheduled to be an officer of the Company shall not be deemed independent for these purposes. The Purchasers shall not be required to participate or exercise their right of first refusal with respect to a particular Future Offering in order to exercise their right of first refusal with respect to later Future Offerings.

        SECTION 5.13 [INTENTIONALLY LEFT BLANK].

        SECTION 5.14 FORM D; BLUE SKY LAWS.

        The Company agrees to file a Form D with respect to the Notes, Warrants, Conversion Shares and Warrant Shares, as required under Regulation D and to provide a copy thereof to each Purchaser promptly after such filing. The Company shall, on or before each Closing Date, take such action as the Company shall have reasonably determined is necessary to qualify the Notes, Warrants, Conversion Shares and Warrant Shares for sale to the Purchasers at the Closing pursuant to this Agreement under applicable securities or "blue sky" laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to each Purchaser on or prior to the Closing Date.



                                      24.

        SECTION 5.15 NASDAQ RULE.

        The Purchasers shall, in the aggregate, be entitled to convert Notes and exercise Warrants into a total of up to 19.99% of the Company's outstanding common stock issued and outstanding on the date hereof (which number shall at least equal 9,270,639 shares) (the "MAXIMUM SHARE AMOUNT"), which number shall be subject to readjustment for any stock split, stock dividend or reclassification of the Common Stock) (the "NASDAQ CAP"). Each Purchaser shall be entitled to convert that amount of its Notes and exercise that amount of its Warrants into such total number of Common Stock equal to such Purchaser's pro rata share of the Nasdaq Cap. Once a Purchaser has received its total pro rata share upon conversion of its Notes and exercise of its Warrants, it may cause (but only if the Company has failed by November 15, 2000 to receive shareholder approval to authorize and issue all shares of Common Stock issuable upon exercise of the Warrants and conversion of the Notes (the "REQUISITE VOTE")) the Company to redeem its remaining Notes at a price equal to the Premium Redemption Price (as defined in the Investors' Rights Agreement) plus accrued but unpaid interest and default payments in effect at that time. If Purchaser has converted all of its Notes and exercised all of its Warrants, but has not depleted the total number of pro rata shares allocated to it, its remaining pro rata shares shall be reallocated amongst the Purchasers still holding Notes on a pro rata basis based on Relative Percentages. The restrictions and redemption obligations set forth in this Section 5.15 shall cease to apply if (a) the Company obtains the Requisite Vote to issue all Common Shares issuable upon exercise of the Warrants and conversion of the Notes or (b) the Company provides the Purchasers with irrevocable written notice, based upon the advice of its counsel, that any such issuance of Common Shares upon conversion of the Notes and exercise of the Warrants is not subject to the Nasdaq Cap pursuant to Nasdaq Rule 4460. The Company will use its best efforts promptly to obtain either the Requisite Vote or the irrevocable notice described in the preceding sentence and to provide the Purchasers with a copy of same. Without limiting the foregoing, the Company shall solicit and use its best efforts to obtain the Requisite Vote no later than November 15, 2000, will solicit proxies in favor of issuing all Common Shares issuable upon exercise of the Warrants and conversion of the Notes and will use its best efforts to have all affiliates of the Company which own or control shares of Common Stock to vote their shares in favor of such resolution. If the Company shall fail to obtain the Requisite Vote by November 15, 2000, then any Purchaser may but shall not be obligated to cause the Company to repurchase all its Notes, Conversion Shares, Warrants and Warrant Shares at the applicable Premium Redemption Price.

        SECTION 5.16 FORM 8-K.

        Simultaneously with the execution of this Agreement, the Company will file with the SEC a Form 8-K describing the arrangements between the parties hereto and attaching the Transaction Documents as exhibits.

        SECTION 5.17

        [INTENTIONALLY OMITTED].



                                      25.

                                    ARTICLE 6

                              CONDITIONS TO CLOSING

        SECTION 6.1 CONDITIONS TO PURCHASERS' OBLIGATION TO PURCHASE THE NOTES AND WARRANTS.

        The Purchasers' obligation to purchase the Notes and Warrants at the Closing is subject to the satisfaction (or waiver by the Purchasers in accordance with Section 8.9) of the following conditions:

            (a) REPRESENTATIONS AND WARRANTIES TRUE; PERFORMANCE OF OBLIGATIONS. Each of the representations and warranties of the Company contained in this Agreement that is qualified as to materiality or Material Adverse Effect shall be true and correct, and each of the representations and warranties of the Company contained in this Agreement that is not so qualified as to materiality or Material Adverse Effect shall be true and correct in all material respects, in each case as of the date hereof and as of the Closing Date (except for those representations and warranties which address matters only as of a particular date, which shall be true and correct, or true and correct in all material respects, as the case may be, as of such date). The Company shall have performed in all material respects all agreements, obligations, covenants and conditions herein required to be performed or observed by it on or prior to the Closing Date.

            (b) LEGAL INVESTMENT. On the Closing Date, there shall not be in effect any Law or Order directing that the purchase and sale of the Notes and Warrants and the other transactions contemplated by the Transaction Documents not be consummated or which has the effect of rendering it unlawful to consummate such transactions.

            (c) PROCEEDINGS AND LITIGATION. No Action shall have been commenced by any governmental authority against any party hereto seeking to restrain or delay the purchase and sale of the Notes or the other transactions contemplated by the Transaction Documents.

            (d) APPROVALS. All approvals, consents, permits and waivers of governmental authorities and of the third parties listed on Schedule 6.1(d) to the Disclosure Letter necessary or appropriate for consummation of the transactions contemplated by the Transaction Documents shall have been obtained, and no such approval, consent, permit or waiver of any governmental authority or such other third party shall contain any term or condition that the Purchasers in their reasonable discretion determine to be unduly burdensome.

            (e) COMPLIANCE CERTIFICATE; SECRETARY'S CERTIFICATE. The Company shall have delivered to Purchaser a compliance certificate, executed by the Chief Executive Officer or the President of the Company, dated the Closing Date, to the effect that the conditions specified in this Section 6.1 have been satisfied (or waived by the Purchasers in accordance with Section 8.9). The Company shall have delivered to the Purchaser a certificate executed by the Secretary of the Company, dated the Closing Date, certifying as to (i) the resolutions of the Board evidencing approval of the transactions contemplated by the Transaction Documents and the


                                      26.

authorization of the named officer or officers to execute and deliver the Transaction Documents and (ii) certain of the officers of the Company, their titles and examples of their signatures.

            (f) NOTES. The Purchasers shall have received the Notes substantially in the form of Exhibit A and the Warrants substantially in the form of Exhibit B, in the amounts and names as set forth in Section 2.1 hereto and such Notes and Warrants shall have been executed and delivered by the Company.

            (g) INVESTORS' RIGHTS AGREEMENT. The Purchasers shall have received a copy of the Investors' Rights Agreement substantially in the form of Exhibit C executed and delivered by the Company.

            (h) NOTEHOLDERS AGREEMENT. The Purchasers shall have received a copy of the Noteholders Agreement substantially in the form of Exhibit D executed and delivered by the Company.

            (i) LEGAL OPINION. The Purchasers shall have received the opinion of Cooley Godward LLP, counsel to the Company, dated the Closing Date and substantially in the form of Exhibit E.

            (j) MINIMUM OFFERING. The Company will have sold Notes on the Closing Date with an aggregate minimum principal amount of $55,000,000.

            (k) PAYMENT OF FEES. The Company shall have paid all reasonable fees and expenses of (i) GE Capital's outside counsel, Simpson Thacher & Bartlett,
(ii) GE Capital's consultants and accountants, (iii) Kleinberg, Kaplan, Wolff & Cohen, P.C. and (iv) all special local counsel retained by GE Capital in connection with the offering of the Notes and Warrants and the preparation of the Transaction Documents.

            (l) NASDAQ CAP PROXIES. The Company will provide the Purchasers with copies of irrevocable proxies, representing in excess of 40% of Company voting power, in favor of approving and authorizing the issuance of all of the shares of Common Stock issuable upon exercise of the Warrants and conversion of the Notes.

            (m) WAIVERS. Each Purchaser identified on Schedule 3.25 shall have executed and delivered to the Company a waiver of its right to receive non-public information that has been or will be delivered or otherwise provided to the other Purchasers, which waiver shall be in form and substance satisfactory to the Company.

        SECTION 6.2 CONDITIONS TO OBLIGATIONS OF THE COMPANY.

        The Company's obligation to issue and sell the Notes and Warrants at the Closing is subject to the satisfaction (or waiver by the Company), on or prior to the Closing, of the following conditions:

            (a) REPRESENTATIONS AND WARRANTIES TRUE. Each of the representations and warranties of the Purchasers contained in this Agreement shall be true and correct in all material respects as of the Closing Date. The Purchasers shall have performed in all material respects all


                                      27.

agreements, obligations, covenants and conditions herein required to be performed or observed by them on or prior to the Closing Date.

            (b) LEGAL INVESTMENT. On the Closing Date, there shall not be in effect any Law or Order directing that the purchase and sale of the Notes and Warrants and the other transactions contemplated by the Transaction Documents not be consummated or which has the effect of rendering it unlawful to consummate such transactions.

            (c) PROCEEDINGS AND LITIGATION. No Action shall have been commenced by any governmental authority against any party hereto seeking to restrain or delay the purchase and sale of the Notes or Warrants or the other transactions contemplated by the Transaction Documents.

            (d) NOTEHOLDERS AGREEMENT. The Noteholders Agreement shall have been executed and delivered by each of the Purchasers.

            (e) INVESTORS' RIGHTS AGREEMENT. The Investors' Rights Agreement shall have been executed and delivered by each of the Purchasers.

                                    ARTICLE 7

                                 INDEMNIFICATION

        SECTION 7.1 INDEMNIFICATION.

        The Company (the "Purchaser Indemnitor") shall defend, indemnify and hold harmless the Purchasers and their Affiliates and each director, officer, member, partner, employee and agent of such Persons (the "Purchaser Indemnitees") against any obligations, loss, damage, claim, liability, judgment, suits or settlement of any nature or kind, including all costs and expenses relating thereto, including without limitation, interest, penalties and reasonable attorneys' fees (including any attorneys' fees incurred in enforcing this Section 7.1) (collectively "Damages"), arising out of, resulting from or relating to:

                (i) the breach of any representation or warranty of failure to perform any covenants or agreements by the Company contained in Article 3, or any certificate or document delivered pursuant to this Agreement, the Notes, the Noteholders Agreement or the Investors' Rights Agreement;

                (ii) the breach by the Company of any covenant or agreement (whether to be performed prior to or after the Closing) contained in this Agreement, the Notes, the Warrants, the Noteholders Agreement or the Investors' Rights Agreement; or

                (iii) the transactions contemplated hereby (other than Damages resulting from a change in the price of the Company's common stock);

in each case other than Damages which are the result of such Purchaser's gross negligence or willful misconduct.



                                      28.

        SECTION 7.2 NON-EXCLUSIVE REMEDY.

        The indemnification remedies provided in this Article 7 shall not be deemed to be exclusive. Accordingly, the exercise by any Person of any of its rights under this Article 7 shall not be deemed to be an election of remedies and shall not be deemed to prejudice, or to constitute or operate as a waiver of, any other right or remedy that such Person may be entitled to exercise (whether under this Agreement, any other Transaction Document, under any other contract, under any law or otherwise).

        SECTION 7.3 SPECIFIC PERFORMANCE.

        The Company and the Purchasers acknowledge and agree that irreparable damage to the Purchasers would occur in the event that any of the provisions of the Transaction Documents were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each Purchaser shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of the Transaction Documents and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any Purchaser may be entitled by law or equity.

                                    ARTICLE 8

                                  MISCELLANEOUS

        SECTION 8.1 OTHER DEFINITIONS.

        The following terms as used in this Agreement shall have the following meanings:

            (a) "Affiliate" means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such specified Person, for so long as such Person remains so associated to the specified Person; provided that beneficial ownership of 10% or more of voting interests of a Person shall be deemed "control".

            (b) "Control" (including the terms "controlled by" and "under common control with"), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.

            (c) "Effective Registration" shall mean (i) the Company is in compliance with the Transaction Documents; (ii) the resale of Purchaser Registrable Securities (as defined in the Investors' Rights Agreement) is covered by an effective registration statement and such registration statement is not subject to any suspension or stop orders; (iii) the resale of such securities may be effected pursuant to a current and deliverable prospectus that is not subject to any blackout or similar circumstance; (iv) the securities are listed on an Approved Market and are not subject to any trading suspension; (v) no Interfering Event (as defined in the Investors' Rights Agreement) then exists; and (vi) none of the Company or any direct or indirect subsidiary of the Company is subject to any bankruptcy, insolvency or similar proceeding.



                                      29.

            (d) "Group" shall have the meaning assigned to it in Section 13(d)(3) of the Exchange Act.

            (e) "Person" means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivisions thereof or any Group comprised of two or more of the foregoing.

        SECTION 8.2 GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL.

        THIS AGREEMENT AND THE RIGHTS AND DUTIES OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED ENTIRELY WITHIN THAT STATE. EACH OF THE PARTIES HEREBY SUBMITS TO THE EXCLUSIVE PERSONAL JURISDICTION AND WAIVES ANY OBJECTION AS TO VENUE IN EITHER (I) THE COUNTY OF NEW YORK, STATE OF NEW YORK OR (II) THE COUNTY OF SAN FRANCISCO, STATE OF CALIFORNIA. SERVICE OF PROCESS ON THE PARTIES IN ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE EFFECTIVE IF MAILED TO THE PARTIES IN ACCORDANCE WITH SECTION 8.11 HEREOF. THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT.

        SECTION 8.3 [INTENTIONALLY LEFT BLANK].

        SECTION 8.4 EXPENSES.

        At or before Closing or the termination of this Agreement, the Company agrees to reimburse GE Capital, Simpson, Thatcher & Bartlett and Kleinberg, Kaplan, Wolff & Cohen, P.C. on demand for all of their reasonable fees and expenses, including the fees and expenses of attorneys, accountants and consultants employed by it, in connection with (i) the preparation of the Transaction Documents, (ii) any amendment, modification or waiver, or consent with respect to, any of the Transaction Documents, (iii) any attempt to enforce any rights of Purchasers against the Company, any of its Subsidiaries or any other Person, that may be obligated to any Purchaser by virtue of any of the Transaction Documents and the transactions contemplated thereby.

        SECTION 8.5 SUCCESSORS AND ASSIGNS; ASSIGNMENT.

        Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, permitted assigns, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each Person who shall be a holder of the Notes from time to time. This Agreement may not be assigned by the Company without the prior written consent of the Required Purchasers. This Agreement may not be assigned by the Purchasers prior to the Closing without the consent of the Company, except that each Purchaser may assign its rights and obligations hereunder to any Affiliate or Affiliates. After the Closing, this Agreement may be assigned by the Purchasers to


                                      30.

any transferee of the Notes. Each assignee (i) agrees to be bound hereunder,
(ii) agrees that the representations and warranties made by the Purchasers herein shall be deemed to have been made by such assignee and (iii) shall execute a counterpart to this Agreement the execution of which shall constitute such assignee's agreement to the terms of this Section 8.5. Any purported assignment of this Agreement in violation of the provisions of this paragraph is null and void.

        SECTION 8.6 ENTIRE AGREEMENT; SUPERSEDES PRIOR AGREEMENT.

        This Agreement and the Exhibits hereto, the Notes, the Noteholders Agreement, the Investors' Rights Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

        SECTION 8.7 SEVERABILITY.

        In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        SECTION 8.8 SURVIVAL OF WARRANTIES.

        The warranties, representations and covenants of the Company and Purchasers contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing, and shall continue as long as any Notes or Warrants are outstanding or issuable.

        SECTION 8.9 AMENDMENT AND WAIVER.

        This Agreement may be amended or modified, and the rights of the Company or Purchaser hereunder may only be waived, upon the written consent of the Company and, prior to the Closing, the Purchasers obligated to purchase 66-2/3% of the face amount of the Notes, provided that such Purchasers shall include prior to the Closing GE Capital and, after the Closing, the holders of 66-2/3% of the face amount of the Notes then outstanding (collectively, the "Required Purchasers").

        SECTION 8.10 DELAYS OR OMISSIONS.

        It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement or the Noteholders Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on Purchaser's part of any breach, default or noncompliance under this Agreement or the Noteholders Agreement or any waiver on such party's part of any provisions or conditions of this Agreement or the Noteholders Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or the


                                      31.

Noteholders Agreement, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

        SECTION 8.11 NOTICES.

        All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) upon receipt of successful complete transmission when sent by facsimile if sent during normal business hours of the recipient, if not, then on the business day next succeeding receipt of successful, complete transmission;
(c) three (3) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the addresses set forth below:

               If to the Company:

                      Quokka Sports, Inc.
                      525 Brannan Street
                      Ground Floor
                      San Francisco, California 94107
                      Telephone:  (415) 908-3800
                      Fax:  (415) 951-3699
                      Attn:  Paul Startz, Esq.

               with copies to:

                      Cooley Godward, LLP
                      One Maritime Plaza, 20th Floor
                      San Francisco, California 94111-3580
                      Telephone:  (415) 693-2000
                      Fax:  (415) 951-3699
                      Attn:  Kenneth Guernsey, Esq.

               If to GE Capital:

                      GE Capital Equity Investments
                      120 Long Ridge Road
                      Stamford, Connecticut 06927
                      Telephone:  (203) 357-3100
                      Fax:  (203) 357-3145
                      Attn:  Quokka Sports Account Manager

               with copies to:


                      GE Capital Equity Investments
                      120 Long Ridge Road


                                      32.

                      Stamford, Connecticut 06927
                      Telephone:  (203) 357-6839
                      Fax:  (203) 357-3047
                      Attn:  GE Equity Legal Counsel


                      Simpson Thacher & Bartlett
                      3373 Hillview Ave., Suite 250
                      Palo Alto, CA 94304
                      Telephone:  (650) 251-5000
                      Fax:  (650) 251-5002
                      Attn:  Daniel Clivner, Esq.
                             Richard Capelouto, Esq.

        If the other Purchasers and their counsel, to the address listed on
Schedule 1.1 hereof.

        SECTION 8.12 TITLES AND SUBTITLES.

        The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

        SECTION 8.13 [INTENTIONALLY LEFT BLANK].

        SECTION 8.14 PUBLICITY.

        Neither Purchasers nor Company shall issue any press release or make any public disclosure regarding the transactions contemplated hereby unless such press release or public disclosure is approved by GE Capital and any other party mentioned in such press release or public disclosure in advance. In addition, the Company shall be prohibited from using the GE Capital name or the names of any of its Affiliates, or the names of any other Purchaser in any press release, promotional material, or other public filing or announcement without the prior written consent of GE Capital or such affiliate, or such other Purchaser, as the case may be. Notwithstanding the foregoing, each of the parties hereto may, in documents required to be filed by it with the SEC or other regulatory bodies, make such statements with respect to the transactions contemplated hereby as each may be advised by counsel is legally necessary advisable and may make such disclosure as it is advised by its counsel is required by law.

        SECTION 8.15 COUNTERPARTS; EXECUTION BY FACSIMILE SIGNATURE.

        This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This Agreement may be executed by facsimile signature(s).

        SECTION 8.16 PURCHASERS' OBLIGATIONS SEVERAL AND NOT JOINT.

        All obligations of the Purchasers hereunder shall be several and not joint and no Purchaser shall have any liability or obligation hereunder as a result of any other Purchaser's breach of any provisions of this Agreement.



                                      33.

        SECTION 8.17 RESCISSION AND WITHDRAWAL RIGHT.

        Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, wherever the Purchasers exercise a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then each Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

        SECTION 8.18 OBLIGATIONS ABSOLUTE.

        The Company's obligations under the Transaction Documents are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction.

        SECTION 8.19 NON-PUBLIC INFORMATION.

        Under no circumstances will the Company directly or indirectly provide material, non-public information to any of the Purchasers listed on Schedule
3.25 hereto or their respective representatives without that Purchaser's prior written consent. Any information provided in violation of this provision may be publicly disclosed without liability to such Purchaser or its representatives.

        Each Purchaser agrees to keep confidential all proprietary and non-public information regarding the Company and its Subsidiaries delivered to such Purchaser in compliance with this Section 8.19; provided that nothing herein shall prevent any Purchaser from disclosing any such information (a) to the extent such proprietary and non-public information has been previously disclosed publicly (other than as a result of a breach by such Purchaser of this Section 8.19) or (b) to the extent disclosure is required by law, regulation, judicial order or other legal process.

        SECTION 8.20 NO STRICT CONSTRUCTION.

        The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.







                                      34.

        SECTION 8.21 TRADING LIMITATIONS. So long as the Notes, the Warrants or the shares of Common Stock issuable upon exercise of the Warrants or conversion of the Notes, in each case held by a Purchaser are outstanding, such Purchaser covenants and agrees that it will conduct all transactions in the Common Stock in compliance with applicable securities laws.

        SECTION 8.22 [INTENTIONALLY OMITTED].



                                      35.

        IN WITNESS WHEREOF, the parties hereto have executed the NOTE PURCHASE AGREEMENT as of the date set forth in the first paragraph hereof.


                                     QUOKKA SPORTS, INC.


                                     By: /s/ Signature
                                        ----------------------------------------
                                        Name:
                                        Title:


                                     GE CAPITAL EQUITY INVESTMENTS, INC.


                                     By: /s/ Signature
                                        ----------------------------------------
                                        Name:
                                        Title:


                     SIGNATURE PAGE FOR QUOKKA SPORTS, INC.
                            NOTE PURCHASE AGREEMENT


                                      36.

        IN WITNESS WHEREOF, the parties hereto have executed the NOTE PURCHASE AGREEMENT as of the date set forth in the first paragraph hereof.


                                     PURCHASER:


                                     By: /s/ Signature
                                        ----------------------------------------
                                     Name of Investor:
                                                     ---------------------------
                                     Name of Signatory:
                                                       -------------------------
                                     Title:
                                           -------------------------------------


                     SIGNATURE PAGE FOR QUOKKA SPORTS, INC.
                            NOTE PURCHASE AGREEMENT


                                      37.

                                  SCHEDULE 1.1
                                   PURCHASERS

---------------------------------------------------------------------------
       INVESTOR NAME & ADDRESS                       NOTES         WARRANTS
---------------------------------------------------------------------------
Deutsche Bank Securities, Inc.                     $15,000,000     543,750
31 West 52nd Street (16th Floor)
New York, NY 10019
Tel: (212) 469-5800
Fax: (212) 469-5787
Attn: Dan Gold, Tracy Fu and Nick Brumm
---------------------------------------------------------------------------
GE Capital Equity Investments, Inc.                $10,000,000     362,500
120 Long Ridge Road
Stamford, CT  06927
Attn:  Quokka Account Manager
       Legal Department
Tel:  (203)
Fax:  (203)
---------------------------------------------------------------------------
Societe Generale                                    $7,500,000     271,875
1221 Ave of the Americas
6th Floor
NY NY 10020
Attn:  Guillaume Pollet, Managing Director
Tel:  (212) 278-5260
Fax: (212) 278-5467
---------------------------------------------------------------------------
Cranshire Capital, L.P.  [Lakeshore]                $7,000,000     253,750
666 Dundee Road
Suite 1901
Northbrook, IL 60062
Attn:  Greg Murphy
(44) 207-535-0685
---------------------------------------------------------------------------
Canadian Imperial Holdings Inc. [CIBC]              $5,000,000     181,250
425 Lexington Ave., 5th Floor
New York, NY 10538
Attn:  Paul Flynn
Tel:  (212) 856-6506
Fax:  (212) 856-4054 (fax)
paul.flynn@us.cibc.com
OR
Attn:  Jeff Haas
Tel:  (212) 856-6506
Fax:  (212) 856-4054 (fax)
jeff.haas@us.cibc.com

In-house Legal Counsel
Keith Wellner
Tel:  (212) 667-6035
Fax:  (212) 667-4282
keith.wellner@us.cibc.com
---------------------------------------------------------------------------

---------------------------------------------------------------------------
       INVESTOR NAME & ADDRESS                       NOTES         WARRANTS
---------------------------------------------------------------------------
DIRECTV Enterprises, Inc.                           $5,000,000     181,250
2230 E. Imperial Hwy.
El Segundo, CA  90245
Attn:  Gary Qualls
Tel:  (310) 964-4196
Fax:  (310) 535-5416
---------------------------------------------------------------------------
Genessee                                            $5,000,000     181,250
Advantage Fund II Ltd.
C/O Citco
Kaya Flamboyan 9
Curacao, Netherlands Antilles

Further to:    Genesee Investments
               153 East 53rd Street, 48th Fl
               New York, NY 10022
Attn:          Bruce Bernstein
Tel#:          212 207-6591
Fax#:          212 207-6599

Copy to:       Genesee International Inc.
               10500 North East 8th Street
               Suite 1920
               Bellevue, WA 98004-4332
Attn:          Don Stout
Fax:           (425) 462-4645
---------------------------------------------------------------------------
Velocity Investment Partners Ltd.                   $5,000,000     181,250
c/o Velocity Capital Management LLC
333 W. Wacker Dr.
Suite 1410
Chicago, Illinois 60606
Attention: Portfolio Manager
Tel. 312-236-3030
Fax. 312-236-3131
---------------------------------------------------------------------------
Lionhart Investments Ltd. [Lakeshore]               $3,000,000     108,750
Heston Business Court
19 Camp Road
Wimbledon, UK SW19 4UW
Attn:  Greg Murphy
(44) 207-535-0685

---------------------------------------------------------------------------
       INVESTOR NAME & ADDRESS                       NOTES         WARRANTS
---------------------------------------------------------------------------
National Broadcasting Company, Inc.                 $2,500,000      90,625
30 Rockefeller Plaza
Suite 1532 East
New York, NY  10112
Attn:  Kim Williams, Vice President and CFO
Tel: (212) 664-6905
Fax: (212) 664-5835

with a copy to:
National Broadcasting Company, Inc.
Law Department
30 Rockefeller Plaza
New York, NY  10112
Attn: Vice President, Corporate & Transactions
Law
Tel: (212) 664-3307

---------------------------------------------------------------------------
RS Orphan Fund, L.P.                                $2,775,000     100,593
c/o RS Investment Management
388 Market Street, Suite 200
San Francisco, CA   94111
Attn: Paul H. Stephens
(415) 591-2727
---------------------------------------------------------------------------
Accel VI L.P.                                         $814,000      29,508
Accel Internet Fund II L.P.                           $104,000       3,770
Accel Kereitsu VI L.P.                                 $13,000         471
Accel Investors '98 L.P.                               $69,000       2,501
428 University Avenue
Palo Alto, California 94301

Notices to:
Accel Partners
Attn:  Carter Sednaui
1 Palmer Square
Princeton, NJ 08542

---------------------------------------------------------------------------
       INVESTOR NAME & ADDRESS                       NOTES         WARRANTS
---------------------------------------------------------------------------
Middlefield Ventures, Inc.                          $1,000,000      36,250
c/o Tamiko Hutchinson
2200 Mission College Blvd. SC4-210
Santa Clara, CA 95052-8119
Tel:  408-765-5636
Fax:  408-765-6038

Notices to:
Intel Corporation
2200 Mission College Blvd.
Santa Clara, CA  95052
Attn: M&A Portfolio Manager - M/S RN6-46
Fax: (408) 765-6038

Copies to:
Intel Corporation
2200 Mission College Blvd.
Santa Clara, CA  95052
Attn: General Counsel
Fax: (408) 765-1859
---------------------------------------------------------------------------
Media Technology Ventures,  L.P.                      $746,496      27,061
Media Technology Ventures Entrepreneurs Fund,          $96,388       3,494
L.P.
Media Technology Equity Partners,  L.P.               $142,216       5,155
Media Technology Entrepreneurs Fund II, L.P.            $9,900         359
Thomson management growth fund,  L.P.                   $5,000         181
One First Street, Suite 2
Los Altos, CA 94022
Attn:  Austin Grose
Tel: (650) 917-5905
---------------------------------------------------------------------------
RS Orphan Offshore Fund, L.P.                       $1,225,000      44,406
c/o RS Investment Management
388 Market Street, Suite 200
San Francisco, CA   94111
Attn: Paul H. Stephens
(415) 591-2727
---------------------------------------------------------------------------
Taib Bank E.C.                                        $500,000      18,125
Sehl Center, Diplomatic Area
P.O. Box 20485
Manama, Bahrain
Attn:  Faisal Ahmed, Vice President
Tel: 973.533334
Tel: 973 533562 (direct)
Fax: 973.533174
Email:  faisal@taib.com

With copy to:
c/o Gasim Abdulkarim
Investor Relations Manager, M.E.
Carolina Financial Securities
Tel: 828.883.4400
Fax: 828.883.4402

---------------------------------------------------------------------------
       INVESTOR NAME & ADDRESS                       NOTES         WARRANTS
---------------------------------------------------------------------------
Sandford R. Robertson                                 $500,000      18,125
825 Francisco Street
San Francisco, CA 94109
Tel:  (415) 922-1188
---------------------------------------------------------------------------
Augustus O. Tai                                       $200,000       7,250
The Shennan 1995 Trust                                $200,000       7,250
Lawrence K. Orr                                       $100,000       3,625
c/o Trinity Ventures
3000 Sand Hill Road, Building 4
Menlo Park, CA 94025
Attn:  Gus Tai
Tel:  650-854-9500

---------------------------------------------------------------------------
Wakefield Group II LLC                                $500,000      18,125
1110 East Morehead
Charlotte, NC 28204
Attn:  Mike Elliott
Tel:  (704) 372-0355
Fax:  (704) 372-8978

---------------------------------------------------------------------------
Paul H. Stephens and Eleanor M. Stephens              $500,000      18,125
TTEES U/T/A DTD 7/6/98
c/o RS Investment Management
388 Market Street, Suite 200
San Francisco, CA   94111
Attn: Paul H. Stephens
(415) 591-2727
---------------------------------------------------------------------------
Rana General Holding Ltd.                             $500,000      18,125
c/o Rana Investment Company
P.O. Box 60148, Riyadh 11545
Saudi Arabia
Tel: 996.1.462.6262
Fax: 996.1.462.6065

---------------------------------------------------------------------------
AIM Group                                             $500,000      18,125
c/o Gasim Abdulkarim
Investor Relations Manager, M.E.
Carolina Financial Securities
Tel: 828.883.4400
Fax: 828.883.4402

---------------------------------------------------------------------------
Kenneth F. Siebel                                     $300,000      10,875
80 E. Sir Francis Drake Blvd.
Larkspur, CA  94939
Tel: (415) 461-3850

---------------------------------------------------------------------------
J.O. Hambro Capital                                 $1,500,000      54,375

---------------------------------------------------------------------------
       INVESTOR NAME & ADDRESS                       NOTES         WARRANTS
---------------------------------------------------------------------------
Kathy Behrens                                         $100,000       3,625
c/o RS Investment Management
388 Market Street, Suite 200
San Francisco, CA   94111
---------------------------------------------------------------------------
TOTAL                                              $76,900,000   2,787,624
---------------------------------------------------------------------------

                                  SCHEDULE 3.25

Deutsche Bank Securities, Inc.
Societe Generale
Cranshire Capital, L.P.  [Lakeshore]
Canadian Imperial Holdings Inc. [CIBC]
Genessee
Advantage Fund II Ltd.
Velocity Investment Partners Ltd.
Lionhart Investments Ltd. [Lakeshore]
RS Orphan Fund, L.P.
Middlefield Ventures, Inc.
RS Orphan Offshore Fund, L.P.
Taib Bank E.C.
Sandford R. Robertson
Wakefield Group II LLC
Paul H. Stephens and Eleanor M. Stephens TTEES U/T/A DTD 7/6/98
Rana General Holding Ltd.
AIM Group
Kenneth F. Siebel
J.O. Hambro Capital
Kathy Behrens

                                   EXHIBIT A

                                7.0% CONVERTIBLE
                          SUBORDINATED PROMISSORY NOTE

$                                                             New York, New York
                                                              September 15, 2000

               THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD EXCEPT IN COMPLIANCE THEREWITH. THIS NOTE IS ALSO SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN THE NOTEHOLDERS AGREEMENT, DATED AS OF SEPTEMBER 15, 2000 (THE "NOTEHOLDERS AGREEMENT"), AS SUCH AGREEMENT MAY BE AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME.

        FOR VALUE RECEIVED, the undersigned, QUOKKA SPORTS, INC., a Delaware
corporation (the "COMPANY"), promises to pay to           (the "INVESTOR"), in
lawful money of the United States and in immediately available funds, the
principal amount of $            (together with increases to such amount
pursuant to Section 1 below, the "FACE AMOUNT") together with interest thereon calculated from the date hereof and delay or default payments ("PAYMENTS") thereon, all in accordance with the provisions of this Note.

        This Note was issued pursuant to the Note Purchase Agreement, dated as of September 15, 2000, as amended (the "AGREEMENT"), among the Company, GE Capital Equity Investments, Inc. and the other parties thereto. Unless the context otherwise requires, as used herein, "NOTE" means any of the 7.0% Convertible Subordinated Promissory Notes issued pursuant to the Agreement and any other similar convertible subordinated promissory notes issued by the Company in exchange for, or to effect a transfer of, any Note and "NOTES" means all such Notes in the aggregate.

        1. ACCRUAL OF INTEREST. Except as otherwise expressly provided in
Section 6 hereof, interest shall accrue at the rate of seven percent (7.0%) per annum (based on a year of 365 days for the actual days elapsed) on the Face Amount and, if not paid in cash on the Interest Payment Date (as defined below) shall result, on each Interest Payment Date, in a corresponding increase in the then outstanding Face Amount of the Notes.

        2. PAYMENT OF PRINCIPAL AND INTEREST ON NOTE.

            (a) SCHEDULED PAYMENT OF PRINCIPAL. The Company shall pay the Face Amount, together with all accrued and unpaid interest and Payments thereon, if any, in cash to the holder of this Note on September 15, 2005 (the "FINAL MATURITY DATE").

            (b) PAYMENT OF INTEREST. Commencing on December 31, 2000, the Company shall pay interest on this Note quarterly in arrears on March 31, June 30, September 30 and December 31 of each year and on the Final Maturity Date, or if any such day is not a business day, on the next succeeding business day (each an "INTEREST PAYMENT DATE") to holders of record on the immediately preceding March 15, June 15, September 15 and December 15, respectively. Any interest and Payments payable on this Note shall be paid, at the Company's option, either in cash or by adding an amount equal to the interest and Payments payable on such Interest Payment Date ("PIK INTEREST") to the then outstanding Face Amount of this Note on such Interest Payment Date, subject, in the case of any Note held by General Electric Company, General Electric Capital Services, Inc., National Broadcasting Company, Inc. or any of their respective subsidiaries (collectively, "GE") only, to the provision of
Section 2(d). If the Company chooses to pay the interest and Payments due on a particular Interest Payment Date in cash, the Company shall deliver an irrevocable written notice in the form of Exhibit 1 to the holder of this Note five (5) business days prior to such Interest Payment Date. Following each Interest Payment Date in which the Company has elected not to pay interest due on such Interest Payment Date in cash, the Company shall promptly deliver a written notice to the holder of this Note specifying (a) the amount of the increase to the Face Amount of this Note as a result of the interest and Payments on the immediately preceding Interest Payment Date and (b) the aggregate Face Amount of this Note immediately following such Interest Payment Date. If no such notice is delivered, by default PIK Interest will be paid on the Interest Payment Date.

            (c) PRO RATA PAYMENT. The Company agrees that any payments to the holders of the Notes (including, without limitation, upon acceleration pursuant to Section 6) (whether for principal, interest, or otherwise) shall be made pro rata among all such holders based upon the aggregate unpaid principal amount of the Notes held by each such holder. If any holder of a Note obtains any payment (whether voluntary, involuntary, by application of offset or otherwise) of principal, interest or Payments on such Note in excess of such holder's pro rata share of payments obtained by all holders of the Notes, such holder shall make payments to the other holders of the Notes based on such participation in the Notes held by them as is necessary to cause such holders to share the excess payment ratably among each of them as provided in this Section 2(c).

            (d) CERTAIN INTEREST PAYMENTS TO GE. Notwithstanding any provisions to the contrary in the Notes, the Agreement or any Transaction Documents, the Company agrees that if the number of shares of Common Stock that may be acquired by GE upon conversion of this Note pursuant to the terms hereof, when added to the total number of shares of Common Stock deemed beneficially owned by GE and GE's affiliates (as defined in Rule 144 of the Act), would result in GE or any of its affiliates beneficially owning 10% or more of the Company's outstanding Common Stock (as determined in accordance with Section 13(d) of the Act and the rules promulgated by the Securities and Exchange Commission thereunder) (the "10% CAP"), GE may notify the Company of such circumstance and any interest payable to GE after the date of such notice shall be paid in cash; provided that the Company is not obligated to make such payments in cash if GE notifies the Company (which notice shall be made in good faith by GE) that the number of shares of Common Stock that may be acquired by GE upon conversion of this Note pursuant to the terms hereof, when added to the total number of shares of Common Stock deemed beneficially owned by GE and GE's affiliates (as calculated above), will not exceed the 10% Cap.



                                       2.

        3. OPTIONAL REDEMPTION.

            (a) OPTIONAL REDEMPTION. From and after the 18 month anniversary of the Issue Date (as hereinafter defined), the Company, at its option, may upon written notice redeem the Notes, in whole but not in part and from all but not less than all the holders of the Notes, to the extent it has funds legally available and irrevocably reserved therefor and such redemption is not prohibited by the terms of its outstanding indebtedness, at the redemption price of 100% of the Face Amount thereof, plus an amount equal to the accrued and unpaid interest and Payments thereon, if any, to the redemption date; provided
(i) the Closing Price of the Common Stock (as defined below) on each of the thirty (30) consecutive trading days immediately preceding the Redemption Record Date (defined below) equals or exceeds 200% of the initial Conversion Price (as hereinafter defined) and there has been Effective Registration on each of such thirty (30) consecutive trading days, and (ii) the Company is permitted (without the necessity of any further approvals or action) by law and under the rules of any securities exchange on which the Common Stock is traded to convert all the Notes (assuming full exercise of all Warrants) into shares of Common Stock and the Company intends and has the financial resources and ability to repurchase all of the outstanding Notes, and certifies to those facts in its written notice of redemption. As used herein, the "CLOSING PRICE" of any security on any day means the last reported sale price regular way on such day or, in the case no such sale takes place on such day, the average of the reported closing bid and asked prices regular way of the Common Stock, in each case as quoted on NASDAQ. Nothing in this Section 3 shall prevent the holder from converting at any time prior to the payment of the redemption proceeds of this Note. As used herein and in the other Transaction Documents, the term "EFFECTIVE REGISTRATION" shall have the meaning specified in the Agreement.

            (b) PAYMENT OF REDEMPTION PRICE.

                (i) The amount of the redemption price on the Notes redeemed, on any redemption set forth herein, shall be paid to the holders of the Notes in cash.

                (ii) The Company's written notice shall specify the time and place of the redemption of all but not less than all the Notes, calling upon each holder of record to surrender to the Company on the redemption date at the place designated in the notice all the Notes still owned of record by such holder on the redemption date. The date such written notice is received by a holder is the "REDEMPTION RECORD DATE." The redemption date shall be not fewer than thirty (30) nor more than sixty (60) trading days after the Redemption Record Date. Such written redemption notice will be of no effect unless (i) there shall be Effective Registration and (ii) the Company shall have complied with its obligations to convert Notes pursuant to the terms of Section 4 hereof, in the case of each of clause (i) and clause (ii), during the period of the Redemption Record Date through the redemption date, inclusive. On or after the redemption date, each holder of Notes to be redeemed shall present and surrender such holder's Notes to the Company at the place designated in the redemption notice and thereupon the redemption price of the Notes, and any unpaid interest and Payments thereon to the redemption date, shall be paid in cash to or on the order of the person whose name appears in the Note Register (as herein defined) as the owner thereof, and each surrendered Note shall be canceled by the Company. Any notice of redemption by the Company shall be irrevocable, and any failure by the Company to redeem all the unconverted Notes for cash on the redemption date


                                       3.

under this Section 3 shall result (without limiting the holder's other rights under Section 6 and the other provisions of the Transaction Documents) in the automatic and permanent termination of all its rights under this Section 3.

                (iii) If a notice of redemption has been given pursuant to this
Section 3 and any holder of Notes shall, prior to the close of business on the business day immediately preceding the redemption date, give written notice to the Company pursuant to Section 4 below of the conversion of any or all of the Notes held by the holder and to be redeemed, then such redemption shall not become effective as to such Notes to be converted and such conversion shall become effective as provided in Section 4 below.

        4. CONVERSION RIGHTS; ADJUSTMENTS. The holders of the Notes shall have conversion rights as follows (the "CONVERSION RIGHTS"):

            (a) HOLDER'S RIGHT TO CONVERT. At any time after the date hereof and provided that all filings by the holder of this Note, if any, to be made under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, as required with respect to such holder by Section 2.23 of the Noteholders Agreement dated the date hereof (as such agreement may be amended, supplemented or otherwise modified from time to time, the "NOTEHOLDERS AGREEMENT") have been made and all related waiting periods applicable to the holder of this Note have expired or have been terminated early, the Face Amount of this Note plus all accrued and unpaid interest and Payments thereon shall be convertible, in whole or in part (subject to Section 16 hereof), at the option of the holder thereof, at any time and from time to time into fully paid and nonassessable shares of the Company's Common Stock, par value $.0001 per share (the "COMMON STOCK") at the then effective Conversion Rate (as defined below) (each such conversion, a "HOLDER'S OPTIONAL CONVERSION").

        The "CONVERSION RATE", as of any Conversion Date (as defined below), shall equal an amount determined by dividing (i) the portion of the Face Amount proposed to be converted into common stock outstanding on such date, plus the ratable portion of any accrued and unpaid interest and Payments on the Notes proposed to be converted into common stock, by (ii) the Conversion Price (as defined below) in effect as of such Conversion Date. The Conversion Price at which shares of Common Stock shall be deliverable upon conversion of the Notes without the payment of additional consideration by the holder thereof (the "CONVERSION PRICE") shall initially be $5.415. Such initial Conversion Price and the rate at which the Notes may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

            (b) FRACTIONAL SHARES. No fractional shares of Common Stock shall be issued upon conversion of the Notes. In lieu of fractional shares, the Company shall pay cash equal to such fraction multiplied by the Closing Price per share of Common Stock on the trading date immediately preceding the related Conversion Date (as defined below).

            (c) MECHANICS OF CONVERSION.

                (i) In order to exercise its rights pursuant to a holder's Optional Conversion, the holder shall deliver written notice in the form of
Exhibit 2 to the Company stating that such holder elects to convert all or part of the Face Amount, plus the ratable portion


                                       4.

of any accrued but unpaid interest and Payments, represented by such Note or Notes. Such notice shall state the Face Amount, plus the ratable portion of any accrued but unpaid interest and Payments, of Notes which the holder seeks to convert and shall be accompanied within one (1) trading day by the Note or Notes subject to conversion. The date contained in the notice shall be the conversion date ("CONVERSION DATE") and the holder shall be deemed to own the underlying Common Stock as of such date. As soon as practicable (but no later than three days) after the Conversion Date, the Company shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled (which number of shares may be reduced by the Company in accordance with Section 16 hereof so as not to exceed the Holder's pro rata share of the Maximum Share Amount) and, in the case where only part of a Note is converted, the Company shall execute and deliver (at its own expense) a new Note of any authorized denomination as requested by a holder in an aggregate principal amount equal to and in exchange for the unconverted portion of the principal amount of the Note so surrendered. Notwithstanding anything to the contrary in this Section 4, in the case where only a part of a Note is converted, the amount of the unconverted portion of such Note shall be at least $10,000. In lieu of delivering physical certificates representing the Common Stock issuable upon conversion of Notes, provided the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer ("FAST") program, upon request of the holder, the Company shall use its reasonable best efforts to cause its transfer agent to electronically transmit the shares of Common Stock issuable upon conversion or exercise to the holder, by crediting the account of holder's prime broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system. The time periods for delivery described above shall apply to the electronic transmittals through the DWAC system. The parties agree to coordinate with DTC to accomplish this objective. The conversions pursuant to Sections 4 shall be deemed to have been made immediately prior to the close of business on the Conversion Date. The person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Shares at the close of business on the Conversion Date.

                (ii) The Company shall at all times during which the Notes shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Notes, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of 200% of the outstanding Notes. Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Notes, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Conversion Price.

                (iii) All Notes (or the portions thereof) which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such Notes, including the rights, if any, to receive interest, notices and consent rights shall immediately cease and terminate on the Conversion Date, except only the right of the holders thereof to receive shares of Common Stock or cash, as the case may be, in exchange therefor, and, if applicable, cash for any fractional shares of Common Stock. Any Notes, to the extent so converted, shall be retired and canceled.



                                       5.

                (iv) If a Holder's Optional Conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act of 1933, as amended, the conversion may, at the option of any holder tendering Notes for conversion, be conditioned upon the closing with the underwriter of the sale of securities pursuant to such offering, in which event the holders entitled to receive the Common Stock issuable upon such conversion of the Notes shall not be deemed to have converted such Notes until immediately prior to the closing of the sale of securities.

                (v) The period beginning February 15, 2001 and ending on the seventy-fifth (75th) trading day thereafter (such period to be extended one day for each day (A) there has been a lack of Effective Registration beyond the earlier of January 15, 2001 and the one hundred twentieth (120th) day following the applicable Issue Date or (B) there shall have existed a Blackout (as defined in the Investor Rights Agreement)) shall be known as the "RESET PERIOD." At any time during the Reset Period, subject to the Nasdaq Cap, the holder shall have the right but not the obligation to convert all or a portion of the Note at a price (the "RESET PRICE"), in lieu of using the otherwise applicable Conversion Price, equal to the simple average of the seven (7) lowest daily volume weighted average prices (as reported on the Bloomberg "volume at price" function) during the twenty-five (25) trading days (some or all of which may occur before the Reset Period) preceding the otherwise applicable Conversion Date, not to exceed the Conversion Price. Effective as of the day immediately following termination of the Reset Period the Conversion Price will be adjusted to equal the lower of
(i) the Conversion Price in effect on the last day of the Reset Period and (ii) the average of the three (3) lowest Reset Prices that could have been calculated during the Reset Period. Upon the occurrence of any of the events set forth in clauses (e) through (i) of this Section 4 during the Reset Period the provisions of this clause (v) shall be equitably adjusted to fully protect the economic interests of the holder of this Note.

                (vi) If, before or during the Reset Period under this outstanding Note, the closing price of a share of Common Stock on the Principal Market (as defined in the Agreement) equals or exceeds $13.50 (subject to equitable adjustment of such amount in the event of the occurrence of any of the events set forth in clauses (e) through (i) of this Section 4) for each of any twenty-five (25) consecutive trading days during which there is Effective Registration, then there will be no further, future resets under Section 4(c)(v) of the Notes. The Reset Prices utilized for purpose of clause (ii) of Section 4(c)(v) of the Notes will thereupon be the basis for determining the Reset Price of the Notes. Such Reset Price will become effective at the close of trading on the Principal Market on such 25th trading day and thereafter.

            (d) ADJUSTMENTS TO CONVERSION PRICE FOR DILUTING ISSUES.

                (i) SPECIAL DEFINITIONS. For purposes of this Section 4(d), the following definitions shall apply:

                    (A) "OPTION" shall mean Rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities, other than such Rights, options or warrants granted to employees, directors or bona fide consultants of the Company pursuant to plans or arrangements approved by the Company's board of directors.


                                       6.

                    (B) "CONVERTIBLE SECURITIES" shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock.

                    (C) "ADDITIONAL SHARES OF COMMON STOCK" shall mean all shares of Common Stock issued (or, pursuant to Section 4(d)(ii) below, deemed to be issued) by the Company after September ___, 2000 (the "ISSUE DATE") other than the Reserved Employee Shares.

                    (D) "RIGHTS TO ACQUIRE COMMON STOCK" (or "RIGHTS") shall mean all rights issued by the Company to acquire Common Stock whether by exercise of a warrant, option or similar call, or conversion of any existing instruments, in either case for consideration fixed, in amount or by formula, as of the date of issuance.

                    (E) "RESERVED EMPLOYEE SHARES" shall mean shares of Common Stock issued after the Issue Date to employees, directors or bona fide consultants of the Company or any affiliate, pursuant to stock purchase or stock option plans or arrangements approved by the Company's board of directors or shares issued after repurchase pursuant to any restricted stock purchase agreement following a termination, in an aggregate amount of up to the sum of
(i) 16,031,363 shares of Common Stock, (ii) an additional 1,500,000 shares of Common Stock for each twelve month period that begins (each January 31st) after the Issue Date while the Notes are outstanding and (iii) that number of additional shares of Common Stock equal to 10% of the number of shares of Common Stock issued as consideration in an acquisition of a business, assets or a legal entity that is permitted pursuant to the provisions of the Noteholder's Agreement and is approved by the Company's board of directors.

                (ii) ISSUE OF SECURITIES DEEMED ISSUE OF ADDITIONAL SHARES OF COMMON STOCK. If the Company at any time or from time to time after the Issue Date issues (other than pursuant to the Transaction Documents) any Options or Convertible Securities or Rights to Acquire Common Stock, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options, Rights to Acquire Common Stock or, in the case of Convertible Securities, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue; provided, however, that in any such case:

                    (A) No further adjustment in the Conversion Price shall be made upon the subsequent issue of shares of Common Stock upon the exercise of such Options, Rights or conversion or exchange of such Convertible Securities;

                    (B) Upon the expiration or termination of any unexercised Option, Right or Convertible Security issued or granted after the Issue Date, the Conversion Price shall be adjusted immediately to reflect the applicable Conversion Price which would have been in effect had such Option, Right or Convertible Security (to the extent outstanding immediately prior to such expiration or termination) never been issued; and



                                       7.

                    (C) In the event of any change in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any Option, Right or Convertible Security, including, but not limited to, a change resulting from the anti-dilution provisions thereof, the Conversion Price then in effect shall forthwith be readjusted to such Conversion Price as would have been obtained had the Conversion Price adjustment that was originally made upon the issuance of such Option, Right or Convertible Security which were not exercised or converted prior to such change been made upon the basis of such change, but no further adjustment shall be made for the actual issuance of Common Stock upon the exercise or conversion of any such Option, Right or Convertible Security.

                (iii) ADJUSTMENT OF CONVERSION PRICE UPON ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK.

                    (A) If the Company shall at any time after the Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 4(d)(ii) but excluding shares issued as a dividend or distribution as provided in Section 4(g) or upon a stock split or combination as provided in Section 4(e)), without consideration, or for a consideration per share less than the average Closing Price per share of Common Stock for the ten (10) consecutive trading days immediately preceding the date of such issue (the "MARKET PRICE"), then and in such event, the Conversion Price shall be reduced, concurrently with such issuance, to a price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the sum of (A) the number of shares of Common Stock outstanding immediately prior to such issuance plus (B) the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of Additional Shares of Common Stock so issued would purchase at the Market Price per share of Common Stock on the date immediately prior to such issue and the denominator of which shall be the sum of
(1) the number of shares of Common Stock outstanding immediately prior to such issuance plus (2) the number of such Additional Shares of Common Stock so issued.

                    (B) If the Company shall at any time after the Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 4(d)(ii), but excluding shares issued as a dividend or distribution as provided in Section 4(g) or upon a stock split or combination as provided in Section 4(e)), for a consideration per share less than the Conversion Price (as adjusted) on the date of and immediately prior to such issue, then and in such event, the Conversion Price shall be reduced, concurrently with such issuance, to a price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the sum of (A) the number of shares of Common Stock outstanding immediately prior to such issuance plus (B) the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of Additional Shares of Common Stock so issued would purchase if the amount paid for such shares was equal to the Conversion Price and the denominator of which shall be the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issuance plus (2) the number of such Additional Shares of Common Stock so issued.


                                       8.

                    (C) If the Company shall at any time after the Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 4(d)(ii), but excluding shares issued as a dividend or distribution as provided in Section 4(g) or upon a stock split or combination as provided in Section 4(e)), for a consideration per share that is less than the Fair Market Value and less than the Conversion Price (as adjusted), in each case on the date of and immediately prior to such issue, then and in such event, the Conversion Price shall be reduced, to equal the lesser of
(a) the Conversion Price as adjusted pursuant to Section 4(d)(iii)(a) or (b) the Conversion Price as adjusted pursuant to Section 4(d)(iii)(b).

        Notwithstanding the foregoing, the applicable Conversion Price shall not be reduced if the amount of such reduction would be an amount less than $.01, but any such amount shall be carried forward and reduction with respect thereto made at the time of and together with any subsequent reduction which, together with such amount and any other amount or amounts so carried forward, shall aggregate $.01 or more. No adjustment of the Conversion Price pursuant to this
Section 4(d) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

                (iv) DETERMINATION OF CONSIDERATION. For purposes of this
Section 4(d), "FAIR MARKET VALUE" of the consideration received by the Company for the issue of any Additional Shares of Common Stock shall be computed as follows:

                    (A) CASH AND PROPERTY. Such consideration shall:

                        (1) insofar as it consists of cash, be computed at the aggregate of cash received by the Company, excluding amounts paid or payable for accrued interest or accrued dividends;

                        (2) insofar as it consists of property other than cash, be computed at the Fair Market Value thereof at the time of such issue, as determined in good faith by the Company's board of directors with the assistance of qualified professionals, as necessary; and

                        (3) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (1) and (2) above, as determined in good faith by the Company's board of directors.

                    (B) OPTIONS, RIGHTS AND CONVERTIBLE SECURITIES. The consideration per share received by the Company for Additional Shares of Common Stock deemed to have been issued pursuant to Section 4(d)(ii), relating to Options, Rights and Convertible Securities, shall be determined by dividing

                        (1) the total amount, if any, received or receivable by the Company as consideration for the issue of such Options, Rights or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of


                                       9.

such consideration) payable to the Company upon the exercise of such Options, Rights or the conversion or exchange of such Convertible Securities, by

                        (2) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options, Rights or the conversion or exchange of such Convertible Securities.

            (e) ADJUSTMENT FOR STOCK SPLITS AND COMBINATIONS. If the Company shall at any time or from time to time after the Issue Date effect a subdivision of the outstanding Common Stock, the Conversion Price then in effect immediately before that subdivision shall be proportionately decreased. If the Company shall at any time or from time to time after the Issue Date combine the outstanding shares of Common Stock, the Conversion Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

            (f) ADJUSTMENT FOR CERTAIN DIVIDENDS AND DISTRIBUTIONS. In the event the Company at any time or from time to time after the Issue Date shall make or issue a dividend or other distribution payable in Additional Shares of Common Stock, then and in each such event the Conversion Price shall be decreased as of the time of such issuance, by multiplying such Conversion Price by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such issuance and the denominator of which shall be the total number of shares of Common Stock outstanding immediately prior to such issuance plus the number of such Additional Shares of Common Stock issuable in payment of such dividend or distribution.

            (g) ADJUSTMENTS FOR OTHER DIVIDENDS AND DISTRIBUTIONS. In the event the Company at any time, or from time to time after the Issue Date shall make or issue, a dividend or other distribution payable in securities of the Company (other than shares of Common Stock) or other assets or properties (including, without limitation, cash dividends), then and in each such event provision shall be made so that the holders of the Notes shall receive in addition to the number of shares of Common Stock receivable upon conversion of the Notes, the amount of securities of the Company or other assets or properties that they would have received had their Notes been converted into Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the Conversion Date, retained such securities or other assets or properties receivable by them as aforesaid during such period giving application to all adjustments called for during such period, under this paragraph with respect to the rights of the holders of the Notes; provided that, in the event rights or benefits under such securities, assets or properties shall terminate prior to the time that the holder of this Note may elect to convert this Note into shares of Common Stock, such amount of securities, assets or properties that the holder would have received had such holder converted his or her notes immediately prior to the distribution shall be distributed to the holder of this Note on the date the securities, assets or properties are distributed to the holders of Common Stock.

            (h) ADJUSTMENT FOR RECLASSIFICATION, EXCHANGE OR SUBSTITUTION. If the Common Stock issuable upon the conversion of the Notes shall be changed into the same or a


                                      10.

different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares, stock dividend or reorganization, reclassification, merger, consolidation or asset sale provided for elsewhere in this Section 4), then and in each such event the holder of each Note (whether then outstanding or thereafter issued) shall have the right thereafter to convert such Note into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change, by holders of the number of shares of Common Stock into which all such Notes might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

            (i) REORGANIZATIONS, MERGERS, CONSOLIDATIONS OR ASSET SALES. If at any time after the Issue Date there is a tender offer, exchange offer, merger, consolidation, recapitalization, sale of all or substantially all of the Company's assets or reorganization involving the Common Stock (collectively, a "CAPITAL REORGANIZATION") (other than a merger, consolidation, sale of assets, recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this Section 4), as part of such Capital Reorganization, provision shall be made so that the holders of Notes (whether then outstanding or thereafter issued) will thereafter be entitled to receive upon conversion of the Notes the number of shares of stock or other securities or property of the Company to which a holder of the number of shares of Common Stock deliverable upon conversion would have been entitled on such Capital Reorganization, subject to adjustment in respect to such stock or securities by the terms thereof. In any such case, appropriate adjustment will be made in the application of the provisions of this Section 4 with respect to the rights of the holders of Notes after the Capital Reorganization to the end that the provisions of this Section 4 (including adjustment of the Conversion Price then in effect and the number of shares issuable upon conversion of the Notes) will be applicable after that event and be as nearly equivalent as practicable. In the event that the Company is not the surviving entity of any such Capital Reorganization, each Note shall become Notes of such surviving entity, with the same powers, rights and preferences as provided herein. The adjustment provided in this Section 4(i) shall not impact the rights of the holders of the Note set forth in Section 5.

            (j) NO IMPAIRMENT. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this
Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Notes against impairment to the extent required hereunder. Nothing in this
Section 4 shall affect the continued accrual of interest on the Notes in accordance with the terms of this Note.

            (k) CERTIFICATE AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 4, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder, if any, of Notes outstanding a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment are


                                      11.

based and shall file a copy of such certificate with its corporate records. The Company shall, upon the reasonable written request of any holder of Notes, furnish or cause to be furnished to such holder a similar certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price then in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which then would be received upon the conversion of Notes. Despite such adjustment or readjustment, the form of each or all Notes, if the same shall reflect the initial or any subsequent Conversion Price, need not be changed in order for the adjustments or readjustments to be valid in accordance with the provisions of this Note, which shall control.

            (l) NOTICE OF RECORD DATE. In the event:

                (i) that the Company declares a dividend (or any other distribution) on its Common Stock payable in Common Stock or other securities of the Company;

                (ii) that the Company subdivides or combines its outstanding shares of Common Stock;

                (iii) of any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding shares of Common Stock or a stock dividend or stock distribution thereon);

                (iv) of any Capital Reorganization; or

                (v) of the involuntary or voluntary dissolution, liquidation or winding up of the Company;

        THEN the Company shall cause to be filed at its principal office, and shall cause to be mailed to the holders of the Notes at their last addresses as shown on the records of the Company, at least ten (10) days prior to the record date specified in (A) below or twenty (20) days prior to the date specified in
(B) below, a notice stating

                    (A) the record date of such dividend, distribution, subdivision or combination, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, subdivision or combination are to be determined, or

                    (B) the date on which such reclassification, Capital Reorganization, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, Capital Reorganization, dissolution or winding up.

        5. REPURCHASE RIGHT UPON A CHANGE OF CONTROL.

            (a) In the event that a Change of Control (as herein defined) shall occur, then each holder shall have the right (the "REPURCHASE RIGHT"), at the holder's option to require the Company to repurchase, and upon the exercise of such right the Company shall repurchase, all of such holder's Notes, or any portion of the principal amount thereof requested by such holder that


                                      12.

is equal to $10,000 or any integral multiple thereof, on the date (the "REPURCHASE DATE") that is thirty (30) days after the date of the Company Notice (as defined in Section 5(b)) at a purchase price equal to the Premium Redemption Price (as defined in the Investors' Rights Agreement). "CHANGE OF CONTROL" means
(a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of Rule 13d-5 under the Securities Exchange Act of 1934 as in effect on the date hereof) of shares representing a majority of the aggregate ordinary voting power represented by the issued and outstanding Common Stock; (b) any transaction or series of related transactions (including without limitation, any reorganization, merger or consolidation) such that the outstanding shares of the Common Stock (or securities which are convertible into or exchangeable for Common Stock) are exchanged for or converted into securities which represent less than 51% of the voting securities of the surviving entity; (c) any transaction or series of related transactions (including without limitation, any reorganization, merger or consolidation) such that the Company's shareholders immediately prior to such transaction or series of transactions own less than 51% of the voting securities of the surviving entity; (d) the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the Company's assets; or (e) the occupation of a majority of the seats (other than vacant seats) on the board of directors of the Company by Persons who were neither (i) nominated by the board of directors of the Company nor (ii) appointed by directors so nominated.

            (b) "PERSON" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

            (c) On or before the 3rd day after a Change of Control, the Company shall give to all holders of Notes notice (the "COMPANY NOTICE"), of the occurrence of the Change of Control and of the Repurchase Right set forth herein arising as a result thereof. Each notice of a repurchase right shall be mailed to the holders of the Notes at their last address as shown on the records of the Company and shall state:

                (i) the Repurchase Date;

                (ii) the date by which the repurchase right must exercised;

                (iii) the Premium Redemption Price;

                (iv) a description of the procedure which a Holder must follow to exercise a repurchase right, and the place or places where such Notes, are to be surrendered for payment of the Premium Redemption Price;

                (v) that on the Repurchase Date the Premium Redemption Price will become due and payable upon each such Note designated by the Holder to be repurchased, and that interest thereon shall cease to accrue on and after said date;

                (vi) the Conversion Rate then in effect, the date on which the right to convert the principal amount of the Notes to be repurchased will terminate and the place where such Notes may be surrendered for conversion; and



                                      13.

                (vii) the place or places that the Notes with the option to elect repayment upon a Change of Control shall be delivered.

        No failure of the Company to give the foregoing notices or defect therein shall limit any holder's right to exercise a Repurchase Right or affect the validity of the proceedings for the repurchase of Securities.

        If any of the foregoing provisions or other provisions of this Section 5 are inconsistent with applicable law, such law shall govern.

            (d) To exercise a Repurchase Right, a holder shall deliver to the Company on or before the 15th day after the date of the Company Notice (i) written notice of the holder's exercise of such right, which notice shall set forth the name of the holder, the Face Amount, interest and Payments of the Notes to be repurchased, and a statement that an election to exercise the Repurchase Right is being made thereby, and (ii) the Notes with respect to which the Repurchase Right is being exercised. Such written notice shall be irrevocable, except that the right of the Holder to convert the Notes with respect to which the Repurchase Right is being exercised shall continue until midnight (Eastern Time) on the business day immediately preceding the Repurchase Date.

            (e) In the event a Repurchase Right shall be exercised in accordance with the terms hereof, the Company shall pay or cause to be paid to the holders of Notes the Premium Redemption Price in cash within three (3) trading days after the Repurchase Date, together with accrued and unpaid interest to the Repurchase Date payable with respect to the Notes as to which the repurchase right has been exercised.

            (f) If any Note (or portion thereof) surrendered for repurchase shall not be so paid on the Repurchase Date, the Premium Redemption Price shall, until paid, bear interest to the extent permitted by applicable law from the Repurchase Date at the rate of 15% per annum, and each Note shall remain convertible into Common Stock until the principal of such Note (or portion thereof, as the case may be) shall have been paid or duly provided for.

            (g) Any Note which is to be repurchased only in part shall be surrendered to the Company and the Company shall execute and make available for delivery to the holder of such Note without service charge, a new Note or Notes, containing identical terms and conditions, each in an authorized denomination in aggregate principal amount equal to and in exchange for the unrepurchased portion of the principal of the Note so surrendered.

        6. EVENTS OF DEFAULT.

            (a) DEFINITION. For purposes of this Note, an Event of Default shall be deemed to have occurred if:

                (i) the Company fails to pay when due the principal of or premium, if any, on any Note when due at its stated maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;


                                      14.

                (ii) (A) the Company or any of its Subsidiaries makes an assignment for the benefit of creditors, (B) an order, judgment or decree is entered adjudicating the Company or any of its Subsidiaries bankrupt or insolvent, (C) any order for relief with respect to the Company or any of its Subsidiaries is entered under the Bankruptcy Reform Act, Title 11 of the United States Code, (D) the Company or any of its Subsidiaries petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Company or any of its Subsidiaries or of any substantial part of the assets of the Company or any of its Subsidiaries, or commences any proceeding relating to the Company or any of its Subsidiaries under any bankruptcy reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, or (E) any such petition or application is filed, or any such proceeding is commenced, against the Company or any of its Subsidiaries and either (1) the Company or any of its Subsidiaries by any act indicates its approval thereof, consent thereto or acquiescence therein or (2) such petition, application or proceeding is not dismissed within sixty (60) days;

                (iii) a judgment in excess of $1,000,000 (net of any insurance coverage accepted by the carrier) is rendered against the Company and, within sixty (60) days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within sixty (60) days after the expiration of any such stay, such judgment is not discharged or paid; provided that if such unstayed or undischarged judgment exceeds 20% of the sum of the Company's cash on hand and Cash Equivalents (as defined in the Noteholders Agreement), in each case at the Initial Closing under the Agreement, the judgment shall be deemed for purposes of remedies to be an event of default under Section 6(a)(v);

                (iv) the Company defaults under any mortgage, indenture, agreement or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries) the aggregate outstanding principal amount of which exceeds $4,000,000, other than indebtedness owed to the Company or any of its Subsidiary, whether such indebtedness or guarantee now exists, or is created after the date hereof which default:

                    (A) is caused by a failure to pay principal of, or interest or premium, if any, on such indebtedness prior to the expiration of the grace period provided in such indebtedness ("payment default"); or

                    (B) results in the acceleration of such indebtedness prior to its maturity ("cross acceleration provision");

                (v) failure of the Company to redeem all the unconverted Notes for cash on the redemption date if the Company has elected to exercise its optional redemption rights pursuant to Section 3 or the failure of the Company to comply with its obligations under Sections 4 or 5;

                (vi) an Interfering Event (as defined in the Investors' Rights Agreement) with respect to any Investor;


                                      15.

                (vii) only to the extent not otherwise covered under (i) through
(vi) above, the failure to comply with the terms of or a breach of a covenant or a breach of a representation or warranty (except for an immaterial breach of a representation or warranty not otherwise qualified by materiality) contained in the Transaction Documents for a period of thirty (30) days following notice of such failure from holders of the Notes, but only to the extent such breach is curable.

            (b) CONSEQUENCES OF EVENTS OF DEFAULT.

                (i) Subject to the provisions of Section 11 of this Note, if an Event of Default has occurred pursuant to Sections 6(a)(i), (v) or (vi) of this Note, then the holder of the Note may declare all or any portion of the outstanding principal amount of and accrued but unpaid interest and Payments on the Note due and payable and demand immediate payment of the Premium Redemption Price thereon. If an Event of Default specified in Section 6(a)(ii) occurs, all of the Notes shall automatically and immediately become due and payable at the Premium Redemption Price. The Company shall give prompt written notice of any such demand to the other holders, if any, of any portion of the Notes, each of which may demand immediate payment of all or any portion of such holder's portion of the Notes. If any holder of the Notes demands immediate payment of all or any portion of such holder's portion of the Notes, the Company shall, subject to the other provisions of this Note (including Section 11), immediately pay the Premium Redemption Price in cash to such holder.

                (ii) Subject to the provisions of Section 11 of this Note, if an Event of Default has occurred pursuant to Sections 6(a)(iii), (iv) or (vii) of this Note, then (in addition to the other remedies available) the holders of not less than 25% of the aggregate principal amounts of all Notes then outstanding may declare, by written notice to the Company, all or any portion of the Notes due and payable at the applicable Premium Redemption Price.

                (iii) During the continuance of an Event of Default, the interest on the Note shall accrue at a rate of eleven percent (11.0%) per annum (based on a year of 365 days) on the Face Amount, plus any accrued but unpaid interest and Payments hereon.

                (iv) Subject to the other provisions of this Note (including
Section 11), each holder of any portion of this Note shall also have, upon the occurrence and continuance of an Event of Default, any other rights which such holder may have pursuant to applicable law or contract.

        7. AMENDMENT AND WAIVER. Except as otherwise expressly provided herein, the provisions of this Note may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the holders of at least 66 2/3% of the aggregate principal amount then outstanding of the Notes; provided that no such action shall change (i) the amount of Notes whose holders must consent to an amendment, (ii) the stated rate of or extend the stated time for or manner in which interest accrues or payment of interest is made on any Note, (iii) reduce the amount of or any provision relating to the scheduled payment of principal on the Notes, (iv) reduce the premium payable upon the redemption or repurchase of any Note, change the time at which any Note may be redeemed or repurchased or amend the conversion rights as


                                      16.

set forth under Sections 4 or 5, (v) alter or adversely affect the rights of any holder under Section 3, (vi) modify the provisions of Section 11 in a manner adverse to the holders of any Notes, (vii) make any Note payable in any money or at any place other than as stated in the Note, (viii) impair the right of any holder to receive payment of, premium, if any, principal and interest on such holder's Notes on or after the due dates therefore or to institute suit for the enforcement of any payment on or with respect to such holder's Notes, or (ix) make any change in the amendment provisions which require each holder's consent or in the waiver provisions, in each such case without the consent of the applicable holder if such change is adverse to such holder.

        8. PLACE OF PAYMENT. Payments of principal and interest and all notices and other communications to the Investor hereunder or with respect hereto are to be delivered to the Investor at the address identified on Schedule 1.1 attached to the Agreement or to such other address or to the attention of such other person as specified by prior written notice to the Company, including any transferee of this Note.

        9. COSTS OF COLLECTION. In the event that the Company fails to pay when due (including, without limitation upon acceleration in connection with an Event of Default) the full amount of principal and/or interest hereunder, the Company shall indemnify and hold harmless the holder of any portion of this Note from and against all reasonable costs and expenses incurred in connection with the enforcement of this provision or collection of such principal and interest, including, without limitation, reasonable attorneys' fees and expenses.

        10. WAIVERS. The Company hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.

        11. SUBORDINATION. The Company agrees, and by the acceptance hereof each holder agrees, as follows:

            (a) SUBORDINATION OF LIABILITIES. The Company, for itself, its successors and assigns, covenants and agrees, and each holder of this Note (together with its successors and assigns, the "holder of this Note") by its acceptance hereof likewise covenants and agrees, that the payment of the principal of, interest on, and all other amounts owing in respect of, this Note (the "SUBORDINATED INDEBTEDNESS") is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, to the prior payment in full in cash of all Senior Indebtedness. The provisions of this Section 11 shall constitute a continuing offer to all persons or other entities who, in reliance upon such provisions, become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness, and such holders are hereby made obligees hereunder the same as if their names were written herein as such and they and/or each of them may proceed to enforce such provisions. No provisions of this Section 11 shall prevent the occurrence of any default or Event of Default hereunder.

            (b) COMPANY NOT TO MAKE PAYMENTS WITH RESPECT TO SUBORDINATED INDEBTEDNESS IN CERTAIN CIRCUMSTANCES:


                                      17.

                (i) In the event of a Senior Payment Default (as hereinafter defined), then, upon receipt by the Company and the holders of Subordinated Indebtedness of written notice of such Senior Default (a "SENIOR PAYMENT DEFAULT NOTICE") from the holders of at least a majority in principal amount of outstanding Senior Indebtedness to which such Senior Payment Default relates or any duly authorized representative of such holders, no payment (other than a payment in the form of any other indebtedness of the Company which is subordinated to the payment of the Senior Indebtedness to the same extent as this Note is subordinated to the Senior Indebtedness or payments made in equity securities of the Company, including as a result of the conversion of the Notes into Shares of Common Stock) shall be made by the Company on account of principal of (or premium, if any) or interest on the Subordinated Indebtedness unless and until (i) such Senior Payment Default shall have been cured or waived or shall have ceased to exist or (ii) all amounts then due and payable in respect of Senior Indebtedness shall have been paid in full in cash, or provision shall have been made for such payment (such period during which a Senior Default continues being, a "PAYMENT DEFAULT BLOCKAGE PERIOD").

                (ii) In the event that any Senior Nonmonetary Default (as hereinafter defined) shall have occurred and be continuing, then, upon the receipt by the Company and the holders of Subordinated Indebtedness of written notice of such Senior Nonmonetary Default (a "SENIOR NONMONETARY DEFAULT NOTICE") from the holders of a majority in principal amount of outstanding Senior Indebtedness to which such Senior Nonmonetary Default relates or any duly authorized representative of such holders, no payment (other than a payment in the form of any other indebtedness of the Company which is subordinated to the payment of the Senior Indebtedness to the same extent as the Note is subordinated to the Senior Indebtedness or payments made in equity interests of the company, including as a result of the conversion of the Notes into Shares of Common Stock) shall be made by the Company on account of principal of (or premium, if any) or interest on the Subordinated Indebtedness during the period (the "NONMONETARY DEFAULT BLOCKAGE PERIOD") commencing on the date of receipt of such Senior Nonmonetary Default Notice and ending on the earlier of (a) the date on which such Senior Nonmonetary Default shall have been cured or waived or shall have ceased to exist and any acceleration of Senior Indebtedness shall have been rescinded or annulled or the Senior Indebtedness to which such Senior Nonmonetary Default relates shall have been discharged or (b) the 179th day after the date of receipt of such written notice; provided, however, that not more than one Senior Nonmonetary Default Notice shall be given during any period of 360 consecutive days, regardless of the number of defaults with respect to Senior Indebtedness during such 360-day period. For all purposes of this Section 11(b)(ii), no event of default which existed or was continuing on the date of commencement of any Nonmonetary Default Blockage Period with respect to any Senior Indebtedness shall be, or be made, the basis for the commencement of another Nonmonetary Default Blockage Period by the holders (or any duly authorized agent or other representative thereof) of such Senior Indebtedness whether or not within a period of 360 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants for a period commencing after the date of commencement of such Nonmonetary Default Blockage Period that, in either case, would give rise to an event of default pursuant to any provisions under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose).


                                      18.

                (iii) If an Event of Default shall occur and be continuing at any time during the continuance of a Payment Default Blockage Period or a Nonmonetary Default Blockage Period, no holder of Subordinated Indebtedness shall ask, demand or sue for any payment or distribution or seek any other remedy in respect of the Subordinated Indebtedness or commence or join in with any other creditor (other than the agent for the holders of Senior Indebtedness) in commencing any bankruptcy, insolvency, receivership or similar proceedings prior to the earliest to occur of (i) acceleration of any Senior Indebtedness or any other exercise of remedies by the holders of Senior Indebtedness, including without limitation, any realization on collateral or any reduction of commitments (other than a voluntary reduction of commitments by the Company) as a result of the occurrence and continuance of any event of default under any agreement or instrument evidencing Senior Indebtedness, (ii) the occurrence of an Event of Default specified in Sections 6(a)(ii) hereof or (iii) the earlier to occur of (x) 179 days after the commencement of such Payment Blockage Period or Nonmonetary Blockage Period or (y) the expiration of such Payment Blockage Period or Nonmonetary Default Blockage Period.

                (iv) Except for the payment of interest in kind as contemplated by Section 2(b) and the exercise of Conversion Rights as contemplated by Section 4, the Company may not, directly or indirectly, make any payment of any kind or character of any Subordinated Indebtedness and may not acquire any Subordinated Indebtedness for cash or property until all Senior Indebtedness has been paid in full in cash if such payment is prohibited by the terms of any Senior Indebtedness or if any default or event of default under any Senior Indebtedness is then in existence or would result therefrom.

                (v) In the event that, notwithstanding the other provisions of this Section 11(b), the Company shall make (or any other person or entity on behalf of the Company shall make) any payment on account of the Subordinated Indebtedness (other than as contemplated by this Note) or shall acquire any Subordinated Indebtedness for cash or property at a time when payment is not permitted by such provisions, such payment shall be held by the holder of this Note, in trust for the benefit of, and shall be paid forthwith over and delivered to, the holders of Senior Indebtedness or their representative, agent or trustee under the loan agreement, indenture or other agreement pursuant to which any Senior Indebtedness may have been issued or incurred, as their respective interests may appear, for application pro rata to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in cash in accordance with the terms of such Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness. Without in any way modifying the provisions of this Section 11 or affecting the subordination effected hereby, if notice has not been previously given, the Company shall give the holder of this Note prompt written notice of any event which would prevent payments under this
Section 11(b).

            (c) SUBORDINATION TO PRIOR PAYMENT OF ALL SENIOR INDEBTEDNESS ON DISSOLUTION, LIQUIDATION OR REORGANIZATION OF THE COMPANY. Upon any payment or distribution of assets of the Company of any kind or character (whether in cash, properties or securities) in connection with any total or partial dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency, receivership or similar proceedings or upon an assignment for the benefit of creditors, marshaling of assets of the Company or otherwise):



                                      19.

                (i) the holders of all Senior Indebtedness shall first be entitled to receive payment in full in cash of all Senior Indebtedness before the holder of this Note is entitled to receive any payment of any kind or character on account of the Subordinated Indebtedness other than equity securities of the Company or debt securities that are subordinated to the Senior Indebtedness to substantially the same extent as, or to a greater extent than, the Notes are subordinated to Senior Indebtedness;

                (ii) any payment or distribution of assets of the Company of any kind or character (other than equity securities of the Company or debt securities that are subordinated to the Senior Indebtedness to substantially the same extent as, or to a greater extent than, the Notes are subordinated to Senior Indebtedness), whether in cash, property or securities to which the holder of this Note would be entitled except for the provisions of this Section 11, shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or other trustee or agent, directly to the holders of Senior Indebtedness or their representative, agent or trustee under any loan agreement, indenture or other agreement under which any instruments evidencing any such Senior Indebtedness may have been issued, to the extent necessary to make payment in full in cash of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

                (iii) in the event that, notwithstanding the foregoing provisions of this Section 11(c), any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, shall be received in violation hereof by the holder of this Note on account of Subordinated Indebtedness before all Senior Indebtedness is paid in full in cash, such payment or distribution shall be received and held in trust for and shall be paid over to the holders of the Senior Indebtedness remaining unpaid or their representative, agent or trustee under any loan agreement, indenture or other agreement under which any instruments evidencing any of such Senior Indebtedness may have been issued, for application to the payment of such Senior Indebtedness until all such Senior Indebtedness shall have been paid in full in cash after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

        To the extent any payment of Senior Indebtedness (whether by or on behalf of the Company, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then, if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar person, the Senior Indebtedness or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment has not occurred. If the holder of this Note does not file a proper claim or proof of debt in the form required in any bankruptcy, insolvency, receivership, reorganization or similar proceeding prior to 30 days before the expiration of the time to file such claim or claims, then any of the holders of the Senior Indebtedness or their representative, agent or trustee is hereby authorized to file an appropriate claim for and on behalf of the holder of this Note.


                                      20.

                (d) SUBROGATION. Subject to the prior payment in full in cash of all Senior Indebtedness and subject to the penultimate sentence of Section 11(c), the holder of this Note shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness until all amounts owing on this Note shall be paid in full, and for the purpose of such subrogation no payments or distributions to the holders of the Senior Indebtedness by or on behalf of the Company or by or on behalf of the holder of this Note by virtue of this
Section 11 which otherwise would have been made to the holder of this Note shall, as between the Company, its creditors other than the holders of Senior Indebtedness, and the holder of this Note, be deemed to be payment by the Company to or on account of the Senior Indebtedness, it being understood that the provisions of this Section 11 are and are intended solely for the purpose of defining the relative rights of the holder of this Note, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

                (e) OBLIGATION OF THE COMPANY UNCONDITIONAL. Nothing contained in this Section 11 or in this Note or any of the other Transaction Documents (as defined in the Agreement) is intended to or shall impair, as between the Company and the holder of this Note, the obligation of the Company, which is absolute and unconditional, to pay to the holder of this Note the principal of and interest and Payments on this Note as and when the same shall become due and payable in accordance with its terms, or is intended to or shall affect the relative rights of the holder of this Note and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the holder of this Note from exercising all remedies otherwise permitted by applicable law upon an event of default under this Note, subject to the provisions of this Section 11 and Section 6 of this Note, including the rights of the holders of Senior Indebtedness in respect of assets of the Company received upon the exercise of any such remedy. Upon any distribution of assets of the Company referred to in this Section 11, the holder of this Note shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other person making any distribution to the holder of this Note, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this
Section 11. Subject to Section 11(c)(iii), this Section 11 shall not impair the ability of a holder of a Note to declare an Event of Default.

                (f) SUBORDINATION RIGHTS NOT IMPAIRED BY ACTS OR OMISSIONS OF COMPANY OR HOLDERS OF SENIOR INDEBTEDNESS. No right of any present or future holders of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act by any such holder, or by any noncompliance by the Company with the terms and provisions of this Note, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. The holders of the Senior Indebtedness may, without in any way affecting the obligations of the holder of this Note with respect hereto, at any time and from time to time and in their absolute discretion, change the manner, place or terms of payment of, change or extend the time of payment of, or renew, alter or increase, any Senior Indebtedness or amend, modify or supplement any agreement or instrument governing or evidencing such Senior


                                      21.

Indebtedness or any other document referred to therein, or exercise or refrain from exercising any other of their rights under the Senior Indebtedness including, without limitation, the waiver of default thereunder and the release or impairment of any collateral securing such Senior Indebtedness, all without notice to or assent from the holder of the Note.

            (g) SENIOR INDEBTEDNESS. The term "SENIOR INDEBTEDNESS" shall mean all Obligations of the Company under, or in respect of, any other indebtedness, whether outstanding on the date hereof or hereafter created, incurred or assumed, which the Company specifically designates in writing as "SENIOR INDEBTEDNESS" for purposes of this Note; provided, however, that no Senior Indebtedness shall by its terms prohibit the repayment of the principal amount outstanding under this Note and accrued interest and Payments thereon at maturity unless an event of default under such Senior Indebtedness has occurred and is continuing thereunder, and provided further that such term specifically shall be deemed to exclude all trade payables, taxes, equity securities obligations and indebtedness in violation of limits on indebtedness, including
Section 2.3 of the Noteholders Agreement. As used herein, the term "OBLIGATION" shall mean any principal, interest, premium, Payments, fees, expenses, indemnities, reimbursements and other liabilities and obligations (including any guaranties of the foregoing liabilities and obligations) payable under the documentation governing any indebtedness (including interest after the commencement of any bankruptcy, insolvency, receivership or similar proceeding at the rate provided for in the respective issue of Senior Indebtedness, whether or not such interest is an allowed claim against the debtor in any such proceeding).

            (h) OTHER DEFINED TERMS. The term "SENIOR PAYMENT DEFAULT" shall mean any default in the payment of principal (or premium, if any) or interest on, or other amount payable in respect of, any Senior Indebtedness when due that, by the terms of any instrument pursuant to which any Senior Indebtedness is outstanding, permits one or more holders of such Senior Indebtedness (or a trustee or agent or behalf of the holders thereof) to declare such Senior Indebtedness due and payable prior to the date on which it would otherwise become due and payable, other than a Senior Nonmonetary Default. The term "SENIOR NONMONETARY DEFAULT" shall mean the occurrence or existence of any event, circumstance, condition or state of facts that, by the terms of any instrument pursuant to which any Senior Indebtedness is outstanding, permits one or more holders of such Indebtedness (or a trustee or agent on behalf of the holders thereof) to declare such Senior Indebtedness due and payable prior to the date on which it would otherwise become due and payable, other than a Senior Payment Default.

        12. BENEFITS OF THE AGREEMENT. The Investor and all transferees (to the extent permitted in the Agreement) shall be entitled to the rights and benefits granted to them in the Agreement.

        13. REGISTRATION OF TRANSFER AND EXCHANGE GENERALLY.

            (a) REGISTRATION, REGISTRATION OF TRANSFER AND EXCHANGE GENERALLY. The Company shall keep at its principal executive offices a register (the register maintained in such being herein sometimes collectively referred to as the "NOTE REGISTER") in which the Company shall provide for the registration of Notes and of transfers and exchanges of Notes.


                                      22.

        Subject to the provisions of the Noteholders Agreement regarding restrictions on transfer and provided the transferee agrees to be bound by the terms of the Note Purchase Agreement, upon surrender for registration of transfer of any Note at its principal executive office, the Company shall execute and deliver, in the name of the designated transferee or transferees, one or more new Notes in denominations of not less than $500,000 each (provided that if necessary to enable the registration by a holder of its entire holding of Notes, one Note may be in a denomination of less than $500,000) or integral multiples thereof, of a like aggregate principal amount and bearing such restrictive legends as may be required by law.

        At the option of a holder, Notes may be exchanged for other Notes of any authorized denominations, of a like aggregate principal amount and bearing such restrictive legends as may be required by law upon surrender of the Notes to be exchanged at the Company's principal executive offices. Whenever any Notes are so surrendered for exchange, the Company shall execute and make available for delivery the Notes which the holder making the exchange is entitled to receive.

        All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits as the Notes surrendered upon such registration of transfer or exchange.

        Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Company) be duly endorsed, or be accompanied by a written instrument of transfer, in form satisfactory to the Company, duly executed by the holder thereof or his attorney duly authorized in writing.

        No service charge shall be made for any registration of transfer or exchange of Notes.

            (b) MUTILATED, DESTROYED, LOST AND STOLEN NOTES. If any mutilated
Note is surrendered to the Company, the Company shall execute and make available for delivery in exchange therefor a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.

        If there shall be delivered to the Company (i) evidence to its reasonable satisfaction of the destruction, loss or theft of any Note and (ii) such security or indemnity as may be required by the Company to save itself harmless, then, in the absence of notice to the Company that such Note has been acquired by a protected purchaser, the Company shall execute and make available for delivery, in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.

        In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note, subject to the holders' conversion rights pursuant to Section 3 hereof.

        Every new Note issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone.


                                      23.

        The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

        14. GOVERNING LAW. THIS NOTE AND THE RIGHTS AND DUTIES OF THE COMPANY AND THE HOLDER HEREOF SHALL BE GOVERNED BY, CONSTRUED IN AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED ENTIRELY WITHIN THAT STATE. THE COMPANY AND THE HOLDER HEREBY SUBMIT TO THE EXCLUSIVE PERSONAL JURISDICTION AND WAIVE ANY OBJECTION AS TO VENUE IN EITHER (I) THE COUNTY OF NEW YORK, STATE OF NEW YORK OR
(II) THE COUNTY OF SAN FRANCISCO, STATE OF CALIFORNIA. THE COMPANY AND THE HOLDER WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS NOTE.

        15. LIMITATIONS ON HOLDER'S RIGHT TO CONVERT.

            (a) Notwithstanding anything to the contrary contained herein and provided that this Section 15 shall not apply to any Note held by GE, the number of shares of Common Stock that may be acquired by the holder upon conversion of this Note pursuant to the terms hereof shall not exceed a number that, when added to the total number of shares of Common Stock deemed beneficially owned by such holder (other than by virtue of the ownership of securities or rights to acquire securities that have limitations on the holder's right to convert, exercise or purchase similar to the limitation set forth herein), together with all shares of Common Stock deemed beneficially owned (other than by virtue of the ownership of securities or rights to acquire securities that have limitations on the right to convert, exercise or purchase similar to the limitation set forth herein) by the holder's "affiliates" (as defined in Rule 144 of the Act) ("AGGREGATION PARTIES") that would be aggregated for purposes of determining whether a group under Section 13(d) of the Securities Exchange Act of 1934 as amended, exists, would exceed 9.99% of the total issued and outstanding shares of the Common Stock (the "RESTRICTED OWNERSHIP PERCENTAGE"). Each holder shall have the right (i) at any time and from time to time to reduce its ownership percentage below the Restricted Ownership Percentage immediately upon notice to the Company and (ii) (subject to waiver) at any time and from time to time, to increase its Restricted Ownership Percentage immediately in the event of the announcement as pending or planned, of a Change of Control Transaction. A "CHANGE OF CONTROL TRANSACTION" shall be defined as the announcement or occurrence of an event of:

                (i) any consolidation or merger of the Company with or into any other corporation or other entity or person (whether or not the Company is the surviving corporation), or any other corporate reorganization or transaction or series of related transactions in which in excess of 50% of the Company's voting power is transferred through a merger, consolidation, tender offer or similar transaction,

                (ii) any person (as defined in Section 13(d) of the Exchange
Act), together with its affiliates and associates (as such terms are defined in Rule 405 under the 1933 Act), beneficially owns or is deemed to beneficially own (as described in Rule 13d-3 under the


                                      24.

Exchange Act without regard to the 60-day exercise period) in excess of 50% of the Company's voting power,

                (iii) there is a replacement of more than one-half of the members of the Company's Board of Directors which is not approved by those individuals who are members of the Company's Board of Directors on the date thereof, in one or a series of related transactions, or

                (iv) a sale or transfer of all or substantially all of the assets of the Company, determined on a consolidated basis.

            (b) The Holder covenants at all times on each day (each such day being referred to as a "COVENANT DAY") as follows: During the balance of such Covenant Day and the succeeding sixty-one (61) days (the balance of such Covenant Day and the succeeding 61 days being referred to as the "COVENANT PERIOD") such holder will not acquire shares of Common Stock pursuant to any right existing at the commencement of the Covenant Period to the extent the number of shares so acquired by such holder and its Aggregation Parties (ignoring all dispositions) would exceed:

               (x) the Restricted Ownership Percentage of the total number of shares of Common Stock outstanding at the commencement of the Covenant Period,

               minus

               (y) the number of shares of Common Stock owned by such holder and its Aggregation Parties at the commencement of the Covenant Period.

        A new and independent covenant will be deemed to be given by the holder as of each moment of each Covenant Day. No covenant will terminate, diminish or modify any other covenant. The holder agrees to comply with each such covenant. This Section 15 controls in the case of any conflict with any other provision of any other agreement to which the Company and the holder may be a party.

            (c) The Company's obligation to issue shares of Common Stock which would exceed such limits referred to in this Section 15 shall be suspended to the extent necessary until such time, if any, as shares of Common Stock may be issued in compliance with such restrictions.

        16. NASDAQ LIMITATION ON CONVERSION OF NOTES.

            (a) Notwithstanding anything to the contrary contained herein, until the Requisite Vote is obtained, the number of shares of Common Stock that may be acquired by the Holder upon conversion of this Note pursuant to the terms hereof shall not exceed a number that, when added to the number of Warrant Shares issued by the Company to such Purchaser, would exceed such Holder's pro rata share of the Maximum Share Amount ("Holder's Pro Rata Amount"). This Section 16 shall terminate and be of no further force and effect when the Requisite Vote is obtained.


                                      25.

            (b) The Holder agrees that, to enable the Company to comply with the Nasdaq Cap prior to obtaining the Requisite Vote, the Company is required to and shall be allowed to limit the number of Conversion Shares issued by the Company to the Holder and the number of Warrant Shares issued to the Holder to the Holder's Pro Rata Amount.

        17. INCORPORATION OF TERMS. All capitalized terms not otherwise defined in this Note shall have the definition set forth in the Agreement.



                                      26.

        IN WITNESS WHEREOF, the Company has executed and delivered this Note on September 15, 2000.

                                             QUOKKA SPORTS, INC.



                                             By:
                                                --------------------------------
                                                Name:
                                                Title:

                                    EXHIBIT 1

                                PAYMENT STATEMENT

Date: ______________

To:     ________________________ ("HOLDER")

Re: 7% CONVERTIBLE SUBORDINATED PROMISSORY NOTE DUE 2005 ("NOTE") OF QUOKKA SPORTS, INC. (THE "COMPANY").

        The Company hereby irrevocably elects to pay interest on the Note, for the Interest Payment Date indicated below, in the following manner (the Company should check its selection):

               ____ cash interest; or

               ____ PIK Interest.

               Interest Payment Date: _________________________

               If the selection above is PIK Interest, the Company should fill in the following:

               Outstanding Principal Amount prior
               to issuance of this Payment Statement:        US$ _______________

               PIK Interest:                                 US$ _______________

               Outstanding Principal Amount after
               issuance of this Payment Statement:           US$ _______________

        The Company hereby certifies to the Holder, its successors and assigns that the Face Amount due under the Note after delivery of this Payment Statement equals the amount indicated below. Capitalized terms used in this Payment Statement and not otherwise defined shall have the meaning ascribed thereto in the Note.

        IN WITNESS WHEREOF, this Payment Statement has been duly executed and delivered on the date first written above.

                                             QUOKKA SPORTS, INC.



                                             By:
                                                --------------------------------
                                                Name:
                                                Title:

                                    EXHIBIT 2

                      (TO BE EXECUTED BY REGISTERED HOLDER
                            IN ORDER TO CONVERT NOTE)

                                CONVERSION NOTICE
                                       FOR
              7% CONVERTIBLE SUBORDINATED PROMISSORY NOTE DUE 2005


        The undersigned, as Holder of the 7% Convertible Subordinated Promissory Note Due 2005 of QUOKKA SPORTS, INC. (the "COMPANY"), in the outstanding principal amount of U.S. $_____________ (the "Note"), hereby elects to convert that portion of the outstanding principal amount of the Note shown on the next page into shares of Common Stock, $.0001 par value per share (the "COMMON STOCK"), of the Company according to the conditions of the Note, as of the date written below. The undersigned hereby requests that share certificates for the Common Stock to be issued to the undersigned pursuant to this Conversion Notice be issued in the name of, and delivered to, the undersigned or its designee as indicated below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any.

Conversion Information:       NAME OF HOLDER:
                                             -----------------------------------
                              By:
                                 -----------------------------------------------
                                 Print Name:
                                 Print Title:

                                 Print Address of Holder:

                                 -----------------------------------------------
                                 -----------------------------------------------



                                 Issue Common Stock to:
                                                        ------------------------
                                 at:
                                    --------------------------------------------
                                 Electronically transmit and credit Common Stock
                                 to:              at:
                                     ------------     --------------------------

                                 -----------------------------------------------
                                 Date of Conversion

                                 -----------------------------------------------
                                 Applicable Conversion Price


                THE COMPUTATION OF THE NUMBER OF COMMON SHARES TO
                  BE RECEIVED IS SET FORTH ON THE ATTACHED PAGE

Page 2 to Conversion Notice for:
                                ------------------------------------------------
                                (NAME OF HOLDER)


              COMPUTATION OF NUMBER OF COMMON SHARES TO BE RECEIVED

A.      Face Amount converted:                                        $
                                                                       ---------

B.      Accrued, unpaid interest on Face Amount converted:            $
                                                                       ---------

C.      Delay payments due Holder on Face Amount converted:           $
                                                                       ---------

TOTAL DOLLAR AMOUNT CONVERTED (TOTAL OF A + B + C)                    $
                                                                       ---------

Conversion Price                                                      $
                                                                       ---------

Number of Shares of Common Stock = Total dollar amount converted =    $
                                   -----------------------------       ---------
                                          Conversion Price            $
                                                                       ---------

Number of shares of Common Stock =
                                   -----------------------------

If the conversion is not being settled by DTC, please issue and deliver _____ certificate(s) for shares of Common Stock in the following amount(s):

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


Please issue and deliver _____ new Note(s) in the following amounts:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                   EXHIBIT B

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE. THESE SECURITIES MAY NOT BE SOLD EXCEPT PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER REGULATION D PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR OTHERWISE. THIS WARRANT SHALL NOT CONSTITUTE AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. THE SECURITIES ARE "RESTRICTED" AND MAY NOT BE RESOLD OR TRANSFERRED EXCEPT AS PERMITTED UNDER THE ACT PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.


                          COMMON STOCK PURCHASE WARRANT


No. W

     To Purchase Shares of $.0001 Par Value Common Stock ("COMMON STOCK") of

                               QUOKKA SPORTS, INC.

        THIS CERTIFIES that, for value received,             (the "INVESTOR") is
entitled, upon the terms and subject to the conditions hereinafter set forth, at any time on or after the date hereof and on or prior to 5:00 p.m. New York City Time on September 15, 2005 (the "TERMINATION DATE"), but not thereafter, to subscribe for and purchase from QUOKKA SPORTS, INC., a Delaware corporation (the
"COMPANY"),             shares of Common Stock of the Company (the "WARRANT
SHARES"). The "EXERCISE PRICE" is $8.00. The Exercise Price and the number of shares for which the Warrant is exercisable shall be subject to adjustment as provided herein. This Warrant is being issued in connection with the Note Purchase Agreement dated September 15, 2000 (the "Agreement") entered into between the Company, the Investor and the other purchasers thereunder.

        1. TITLE OF WARRANT. Prior to the expiration hereof and subject to compliance with applicable laws, this Warrant and all rights hereunder are transferable, in whole or in respect of the right to purchase any part of the Warrant Shares, at the office or agency of the Company by the holder hereof in person or by duly authorized attorney, upon surrender of this Warrant together with (a) the Assignment Form annexed hereto properly endorsed, and (b) any other documentation reasonably necessary to satisfy the Company that such transfer is in compliance with all applicable securities laws.

        2. AUTHORIZATION OF SHARES. The Company covenants that all shares of Common Stock which may be issued upon the exercise of rights represented by this Warrant will, upon exercise of the rights represented by this Warrant and payment of the Exercise Price as set forth herein will be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue or otherwise specified herein).


                                       1.

        3. EXERCISE OF WARRANT.

               (a) Subject to Section 19 hereof and provided that all filings by the holder of this Warrant, if any, to be made under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, as required with respect to such Investor by Section 2.23 of the Noteholders Agreement (as defined in the Agreement) have been made and related waiting periods applicable to the holder of this Warrant have expired or have been terminated early, exercise of the purchase rights represented by this Warrant may be made at any time or times, in whole or in part before the close of business on the Termination Date, or such earlier date on which this Warrant may terminate as provided in paragraph 11 below, by the delivery by facsimile or overnight courier of the Notice of Exercise annexed hereto duly completed and executed, to be followed within one full business day by the surrender of this Warrant at the principal office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Company), together with delivery to the Company by such holder of all certifications or documentation reasonably necessary to establish, to the reasonable satisfaction of the Company, that any such exercise has been undertaken in compliance with all applicable federal and state securities laws, and upon payment of the full Exercise Price of the shares thereby purchased; whereupon the holder of this Warrant shall be entitled to receive a certificate for the number of shares of Common Stock so purchased. The exercise will be deemed to have occurred as of the date contained in the Notice of Exercise. Certificates for shares purchased hereunder shall be delivered to the holder hereof within three (3) Trading Days after the date on which this Warrant shall have been exercised as aforesaid. Payment of the Exercise Price of the shares shall be by certified check or cashier's check or by wire transfer (of same day funds) to an account designated by the Company in an amount equal to the Exercise Price multiplied by the number of shares being purchased.

               (b) Alternatively, the Warrant holder may exercise this Warrant, in whole or in part in a "cashless" or "net-issue" exercise by delivering to the offices of the Company or any transfer agent for the Common Stock this Warrant, together with a Notice of Exercise specifying the number of Warrant Shares to be delivered to such Warrant holder ("DELIVERABLE SHARES") and the number of Warrant Shares with respect to which this Warrant is being surrendered in payment of the aggregate Exercise Price for the Deliverable Shares ("SURRENDERED SHARES").

               The number of Deliverable Shares shall be calculated as follows:

               # of Deliverable Shares = # of Surrendered Shares x Fair Market Value of Common Stock less Exercise Price
                                                                   -----------------------------------------------------
                                                                   Fair Market Value of Common Stock

               "FAIR MARKET VALUE" shall have the meaning specified in Section 12(c).

               In the event that the Warrant is not exercised in full, the number of Warrant Shares shall be reduced by the number of such Warrant Shares for which this Warrant is exercised and/or surrendered, and the Company, at its expense, shall within three (3) Trading Days issue and deliver to or upon the order of the Warrant holder a new Warrant of like tenor in the name of Warrant holder or as Warrant holder (upon payment by Warrant holder of any applicable transfer taxes) may request, reflecting such adjusted Warrant Shares.


                                       2.

               All exercises will be deemed to occur as of the date of the Notice of Exercise, and certificates for shares of Common Stock purchased hereunder shall be delivered to the holder hereof within three (3) Trading Days after the date on which this Warrant shall have been exercised as aforesaid. The Warrant holder may withdraw its Notice of Exercise under Section 3(a) or 3(b) at any time thereafter if the Company fails to timely deliver the applicable certificates to the Warrant holder as provided in this Agreement.

               (c) In lieu of delivering physical certificates representing the Common Stock issuable upon exercise, provided the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer ("FAST") program, upon request of the Warrant Holder, the Company shall use its reasonable best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon exercise to the Warrant Holder by crediting the account of Warrant Holder's prime broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system. The time periods for delivery described in the immediately preceding paragraph shall apply to the electronic transmittals described herein.

               The term "TRADING DAY" means (x) if the Common Stock is listed on the New York Stock Exchange or the American Stock Exchange, a day on which there is trading on such stock exchange, or (y) if the Common Stock is not listed on either of such stock exchanges but sale prices of the Common Stock are reported on an automated quotation system, a day on which trading is reported on the principal automated quotation system on which sales of the Common Stock are reported, or (z) if the foregoing provisions are inapplicable, a day on which quotations are reported by National Quotation Bureau Incorporated.

               (d) From and after the Effectiveness Date (as defined in the Agreement), the Company, at its option, may upon written notice to all but not fewer than all Investors compel the exercise of one-half (1/2) of each Investor's unexercised Warrants at the exercise price in effect on the date of such notice; provided (i) the closing price of a share of Common Stock on the Principal Market (as defined in the Agreement) equals or exceeds 200% of the Exercise Price (as such price would be adjusted pursuant to Section 12) for each of the twenty-five (25) consecutive Trading Day period immediately preceding the date of the written notice, (ii) there has been Effective Registration on each of such twenty-five (25) consecutive Trading Day period, (iii) the Company has otherwise complied with its obligations under this Warrant during such twenty-five (25) consecutive Trading Day period, and (iv) all filings by the holder of this Warrant, if any, to be made under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, as required with respect to such Investor by Section 2.23 of the Noteholders Agreement (as defined in the Agreement) have been made and related waiting periods applicable to the holder of this Warrant have expired or have been terminated early. Such exercise shall occur within 10 Trading Days following the date of that notice.

        4. NO FRACTIONAL SHARES OR SCRIP. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant.

        5. CHARGES, TAXES AND EXPENSES. Issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be


                                       3.

issued in the name of the holder of this Warrant or in such name or names as may be directed by the holder of this Warrant; provided, however, that in the event certificates for shares of Common Stock are to be issued in a name other than the name of the holder of this Warrant, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the holder hereof; and provided further, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance of any Warrant certificates or any certificates for the Warrant Shares other than the issuance of a Warrant Certificate to the Investor in connection with the Investor's surrender of a Warrant Certificate upon the exercise of less than all of the Warrants evidenced thereby, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

        6. CLOSING OF BOOKS. The Company will at no time close its shareholder books or records in any manner which interferes with the timely exercise of this Warrant.

        7. NO RIGHTS AS SHAREHOLDER UNTIL EXERCISE. Subject to Section 12 of this Warrant and the provisions of any other written agreement between the Company and the Investor, the Investor shall not be entitled to vote or receive dividends or be deemed the holder of Warrant Shares or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Investor, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, or change of stock to no par value, consolidation, merger, conveyance or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised as provided herein. However, at the time of the exercise of this Warrant pursuant to Section 3 hereof, the Warrant Shares so purchased hereunder shall be deemed to be issued to such holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been exercised.

        8. ASSIGNMENT AND TRANSFER OF WARRANT. This Warrant may be assigned in whole or in part by the surrender of this Warrant and the Assignment Form annexed hereto duly executed at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Company); provided, however, that this Warrant may not be resold or otherwise transferred except (i) in a transaction registered under the Securities Act of 1933, as amended (the "ACT"), (ii) a sale in compliance with Rule 144, or (iii) in a transaction pursuant to an exemption, if available, from registration under the Act and whereby, if requested by the Company, an opinion of counsel reasonably satisfactory to the Company is obtained by the holder of this Warrant to the effect that the transaction is so exempt; provided that no such opinion of counsel shall be required for an assignment to an affiliate.

        9. LOSS, THEFT, DESTRUCTION OR MUTILATION OF WARRANT. The Company represents warrants and covenants that (a) upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant or stock certificate representing


                                       4.

the Warrant Shares, and in case of loss, theft or destruction, of indemnity reasonably satisfactory to it, and (b) upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will made and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of this Warrant or stock certificate, without any charge therefor. This Warrant is exchangeable at any time for an equal aggregate number of Warrants of different denominations, as requested by the holder surrendering the same, or in such denominations as may be requested by the Holder following determination of the Exercise Price. No service charge will be made for such registration or transfer, exchange or reissuance.

        10. SATURDAYS, SUNDAYS, HOLIDAYS, ETC. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding Trading Day.

        11. EFFECT OF CERTAIN EVENTS. If at any time while this Warrant or any portion thereof is outstanding and unexpired there shall be (i) a sale or conveyance of all or substantially all of the Company's assets or (ii) a transaction (by merger or otherwise) in which more than 50% of the voting power of the Company is disposed of (collectively, a "SALE OR MERGER TRANSACTION"), in which the consideration to be received by the Company or its shareholders consists solely of cash, and in case the Company shall at any time effect a Sale or Merger Transaction in which the consideration to be received by the Company or its shareholders consists in part of consideration other than cash, the holder of this Warrant shall have the right but not the obligation thereafter to purchase, by exercise of this Warrant and payment of the aggregate Exercise Price in effect immediately prior to such action, the kind and amount of shares and other securities and property which it would have owned or have been entitled to receive after the happening of such transaction had this Warrant been exercised immediately prior thereto, subject to further adjustment as provided in Section 12.

        12. ADJUSTMENTS OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES. The number of and kind of securities purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

               (a) SUBDIVISIONS, COMBINATIONS AND OTHER ISSUANCES. If the Company shall at any time after the date hereof but prior to the expiration of this Warrant subdivide its outstanding securities as to which purchase rights under this Warrant exist, by split-up, spin-off, or otherwise, or combine its outstanding securities as to which purchase rights under this Warrant exist, the number of Warrant Shares as to which this Warrant is exercisable as of the date of such subdivision, split-up, spin-off or combination shall forthwith be proportionately increased in the case of a subdivision, or proportionately decreased in the case of a combination. Appropriate proportional adjustments (decrease in the case of subdivision, increase in the case of combination) shall also be made to the Exercise Price payable per share, so that the aggregate Exercise Price payable for the total number of Warrant Shares purchasable under this Warrant as of such date shall remain the same as it would have been before such subdivision or combination.

               (b) STOCK DIVIDEND. If at any time after the date hereof the Company declares a dividend or other distribution on Common Stock payable in Common Stock or other securities


                                       5.

or rights convertible into Common Stock ("COMMON STOCK EQUIVALENTS") without payment of any consideration by holders of Common Stock for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon exercise or conversion thereof), then the number of shares of Common Stock for which this Warrant may be exercised shall be increased as of the record date (or the date of such dividend distribution if no record date is set) for determining which holders of Common Stock shall be entitled to receive such dividends, in proportion to the increase in the number of outstanding shares (and shares of Common Stock issuable upon conversion of all such securities convertible into Common Stock) of Common Stock as a result of such dividend, and the Exercise Price shall be proportionately reduced so that the aggregate Exercise Price for all the Warrant Shares issuable hereunder immediately after the record date (or on the date of such distribution, if applicable), for such dividend shall equal the aggregate Exercise Price so payable immediately before such record date (or on the date of such distribution, if applicable).

               (c) OTHER DISTRIBUTIONS. If at any time after the date hereof the Company distributes to holders of its Common Stock, other than as part of its dissolution, liquidation or the winding up of its affairs, any shares of its capital stock, any evidence of indebtedness or any of its assets (other than Common Stock), then the number of Warrant Shares for which this Warrant is exercisable shall be increased to equal: (i) the number of Warrant Shares for which this Warrant is exercisable immediately prior to such event, (ii) multiplied by a fraction, (A) the numerator of which shall be the Fair Market Value (as defined below) per share of Common Stock on the record date for the dividend or distribution, and (B) the denominator of which shall be the Fair Market Value price per share of Common Stock on the record date for the dividend or distribution minus the amount allocable to one share of Common Stock of the value (as determined in good faith by the Board of Directors of the Company) of any and all such evidences of indebtedness, shares of capital stock, other securities or property, so distributed. For purposes of this Warrant, "FAIR MARKET VALUE" shall equal the 10 Trading Day average closing trading price of the Common Stock on the Principal Market for the 10 Trading Days preceding the date of determination or, if the Common Stock is not listed or admitted to trading on any Principal Market, the average of the closing bid and asked prices on the over-the-counter market as furnished by any New York Stock Exchange member firm reasonably selected from time to time by the Company for that purpose and reasonably acceptable to the Holder, or, if the Common Stock is not listed or admitted to trading on the Principal Market or traded over-the-counter and the average price cannot be determined as contemplated above, the Fair Market Value of the Common Stock shall be as reasonably determined in good faith by the Company's Board of Directors. The Exercise Price shall be reduced to equal: (i) the Exercise Price in effect immediately before the occurrence of any event (ii) multiplied by a fraction, (A) the numerator of which is the number of Warrant Shares for which this Warrant is exercisable immediately before the adjustment, and (B) the denominator of which is the number of Warrant Shares for which this Warrant is exercisable immediately after the adjustment.

               (d) MERGER, ETC. If at any time after the date hereof there shall be a merger or consolidation of the Company with or into or a transfer of all or substantially all of the assets of the Company to another entity, then the Warrant Holder shall be entitled to receive upon or after such transfer, merger or consolidation becoming effective, and upon payment of the Exercise Price then in effect, the number of shares or other securities or property of the Company or of the successor corporation resulting from such merger or consolidation, which would have been


                                       6.

received by Warrant Holder for the shares of stock subject to this Warrant had this Warrant been exercised just prior to such transfer, merger or consolidation becoming effective or to the applicable record date thereof, as the case may be. The Company will not merge or consolidate with or into any other corporation, or sell or otherwise transfer its property, assets and business substantially as an entirety to another corporation, unless the corporation resulting from such merger or consolidation (if not the Company), or such transferee corporation, as the case may be, shall expressly assume in writing the due and punctual performance and observance of each and every covenant and condition of this Warrant to be performed and observed by the Company.

               (e) RECLASSIFICATION, ETC. If at any time after the date hereof there shall be a reorganization or reclassification of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, then the Warrant Holder shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Exercise Price then in effect, the number of shares or other securities or property resulting from such reorganization or reclassification, which would have been received by the Warrant Holder for the shares of stock subject to this Warrant had this Warrant at such time been exercised.

               (f) EXERCISE PRICE ADJUSTMENT. In the event that the Company issues or sells any Common Stock or securities which are convertible into or exchangeable for its Common Stock or any convertible securities, or any warrants or other rights to subscribe for or to purchase or any options for the purchase of its Common Stock or any such convertible securities (other than shares or options issued or which may be issued pursuant to (i) the Company's current or future employee, director or bona fide consultant option plans or shares issued upon exercise of options, warrants or rights outstanding on the date of the Agreement and listed in the Company's most recent periodic report filed under the Exchange Act (ii) strategic corporate alliances not undertaken principally for financing purposes, (iii) arrangements with the Investor, or (iv) acquisitions of other entities by the Company) at an effective Exercise Price per share which is less than the greater of the Exercise Price then in effect or the fair market value (as described in Section 12(c) above) of the Common Stock on the trading day next preceding such issue or sale, then in each such case, the Exercise Price in effect immediately prior to such issue or sale shall be reduced effective concurrently with such issue or sale to an amount determined by multiplying the Exercise Price then in effect by a fraction, (x) the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issue or sale, plus (2) the number of shares of Common Stock which the aggregate consideration received by the Company for such additional shares would purchase at such fair market value or, Exercise Price as the case may be, then in effect; and (y) the denominator of which shall be the number of shares of Common Stock of the Company outstanding immediately after such issue or sale.

               For the purposes of the foregoing adjustment, in the case of the issuance of any convertible securities, warrants, options or other rights to subscribe for or to purchase or exchange for, shares of Common Stock ("CONVERTIBLE SECURITIES"), the maximum number of shares of Common Stock issuable upon exercise, exchange or conversion of such Convertible Securities shall be deemed to be outstanding, provided that no further adjustment shall be made (assuming no subsequent "reset", repricing, or similar event) upon the actual issuance of Common Stock upon exercise, exchange or conversion of such Convertible Securities.


                                       7.

               The number of shares which may be purchased hereunder shall be increased proportionately to any reduction in Exercise Price pursuant to this paragraph 12(f), so that after such adjustments the aggregate Exercise Price payable hereunder for the increased number of shares shall be the same as the aggregate Exercise Price in effect just prior to such adjustments.

               In the event of any such issuance for a consideration which is less than such fair market value and also less than the Exercise Price then in effect, then there shall be only one such adjustment by reason of such issuance, such adjustment to be that which results in the greatest reduction of the Exercise Price computed as aforesaid.

        13. VOLUNTARY ADJUSTMENT BY THE COMPANY. The Company may at its option, at any time during the term of this Warrant, reduce but not increase (except in connection with the application of Section 12 hereunder) the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

        14. NOTICE OF ADJUSTMENT. Whenever the number of Warrant Shares or number or kind of securities or other property purchasable upon the exercise of this Warrant or the Exercise Price is adjusted, the Company shall promptly mail to the holder of this Warrant a notice setting forth the number of Warrant Shares (and other securities or property) purchasable upon the exercise of this Warrant and the Exercise Price of such Warrant Shares after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

        15. AUTHORIZED SHARES. The Company covenants that during the period the Warrant is outstanding and exercisable, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant (subject to Section 19). The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the American Stock Exchange or any domestic securities exchange upon which the Common Stock may be listed.

        16. 9.99% LIMITATION.

               (a) Notwithstanding anything to the contrary contained herein and provided that this Section 16 shall not apply to any Warrants held by General Electric Company, General Electric Capital Services, Inc., National Broadcasting Company, Inc. or their respective subsidiaries, the number of shares of Common Stock that may be acquired by the Investor upon exercise pursuant to the terms hereof shall not exceed a number that, when added to the total number of shares of Common Stock deemed beneficially owned by such holder (other than by virtue of the ownership of securities or rights to acquire securities (including the Warrants) that have limitations on the Investor's right to convert, exercise or purchase similar to the limitation set forth herein (the "EXCLUDED SHARES")), together with all shares of Common Stock deemed beneficially owned (not counting such affiliate's Excluded Shares) by the holder's "affiliates" (as defined Rule 144 of the Act) ("AGGREGATION PARTIES") that would be aggregated for purposes of


                                       8.

determining whether a group under Section 13(d) of the Securities Exchange Act of 1934, as amended, exists, would exceed 9.99% of the total issued and outstanding shares of the Company's Common Stock (the "RESTRICTED OWNERSHIP PERCENTAGE"). Each Holder shall have the right (w) at any time and from time to time to reduce its Restricted Ownership Percentage immediately upon notice to the Company and (x) at any time and from time to time, to increase its Restricted Ownership Percentage immediately in the event of the announcement as pending or planned of a Major Transaction (as such term is defined in the Investment Agreement).

               (b) The Investor covenants at all times on each day (each such day being referred to as a "COVENANT DAY") as follows: During the balance of such Covenant Day and the succeeding sixty-one (61) days (the balance of such Covenant Day and the succeeding 61 days being referred to as the "COVENANT PERIOD") such Investor will not acquire shares of Common Stock pursuant to any right (including the exercise of the Adjustment Warrant) existing at the commencement of the Covenant Period to the extent the number of shares so acquired by such holder and its Aggregation Parties (ignoring all dispositions) would exceed:

                (x) the Restricted Ownership Percentage of the total number of shares of Common Stock outstanding at the commencement of the Covenant Period,

                MINUS

                (y) the number of shares of Common Stock owned by such holder and its Aggregation Parties at the commencement of the Covenant Period.

               A new and independent covenant will be deemed to be given by the holder as of each moment of each Covenant Day. No covenant will terminate, diminish or modify any other covenant. The holder agrees to comply with each such covenant. This Section 16 controls in the case of any conflict with any other provision of the Transaction Documents.

               The Company's obligation to issue Adjustment Shares which would exceed such limits referred to in this Section 16 shall be suspended to the extent necessary until such time, if any, as Adjustment Shares may be issued in compliance with such restrictions.

        17. COMPLIANCE WITH SECURITIES LAWS.

               (a) The holder hereof acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered (or if no exemption from registration exists), will have restrictions upon resale imposed by state and federal securities laws. Each certificate representing the Warrant Shares issued to the Holder upon exercise (if not registered or if no exemption from registration exists) will bear the following legend:

        THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN


                                       9.

AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, BASED ON AN OPINION LETTER OF COUNSEL SATISFACTORY TO THE COMPANY OR A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.

               (b) Without limiting the Investor's right to transfer, assign or otherwise convey the Warrant or Warrant Shares in compliance with all applicable securities laws, the Investor of this Warrant, by acceptance hereof, acknowledges that this Warrant and the Warrant Shares to be issued upon exercise hereof are being acquired solely for the Investor's own account and not as a nominee for any other party, and that the Investor will not offer, sell or otherwise dispose of this Warrant or any Warrant Shares to be issued upon exercise hereof except under circumstances that will not result in a violation of applicable federal and state securities laws. Upon exercise of this Warrant, the Investor shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the Warrant Shares of Common Stock so purchased are being acquired solely for the Investor's own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale.

               (c) Neither this Warrant nor any Share of Common Stock issued upon exercise of this Warrant may be offered for sale or sold, or otherwise transferred or sold in any transaction which would constitute a sale thereof within the meaning of the Act, unless (i) such security has been registered for sale under the Act and registered or qualified under applicable state securities laws relating to the offer and sale of securities, or (ii) exemptions from the registration requirements of the Act and the registration or qualification requirements of all such state securities laws are available and the Company shall have received an opinion of counsel that the proposed sale or other disposition of such securities may be effected without registration under the Act, such counsel and such opinion to be satisfactory to the Company.

               (d) Investor recognizes that investing in the Warrant and the Warrant Shares involves a high degree of risk, and Investor is in a financial position to hold the Warrant and the Warrant Shares indefinitely and is able to bear the economic risk and withstand a complete loss of its investment in the Warrant and the Warrant Shares. The Investor is a sophisticated investor and is capable of evaluating the merits and risks of investing in the Company. The Investor has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management, has been given full and complete access to information concerning the Company, and has utilized such access to its satisfaction for the purpose of obtaining information or verifying information and have had the opportunity to inspect the Company's operation. Investor has had the opportunity to ask questions of, and receive answers from, the management of the Company (and any person acting on its behalf) concerning the Warrant and the Warrant Shares and the agreements and transactions contemplated hereby, and to obtain any additional information as Investor may have requested in making its investment decision. The initial Investor in this Warrant is an "accredited investor", as defined by Regulation D promulgated under the Act.


                                      10.

        18. MISCELLANEOUS.

               (a) ISSUE DATE; CHOICE OF LAW; VENUE; JURISDICTION. THIS WARRANT AND THE RIGHTS AND DUTIES OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED ENTIRELY WITHIN THAT STATE. EACH OF THE PARTIES HEREBY SUBMITS TO THE EXCLUSIVE PERSONAL JURISDICTION AND WAIVES ANY OBJECTION AS TO VENUE IN EITHER (I) THE COUNTY OF NEW YORK, STATE OF NEW YORK OR (II) THE COUNTY OF SAN FRANCISCO, STATE OF CALIFORNIA. SERVICE OF PROCESS ON THE PARTIES IN ANY ACTION ARISING OUT OF OR RELATING TO THIS WARRANT SHALL BE EFFECTIVE IF MAILED TO THE PARTIES IN ACCORDANCE WITH SECTION 18(c) HEREOF. THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS WARRANT.

               (b) MODIFICATION AND WAIVER. This Warrant and any provisions hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought. Any amendment effected in accordance with this paragraph shall be binding upon the Investor, each future holder of this Warrant and the Company. No waivers of, or exceptions to, any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

               (c) NOTICES. Any notice, request or other document required or permitted to be given or delivered to the Investor or future holders hereof or the Company shall be personally delivered or shall be sent by certified or registered mail, postage prepaid, to the Investor or each such holder at its address as shown on the books of the Company or to the Company at the address set forth in the Agreement. All notices under this Warrant shall be deemed to have been given when received.

               A party may from time to time change the address to which notices to it are to be delivered or mailed hereunder by notice in accordance with the provisions of this Section 18(c).

               (d) SEVERABILITY. Whenever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Warrant in such jurisdiction or affect the validity, legality or enforceability of any provision in any other jurisdiction, but this Warrant shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

               (e) NO IMPAIRMENT. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith


                                      11.

assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Warrant Holder against impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any Warrant Shares above the amount payable therefor on such exercise, and (b) will take all such action as may be reasonably necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares on the exercise of this Warrant.

        19. NASDAQ LIMITATION ON EXERCISE OF WARRANTS.

               (a) Notwithstanding anything to the contrary contained herein, until the Requisite Vote is obtained, the number of shares of Common Stock that may be acquired by the Investor upon exercise of this Warrant pursuant to the terms hereof shall not exceed a number that, when added to the number of Conversion Shares issued by the Company to such Investor, would exceed such Investor's pro rata share of the Maximum Share Amount ("Investor's Pro Rata Amount"). This Section 19 shall terminate and be of no further force and effect when the Requisite Vote is obtained.

               (b) The Investor agrees that, to enable the Company to comply with the Nasdaq Cap prior to obtaining the Requisite Vote, the Company shall be required and allowed to limit the number of Warrant Shares issued by the Company to the Investor and the number of Conversion Shares issued to the Investor to the Investor's Pro Rata Amount.

        20. INCORPORATION OF TERMS. All capitalized terms not otherwise defined in this Warrant shall have the definition set forth in the Agreement.


                                      12.

        IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officers thereunto duly authorized.

Dated:  September 15, 2000

                                                   QUOKKA SPORTS, INC.


                                                   By:
                                                      --------------------------
                                                      Name:
                                                      Title:


        AGREED AND ACCEPTED
        THIS 15TH DAY OF SEPTEMBER, 2000


        Name of Investor:
                         -------------------------
        Signature:
                  --------------------------------
        Name of Signatory:
                          ------------------------
        Title of Signatory:
                           -----------------------

                               NOTICE OF EXERCISE


To:     QUOKKA SPORTS, INC.

        (1) The undersigned hereby elects:

               (A) to purchase ________ shares of Common Stock of QUOKKA SPORTS, INC. pursuant to the terms of the attached Warrant, and tenders herewith payment of the Exercise Price in full, together with all applicable transfer taxes, if any.

               (B) in a "cashless" or "net-issue exercise" for, and to purchase thereunder, ______ shares of Common Stock, and herewith makes payment therefor with _______ Surrendered Shares.

        (2) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

                      -------------------------------
                      (Name)

                      -------------------------------
                      (Address)

                      -------------------------------

        (3) Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned or in such other name as is specified below:

                      Other Name:
                                 --------------------


                                            ------------------------------------
                                            (Name)


-------------------------------             ------------------------------------
(Date)                                      (Signature)


                                            ------------------------------------
                                            (Address)

                                 ASSIGNMENT FORM


               (To assign the foregoing warrant, execute this form
                        and supply required information.
                 Do not use this form to exercise the warrant.)

        FOR VALUE RECEIVED, the foregoing Warrant of QUOKKA SPORTS, INC. and all rights evidenced thereby are hereby assigned to

_______________________________________________________________ whose address is

-------------------------------------------------------------------------------.



--------------------------------------------------------------------------------

                                              Dated:  ___________, 2000



                      Holder's Signature:
                                         ---------------------------------------
                      Holder's Address:
                                       -----------------------------------------

                                       -----------------------------------------


Signature Guaranteed:
                     -----------------------------------------------------------


NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in an fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

                                   EXHIBIT C

                              QUOKKA SPORTS, INC.



                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT



                            AS OF SEPTEMBER 15, 2000

                               TABLE OF CONTENTS

                                                                                     PAGE
SECTION 1.      GENERAL ............................................................   1

        1.1     Definitions ........................................................   1

SECTION 2.      REGISTRATION; RESTRICTIONS ON TRANSFER .............................   5

        2.1     Restrictions on Transfer ...........................................   5

        2.2     Demand Registration ................................................   8

        2.3     Piggyback Registrations ............................................   9

                (a)     Underwriting ...............................................  10

                (b)     Right to Terminate Registration ............................  11

        2.4     Form S-3 Registration ..............................................  11

        2.5     Form S-3 Registration for ZoneNetwork Registrable Securities .......  13

        2.6     Form S-3 Registration for Golf.com Registrable Securities ..........  14

        2.7     Form S-3 Registration For Holders of Purchaser Registrable
                Securities .........................................................  15

                        (i)     Delay in Effectiveness of Registration Statement ...  18

                        (ii)    No Listing; Premium Price Redemption for
                                Delisting of Class of Shares .......................  19

                        (iii)   Blackout Periods ...................................  19

                        (iv)    Redemption for Exercise Deficiency .................  19

                        (v)     Premium Redemption Price for Defaults ..............  20

                        (vi)    Cumulative Remedies ................................  20

                        (vii)   Certain Acknowledgments ............................  21

        2.8     Expenses of Registration ...........................................  22

        2.9     Obligations of the Company .........................................  23

        2.10    Termination of Registration Rights .................................  24

        2.11    Delay of Registration; Furnishing Information ......................  24

        2.12    Indemnification ....................................................  24

        2.13    Assignment of Registration Rights ..................................  27

        2.14    [Intentionally Omitted - Refer to Section 4.6] .....................  27

        2.15    Limitation on Subsequent Registration Rights .......................  27

        2.16    "Market Stand-Off" Agreement .......................................  27

        2.17    Rule 144 Reporting .................................................  27


                                       i.

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                     PAGE
SECTION 3.      AFFIRMATIVE COVENANTS ..............................................  28

        3.1     Confidential Information, etc. .....................................  28

SECTION 4.      MISCELLANEOUS ......................................................  29

        4.1     GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL ..................  29

        4.2     Survival ...........................................................  29

        4.3     Successors and Assigns .............................................  29

        4.4     Entire Agreement ...................................................  29

        4.5     Severability .......................................................  29

        4.6     Amendment and Waiver ...............................................  29

        4.7     Delays or Omissions ................................................  30

        4.8     Notices ............................................................  30

        4.9     Attorneys' Fees ....................................................  30

        4.10    Titles and Subtitles ...............................................  31

        4.11    Counterparts .......................................................  31


                                      ii.

                               QUOKKA SPORTS, INC.

                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

        THIS AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT (the "RIGHTS AGREEMENT") is entered into as of the 15th day of September, 2000, by and among QUOKKA SPORTS, INC., a Delaware corporation (the "COMPANY") and the holders of the Company's Common Stock, Warrants and Convertible Subordinated Notes set forth on Exhibit A hereto (the "INVESTORS"). This Rights Agreement amends, restates and supersedes in its entirety that certain Amended and Restated Investors' Rights Agreement dated March 31, 2000 (the "ORIGINAL INVESTORS' RIGHTS AGREEMENT") which was entered into in connection with the Company's issuance of shares of its Common Stock to the stockholders of ZoneNetwork.com, Inc. pursuant to that certain Agreement and Plan of Merger dated March 1, 2000 (the "AGREEMENT AND PLAN OF MERGER").

                                    RECITALS

        WHEREAS, the Company and certain of its current stockholders and warrant holders entered into the Original Investors' Rights Agreement; and

        WHEREAS, the Company will issue shares of its Common Stock to certain members of Golf.com, L.L.C. pursuant to that certain Purchase Agreement and Plan of Reorganization dated June 8, 2000 (the "AGREEMENT") and will issue Convertible Subordinated Notes to certain investors pursuant to the Note Purchase Agreement (as defined below); and

        WHEREAS, pursuant to the Agreement and the Note Purchase Agreement, the Company agreed to solicit the consent of the Investors (as such term was defined in the Original Investors' Rights Agreement) to amend and restate the Original Investors' Rights Agreement in order to include the shares of Common Stock issued pursuant to the Agreement and the Conversion Shares and Purchaser Warrant Shares issued pursuant to the Note Purchase Agreement as set forth herein; and

        WHEREAS, the parties hereto desire to amend the Original Investors' Rights Agreement as described above.

        NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Rights Agreement, in the Agreement and the Note Purchase Agreement, the parties mutually agree as follows:

SECTION 1. GENERAL.

        1.1 DEFINITIONS. As used in this Rights Agreement the following terms shall have the following respective meanings:

        "APPROVED MARKET" means the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market System or the Nasdaq Small Cap Market.


                                       1.

        "CONVERSION SHARES" means the shares of the Company's Voting Common Stock issuable upon conversion of the Convertible Notes.

        "CONVERSION VALUE" shall mean the value that a Purchaser would be entitled to receive upon (i) conversion of the Convertible Note at the Conversion Price (or Reset Price, if lower) then in existence, followed by (ii) the subsequent sale of the Conversion Shares received thereby at the greater of the Market Price for Shares of Common Stock in existence at the time (A) of the closing of a redemption of a Convertible Note or (B) of the event triggering the right to redemption.

        "CONVERTIBLE NOTE CLOSING" means the closing of the sale of the Convertible Notes and Purchaser Warrants pursuant to the Note Purchase Agreement.

        "CONVERTIBLE NOTE CLOSING DATE" means the date of the Convertible Note Closing.

        "CONVERTIBLE NOTES" means the Company's 7.0% Convertible Subordinated Promissory Notes issued pursuant to the Note Purchase Agreement.

        "DERIVATIVE TRANSACTIONS" shall have the meaning specified in Section 2.1(a).

        "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

        "FORM S-3" means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

        "GOLF.COM REGISTRABLE SECURITIES" means any of the shares of the Company's Common Stock issued pursuant to the Agreement.

        "HOLDER" means any person owning of record any shares of the Shares, Warrants or Registrable Securities that have not been sold to the public or any assignee of record of such Registrable Securities in accordance with Section
2.13 hereof.

        "INITIAL OFFERING" means the Company's first firm commitment underwritten public offering of its Common Stock registered under the Securities Act, which occurred on July 27, 1999.

        "MARKET PRICE FOR SHARES OF COMMON STOCK" shall mean the price of one share of Voting Common Stock determined as follows:

        (i) If the Voting Common Stock is approved for trading on the NASDAQ National Market System or the Nasdaq Small-Cap Market, the last reported "BID" price thereon on the date of valuation;

        (ii) If clause (i) above does not apply and the Voting Common Stock is listed on NYSE or the American Stock Exchange, the closing bid price on such exchange on the date of valuation;


                                       2.

        (iii) If neither clause (i) nor clause (ii) above applies but the Voting Common Stock is quoted in the over-the-counter market, another recognized exchange, on the pink sheets or bulletin board, (A) the last sales price on the date of valuation or, if there is no such sales price, (B) the mean between the last reported "BID" and "ASKED" prices thereof on the date of valuation; and

        (iv) If neither clause (i), (ii) or (iii) above applies, the market value as determined by a nationally recognized investment banking firm or other nationally recognized financial advisor retained by the Company and reasonably acceptable to the Purchasers for such purpose, taking into consideration, among other factors, the earnings history, book value and prospects for the Company, and the prices at which shares of Voting Common Stock recently have been traded. Such determination shall be conclusive and binding on all persons.

        "NON-VOTING COMMON STOCK" means such shares of the Company's Non-Voting Common Stock sold pursuant to the Common Stock Purchase Agreement dated April 12, 1997 or the Common Stock Purchase Agreement dated January 31, 1997.

        "NOTE PURCHASE AGREEMENT" means the Note Purchase Agreement dated as of September 15, 2000 between the Company, GE Capital Equity Investments, Inc. and the other Purchasers signatory thereto.

        "OLD REGISTRABLE SECURITIES" means (i) any of the Shares, if such Shares are shares of the Company's Voting Common Stock; (ii) any shares of the Company's Voting Common Stock issued pursuant to the exercise of the Warrants; and (iii) any shares of the Company's Voting Common Stock issued as (or issuable upon the conversion or exercise of any warrants, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities or the Warrants.

        "PREMIUM REDEMPTION PRICE" shall mean as to the Convertible Notes:

               (a) as used in all cases other than Sections 6(a)(i), (ii),
(iii), (iv) and (vii) of the Convertible Note, the greater of (A) 115% of the sum of (I) the Face Value thereof, (II) accrued but unpaid interest thereon, and
(III) unpaid delay or default amounts thereon or (B) the Conversion Value, and

               (b) as used in Sections 6(a)(i), (ii), (iii), (iv) and (vii) of the Convertible Note only, 115% of the sum of (A) the Face Value thereof, (B) accrued but unpaid interest thereon, and (C) unpaid delay or default amounts thereon.

        "PURCHASERS" means the investors purchasing Company securities pursuant to the Note Purchase Agreement, and their transferees and assigns.

        "PURCHASER REGISTRABLE SECURITIES" means (i) the Conversion Shares, (ii) the Purchaser Warrant Shares, (iii) securities issued or issuable upon any stock split, stock dividend, recapitalization or similar event with respect to the foregoing, and (iv) other securities issued as a dividend or other distribution with respect to, in exchange for or in replacement of the securities referred to in the preceding clauses.


                                       3.

        "PURCHASER REGISTRATION STATEMENT" has the meaning specified in Section 2.7.

        "PURCHASER SECURITIES" means the Purchaser Registrable Securities, the Purchaser Warrants and the Convertible Notes.

        "PURCHASER WARRANTS" means the Company's Common Stock Purchase Warrants issued in connection with the Note Purchase Agreement.

        "PURCHASER WARRANT SHARES" means the shares of the Company's Voting Common Stock issuable upon exercise of the Purchaser Warrants.

        "REGISTER," "REGISTERED," and "REGISTRATION" refer to a registration (including a Shelf Registration) effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or documents.

        "REGISTRABLE SECURITIES" shall mean the Golf.com Registrable Securities, ZoneNetwork Registrable Securities and the Old Registrable Securities. Notwithstanding the foregoing, Registrable Securities shall not include any securities (i) sold by a person to the public either pursuant to a registration statement or Rule 144, (ii) sold in a private transaction in which the transferor's rights under Section 2 of this Rights Agreement are not assigned or
(iii) held by a Holder whose registration rights have expired under Section 2.10 hereto.

        "REGISTRABLE SECURITIES THEN OUTSTANDING" shall be the number of shares that are Registrable Securities and either (1) are then issued and outstanding or (2) are issuable pursuant to then exercisable or convertible securities.

        "REGISTRATION EXPENSES" shall mean all expenses incurred by the Company in complying with Sections 2.2, 2.3, 2.4, 2.6 and 2.7 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements not to exceed Fifteen Thousand Dollars ($15,000) of a single special counsel for the Holders of Registrable Securities (which counsel shall be selected by the holders of a majority of the Registrable Securities and subject to the approval of the Company, which approval shall not be unreasonably withheld), reasonable fees and disbursements not to exceed Fifteen Thousand Dollars ($15,000) of a single special counsel for the Holders of Purchaser Registrable Securities (which counsel shall be selected by the holders of a majority of the Purchaser Registrable Securities), blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

        "SEC" or "COMMISSION" means the Securities and Exchange Commission.

        "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

        "SELLING EXPENSES" shall mean all underwriting discounts and selling commissions applicable to the sale.


                                       4.

        "SERIES A PREFERRED" means the Company's Series A Preferred Stock that was converted into Common Stock upon the initial public offering of the Company's equity securities.

        "SERIES B PREFERRED" means the Company's Series B Preferred Stock that was converted into Common Stock upon the initial public offering of the Company's equity securities.

        "SERIES C PREFERRED" means the Company's Series C Preferred Stock that was converted into Common Stock upon the initial public offering of the Company's equity securities.

        "SERIES D PREFERRED" means the Company's Series D Preferred Stock that was converted into Common Stock upon the initial public offering of the Company's equity securities.

        "SHARES" shall mean (i) the Company's Common Stock issued upon conversion of the Series D Preferred, (ii) the Company's Common Stock issued upon conversion of the Series C Preferred, (iii) the Company's Common Stock issued upon conversion of the Series B Preferred, (iv) the Company's Common Stock issued upon conversion of the Series A Preferred, (v) the Company's Voting Common Stock issued pursuant to that certain Common Stock Purchase Agreement dated August 19, 1997 by and among the Company and the Purchasers set forth on Exhibit A thereto, (vi) the Company's Voting Common Stock and Voting Common Stock issued upon conversion of the Non-Voting Common Stock issued pursuant to that certain Common Stock Purchase Agreement dated April 2, 1997 by and between the Company and Richard H. Williams and (vii) the Company's Voting Common Stock issued pursuant to that certain Common Stock Purchase Agreement dated January 31, 1997 between the Company and Quokka Sports Pty Ltd. as trustee for Ozware Developments Unit Trust.

        "TRANSACTION DOCUMENTS" means the Note Purchase Agreement, the Noteholders Agreement (as defined in the Note Purchase Agreement), the Convertible Notes, the Purchaser Warrants and this Rights Agreement.

        "WARRANTS" means (i) the warrants to purchase Voting Common Stock of the Company issued pursuant to that certain Note and Warrant Purchase Agreement dated October 31, 1997 among the Company and the Purchasers set forth on Exhibit A thereto and (ii) the warrants, if any, held by Intel Corporation, MediaOne Interactive Services, Inc. ("MEDIAONE"), any affiliate of MediaOne to whom such warrants have been originally issued, NBC/Quokka Ventures, LLC or its assigns, Comdisco, Inc. or its assigns, Championship Auto Racing Teams, Inc. or its assigns, @Home or its assigns and National Broadcasting Corporation, Inc. or its assigns.

        "VOTING COMMON STOCK" means the Company's $.0001 par value Common Stock.

        "ZONENETWORK REGISTRABLE SECURITIES" means any of the shares of the Company's Common Stock issued pursuant to the Agreement and Plan of Merger.

SECTION 2. REGISTRATION; RESTRICTIONS ON TRANSFER.

        2.1 RESTRICTIONS ON TRANSFER. Provisions (a) through (d) apply to Holders; provisions (e) through (g) apply to Purchasers.


                                       5.

               (a) Each Holder agrees not to make any disposition of all or any portion of the Non-Voting Common Stock, Shares or Registrable Securities unless and until:

                    (i) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

                    (ii) (A) The disposition is made under Rule 144 or its equivalent, (B) such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and (C) such Holder shall have furnished the Company with an opinion of counsel that such disposition will not require registration under the Securities Act if reasonably requested by the Company, which request shall only be made in unusual circumstances; or

                    (iii) (A) The transferee has agreed in writing to be bound by the terms of this Rights Agreement, (B) such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and (C) if reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act. Notwithstanding anything to the contrary in this Section 2.1(a)(iii), any Holder of Golf.com Registrable Securities may engage in derivative, hedging or similar transactions (each, a "DERIVATIVE TRANSACTION") without complying with the requirement set forth in subsection (A) above, provided that: (i) such Derivative Transaction complies with the other restrictions set forth in this Section 2.1; (ii) the transferee in such Derivative Transaction shall have no registration rights under this Rights Agreement until such transferee has agreed in writing to be bound by the terms of this Rights Agreement; and (iii) as to Holders of Golf.com Registrable Securities only, such Derivative Transaction does not have a settlement date (the date on which the ownership of the underlying Registrable Securities should be transferred) prior to one year from the date hereof.

                    (iv) Notwithstanding the provisions of paragraphs (i), (ii) and (iii) above, no such registration statement or opinion of counsel shall be necessary for a transfer by a Holder which is (A) a partnership to its partners or former partners in accordance with partnership interests, (B) a corporation to its shareholders in accordance with their interest in the corporation, or to a wholly-owned subsidiary or an affiliate of such corporation (the term "AFFILIATE" being defined herein as any other person or entity directly or indirectly controlling, controlled by or under common control with such person or entity, with "CONTROL" meaning the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting securities or voting interests, by contract or otherwise), (C) a limited liability company to its members or former members in accordance with their interest in the limited liability company, or (D) to the Holder's family member or trust for the benefit of an individual Holder, provided any such transferee will be subject to the terms of this Rights Agreement to the same extent as if he were an original Holder hereunder.


                                       6.

               (b) Each certificate representing the Shares or Registrable Securities shall (unless otherwise permitted by the provisions of this Rights Agreement) be stamped or otherwise imprinted with legends substantially similar to the following (in addition to any legend required under applicable state securities laws or as provided elsewhere in this Rights Agreement):

        THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

        THE SALE, TRANSFER OR ASSIGNMENT OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF AN AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER OR HIS PREDECESSOR IN INTEREST. COPIES OF SUCH AGREEMENT MAY BE OBTAINED BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY.

               (c) The Company shall be obligated to reissue promptly unlegended certificates at the request of any holder thereof if the holder shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification or legend.

               (d) Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.

               (e) Each Purchaser agrees to only dispose of the Purchaser Registrable Securities pursuant to a Purchaser Registration Statement or an exemption from applicable securities law registration requirements.

               (f) Each certificate representing the Purchaser Registrable Securities shall be stamped or otherwise imprinted with a legend substantially in the following form:

        THESE SECURITIES HAVE NOT BEEN REGISTERED FOR OFFER OR SALE UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN APPLICABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

        The Company agrees to reissue certificates for Purchaser Registrable Securities without the legend set forth above within 3 trading days of receipt of a written request from a Purchaser, which request shall include such information as is reasonably necessary for the Company and its counsel to determine that such Purchaser Registrable Securities (i) have been sold to a purchaser


                                       7.

or purchasers who (in the opinion of counsel to the seller or such purchaser(s), in form and substance reasonably satisfactory to the Company and its counsel) are able to dispose of such shares publicly without registration under the Act,
(ii) have been sold pursuant to an effective registration statement, (iii) may be sold pursuant to Rule 144(k), or (iv) have been sold in compliance with Rule 144.

               (g) Nothing in this Rights Agreement will restrict the Purchasers from engaging in Derivative Transactions with respect to the Purchaser Securities. Furthermore, nothing herein shall limit the right of any Purchaser to pledge the Purchaser Securities pursuant to a bona fide margin account or lending arrangement entered into in compliance with law, including applicable securities laws.

        2.2 DEMAND REGISTRATION.

               (a) Subject to the conditions of this Section 2.2, if the Company shall receive a written request from the Holders of more than fifty percent (50%) of the Registrable Securities then outstanding (the "INITIATING HOLDERS") that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities having an aggregate offering price to the public in excess of $10,000,000, then the Company shall, within twenty (20) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 2.2, use its best efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that the Holders request to be registered. Notwithstanding any provision herein to the contrary, (i) one hundred percent (100%) of the ZoneNetwork Registrable Securities held by each Holder of ZoneNetwork Registrable Securities, and each such Holder's permitted transferees or assignees, shall not be included in the Registrable Securities then outstanding for the purposes of this Section 2.2(a) until the date six (6) months from the date of the Original Investors' Rights Agreement, and thereafter fifty percent (50%) of the ZoneNetwork Registrable Securities held by each Holder of ZoneNetwork Registrable Securities, and each such Holder's permitted transferees or assignees, shall not be included in the Registrable Securities then outstanding until the date twelve (12) months from the date of the Original Investors' Rights Agreement and (ii) one hundred percent (100%) of the Golf.com Registrable Securities held by each Holder of Golf.com Registrable Securities, and each such Holder's permitted transferees or assignees, shall not be included in the Registrable Securities then outstanding for the purposes of exercising the demand rights set forth in this Section 2.2(a) until the date six (6) months from the date hereof, and thereafter fifty percent (50%) of the Golf.com Registrable Securities held by each Holder of Golf.com Registrable Securities, and each such Holder's permitted transferees or assignees, shall not be included in the Registrable Securities then outstanding for the purposes of exercising the demand rights set forth in this Section 2.2(a) until the date twelve (12) months from the date hereof; provided that the restrictions set forth in this sentence shall not be interpreted to limit the ability of any Holder of Golf.com Registrable Securities from exercising their rights pursuant to Section 2.3 hereunder.

               (b) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.2 or any request pursuant to Section 2.3 or 2.4 and the Company shall include such information in the written notice referred to in Section 2.4(a). In such event, the right of any Holder to include its Registrable Securities in such


                                       8.

registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders (which underwriter or underwriters shall be reasonably acceptable to the Company). Notwithstanding any other provision of this Section 2.2, if the underwriter advises the Company that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Securities) then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities which would otherwise be underwritten pursuant hereto on a pro rata basis based on the number of Registrable Securities held by all such Holders (including the Initiating Holders). Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

               (c) The Company shall not be required to effect a registration pursuant to this Section 2.2:

                    (i) after the Company has effected two (2) registrations pursuant to this Section 2.2, and such registrations have been declared or ordered effective by the SEC; or

                    (ii) if the Company shall furnish to Holders requesting the filing of a registration statement pursuant to this Section 2.2, a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than sixty (60) days after receipt of the request of the Initiating Holders; provided that such right to delay a request shall be exercised by the Company not more than twice in any twelve (12) month period.

        2.3 PIGGYBACK REGISTRATIONS. The Company shall notify all Holders of Registrable Securities and all Purchasers of Purchaser Registrable Securities in writing at least thirty (30) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements under Sections 2.2, 2.4, 2.5 or 2.6 or relating to secondary offerings of securities of the Company, but excluding any Purchaser Registration Statements under Section 2.7, registration statements relating to employee benefit plans or with respect to corporate reorganizations or other transactions under Rule 145 of the Securities Act) and will afford each such Holder an opportunity to include in such registration statement all or part of such Registrable Securities or Purchaser Registrable Securities held by such Holder or Purchasers respectively. Each Holder or Purchaser desiring to include in any such registration statement all or any part of the Registrable Securities or Purchaser Registrable Securities, respectively, held by it shall, within fifteen
(15) days after the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Registrable Securities or Purchaser Registrable Securities by such Holder or Purchaser. If a Holder or Purchaser decides not to include all of its Registrable Securities or Purchaser


                                       9.

Registrable Securities in any registration statement thereafter filed by the Company, such Holder or Purchaser shall nevertheless continue to have the right to include any Registrable Securities or Purchaser Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein. Notwithstanding any provision herein to the contrary, (i) one hundred percent (100%) of the ZoneNetwork Registrable Securities held by each Holder of ZoneNetwork Registrable Securities, and each such Holder's permitted transferees or assignees, shall not be included in the Registrable Securities for the purposes of this Section 2.3 until the date six
(6) months from the date of the Original Investors' Rights Agreement, and thereafter fifty percent (50%) of the ZoneNetwork Registrable Securities held by each Holder of ZoneNetwork Registrable Securities, and each such Holder's permitted transferees or assignees, shall not be included in the Registrable Securities until the date twelve (12) months from the date of the Original Investors' Rights Agreement and (ii) fifty percent (50%) of the Golf.com Registrable Securities held by each Holder of Golf.com Registrable Securities, and each such Holder's permitted transferees or assignees, shall not be included in the Registrable Securities for the purposes of this Section 2.3 until the date twelve (12) months from the date hereof.

               (a) UNDERWRITING. If the registration statement under which the Company gives notice under this Section 2.3 is for an underwritten offering, the Company shall so advise the Holders of Registrable Securities and the Purchasers of Purchaser Registrable Securities. In such event, the right of any such Holder or Purchaser to be included in a registration pursuant to this Section 2.3 shall be conditioned upon such Holder's or Purchaser's participation in such underwriting and the inclusion of such Holder's Registrable Securities or Purchaser's Purchaser Registrable Securities in the underwriting to the extent provided herein. All Holders or Purchasers proposing to distribute their Registrable Securities or Purchaser Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Rights Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated first, to the Company; second, to the Holders and Purchasers on a pro rata basis based on the total number of Registrable Securities and Purchaser Registrable Securities held by the Holders and Purchasers who wish to sell in such offering; and third, to any shareholder of the Company (other than a Holder of Registrable Securities or a Purchaser of Purchaser Registrable Securities) on a pro rata basis. Notwithstanding the immediately preceding sentence, in no event shall the amount of securities of the selling Holders or Purchasers included in the registration be reduced below twenty-five percent (25%) of the total amount of securities included in such registration. In no event will shares of any other selling shareholder be included in any such registration which would reduce the number of shares which may be included by Holders or Purchasers without the written consent of Holders or Purchasers of more than fifty percent (50%) of the aggregate number of Registrable Securities and Purchaser Registrable Securities proposed to be sold in the offering. Notwithstanding anything to the contrary in this Section 2.3(a), (i) in the event of a registration pursuant to Section 2.5 in which the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated first, to the Holders of ZoneNetwork Registrable Securities; second, to the Company; third, to other Holders or Purchasers on a pro rata basis based on the total number of Registrable Securities and Purchaser Registrable Securities held by



                                      10.

such other Holders or Purchasers who wish to sell in such offering; and fourth, to any shareholder of the Company (other than a Holder of ZoneNetwork Registrable Securities, other Registrable Securities or Purchaser Registrable Securities) on a pro rata basis; (ii) in the event of a registration pursuant to
Section 2.6 in which the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated first, to the Holders of Golf.com Registrable Securities; second, to the Company; third, to other Holders or Purchasers on a pro rata basis based on the total number of Registrable Securities and Purchaser Registrable Securities held by such other Holders or Purchasers who wish to sell in such offering; and fourth, to any shareholder of the Company (other than a Holder or Purchaser of Golf.com Registrable Securities, other Registrable Securities or Purchaser Registrable Securities) on a pro rata basis; or (iii) in the event of a registration pursuant to Section 2.7(c) in which the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated first, to the Purchasers of Purchaser Registrable Securities; second, to the Company; third, to other Holders on a pro rata basis based on the total number of Registrable Securities held by such other Holders who wish to sell in such offering; and fourth, to any shareholder of the Company (other than a Holder of Registrable Securities or Purchaser of Purchaser Registrable Securities) on a pro rata basis.

               (b) RIGHT TO TERMINATE REGISTRATION. The Company shall have the right to terminate or withdraw any registration initiated by it under this
Section 2.3 prior to the effectiveness of such registration whether or not any Holder or Purchaser has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.8 hereof.

        2.4 FORM S-3 REGISTRATION. In the event the Company shall receive a written request from the Holders of more than fifty percent (50%) of the Registrable Securities then outstanding (the "INDICATING HOLDERS") that the Company effect a registration on Form S-3 (or any successor to Form S-3) or any similar short-form registration statement and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

               (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders of Registrable Securities; and

               (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Indicating Holder's or Indicating Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given to the Company by any such other Holder or Holders within fifteen
(15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.4:


                                      11.

                    (i) if Form S-3 (or any successor or similar form) is not available for such offering by the Holders, or

                    (ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $1,000,000, or

                    (iii) if the Company shall furnish to the Holders a certificate signed by the Chairman of the Board of Directors of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for (a) a period of not more than sixty (60) days after receipt of the request of the Indicating Holder or Indicating Holders under this Section 2.4; and (b) a period of not more than thirty (30) days after the lapse of the sixty (60) day deferral referenced in Section 2.4(b)(iii)(a) immediately above; provided, that such rights to delay a request shall be exercised by the Company not more than once in any twelve (12) month period, or

                    (iv) if the Company has, within the twelve (12) month period preceding the date of such request, already effected one (1) registration on Form S-3 for the Holders pursuant to this Section 2.4,

                    (v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Registrable Securities would not, on account of this limitation, be available for offer and sale in at least twenty states, or

                    (vi) if the Company has, within the one hundred eighty (180) day period preceding the date of such request, effected a Company initiated registration (other than a registration effected solely to qualify an employee benefit plan or to effect a business combination pursuant to Rule 145).

               (c) Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders.

        Notwithstanding any provision herein to the contrary, (i) one hundred percent (100%) of the ZoneNetwork Registrable Securities held by each Holder of ZoneNetwork Registrable Securities, and each such Holder's permitted transferees or assignees, shall not be included in the Registrable Securities then outstanding for the purposes of this Section 2.4 until the date six (6) months from the date of the Original Investors' Rights Agreement, and thereafter fifty percent (50%) of the ZoneNetwork Registrable Securities held by each Holder of ZoneNetwork Registrable Securities, and each such Holder's permitted transferees or assignees, shall not be included in the Registrable Securities then outstanding until the date twelve (12) months from the date of the Original Investors' Rights Agreement (ii) one hundred percent (100%) of the Golf.com Registrable Securities held by each Holder of Golf.com Registrable Securities, and each such Holder's permitted transferees or assignees, shall not be included in the Registrable


                                      12.

Securities then outstanding for the purposes of exercising the demand rights set forth in this Section 2.4 until the date six (6) months from the date hereof, and thereafter fifty percent (50%) of the Golf.com Registrable Securities held by each Holder of Golf.com Registrable Securities, and each such Holder's permitted transferees or assignees, shall not be included in the Registrable Securities then outstanding for the purposes of exercising the demand rights set forth in this Section 2.4 until the date twelve (12) months from the date hereof; provided that the restrictions set forth in this sentence shall not be interpreted to limit the ability of any Holder of Golf.com Registrable Securities from exercising their rights pursuant to Section 2.3 hereunder.

        2.5 FORM S-3 REGISTRATION FOR ZONENETWORK REGISTRABLE SECURITIES. Following the date six months from the date of the Original Investors' Rights Agreement, in the event the Company shall receive a written request from the Holders of more than fifty percent (50%) of the ZoneNetwork Registrable Securities then outstanding (the "ZONENETWORK INITIATING HOLDERS") that the Company effect a registration on Form S-3 (or any successor to Form S-3) or any similar short-form registration statement and any related qualification or compliance with respect to all or a part of the ZoneNetwork Registrable Securities owned by such Holder or Holders, the Company will:

               (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders of Registrable Securities; and

               (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such ZoneNetwork Initiating Holder's or ZoneNetwork Initiating Holders' ZoneNetwork Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given to the Company by any such other Holder or Holders within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.5:

                    (i) if Form S-3 (or any successor or similar form) is not available for such offering by the Holders, or

                    (ii) if the Holders propose to sell ZoneNetwork Registrable Securities at an aggregate price to the public of less than $10,000,000, or

                    (iii) if the Company shall furnish to the Holders a certificate signed by the Chairman of the Board of Directors of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for (a) a period of not more than sixty (60) days after receipt of the request of the ZoneNetwork Initiating Holder or ZoneNetwork Initiating Holders under this
Section 2.5; and (b) a period of not more than thirty (30) days after the lapse of the sixty (60) day deferral referenced in Section 2.5(b)(iii)(a) immediately above; provided, that such rights to delay a request shall be exercised by the Company not more than once in any twelve (12) month period, or



                                      13.

                    (iv) if the Company has already effected two (2) registrations on Form S-3 for the Holders pursuant to this Section 2.5,

                    (v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Registrable Securities would not, on account of this limitation, be available for offer and sale in at least twenty states, or

                    (vi) if the Company has, within the one hundred eighty (180) day period preceding the date of such request, effected a Company initiated registration (other than a registration effected solely to qualify an employee benefit plan or to effect a business combination pursuant to Rule 145).

        Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the ZoneNetwork Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. Notwithstanding any provision herein to the contrary, in the event the Company so elects, the Company shall be able to include other equity securities of the Company is such Form S-3 registration statement, provided that such inclusion does not reduce the number of ZoneNetwork Registrable Securities included therein.

        Notwithstanding any provision herein to the contrary, fifty percent (50%) of the ZoneNetwork Registrable Securities held by each Holder of ZoneNetwork Registrable Securities, and each such Holder's permitted transferees or assignees, shall not be included in the ZoneNetwork Registrable Securities then outstanding for the purposes of this Section 2.5 until the date twelve (12) months from the date of the Original Investors' Rights Agreement.

        2.6 FORM S-3 REGISTRATION FOR GOLF.COM REGISTRABLE SECURITIES. Following the date six months from the date hereof, in the event the Company shall receive a written request from the Holders of more than fifty percent (50%) of the Golf.com Registrable Securities then outstanding (the "GOLF.COM INITIATING HOLDERS") that the Company effect a registration on Form S-3 (or any successor to Form S-3) or any similar short-form registration statement and any related qualification or compliance with respect to all or a part of the Golf.com Registrable Securities owned by such Holder or Holders, the Company will:

               (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders of Registrable Securities; and

               (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Golf.com Initiating Holder's or Golf.com Initiating Holders' Golf.com Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given to the Company by any such other Holder or Holders within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.6:




                                      14.

                    (i) if Form S-3 (or any successor or similar form) is not available for such offering by the Holders, or

                    (ii) if the Holders propose to sell Golf.com Registrable Securities at an aggregate price to the public of less than $10,000,000, or

                    (iii) if the Company shall furnish to the Holders a certificate signed by the Chairman of the Board of Directors of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for (a) a period of not more than sixty (60) days after receipt of the request of the Golf.com Initiating Holder or Golf.com Initiating Holders under this Section 2.6; and (b) a period of not more than thirty (30) days after the lapse of the sixty (60) day deferral referenced in Section 2.6(b)(iii)(a) immediately above; provided, that such rights to delay a request shall be exercised by the Company not more than once in any twelve (12) month period, or

                    (iv) if the Company has already effected two (2) registrations on Form S-3 for the Holders pursuant to this Section 2.6,

                    (v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Registrable Securities or Purchaser Registrable Securities would not, on account of this limitation, be available for offer and sale in at least twenty states, or

                    (vi) if the Company has, within the one hundred eighty (180) day period preceding the date of such request, effected a Company initiated registration (other than a registration effected solely to qualify an employee benefit plan or to effect a business combination pursuant to Rule 145).

        Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Golf.com Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. Notwithstanding any provision herein to the contrary, in the event the Company so elects, the Company shall be able to include other equity securities of the Company is such Form S-3 registration statement, provided that such inclusion does not reduce the number of Golf.com Registrable Securities included therein.

        Notwithstanding any provision herein to the contrary, fifty percent (50%) of the Golf.com Registrable Securities held by each Holder of Golf.com Registrable Securities, and each such Holder's permitted transferees or assignees, shall not be included in the Golf.com Registrable Securities then outstanding for the purposes of this Section 2.6 until the date twelve (12) months from the date hereof.

        2.7 FORM S-3 REGISTRATION FOR HOLDERS OF PURCHASER REGISTRABLE SECURITIES. Notwithstanding any other provision of this Rights Agreement, the Company shall use its best efforts to effect the registration of the Purchaser Registrable Securities issued in connection



                                      15.

herewith (including without limitation the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable "BLUE SKY" or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act) as would permit or facilitate the sale or distribution of all the Purchaser Registrable Securities in the manner (including manner of sale) reasonably requested by the Purchaser and in all U.S. jurisdictions. Such best efforts by the Company shall include the following:

               (a) The Company shall, as expeditiously as reasonably possible after the Convertible Note Closing Date:

                    (i) But in any event within 35 days thereafter, prepare and file a shelf registration statement with the Commission on Form S-3 under the Securities Act (or in the event that the Company is ineligible to use such form, such other form as the Company is eligible to use under the Securities Act) covering the sale from time to time by the Purchasers of the Purchasers Registrable Securities (such registration statement, including any amendments or supplements thereto and prospectuses contained therein, is referred to herein as the "PURCHASER REGISTRATION STATEMENT"), which Purchaser Registration Statement, to the extent allowable under the Securities Act and the rules promulgated thereunder (including Rule 416), shall state that the initial Purchaser Registration Statement also covers such number of additional shares of Voting Common Stock as may become issuable to prevent dilution resulting from stock splits, stock dividends or similar events. The number of shares of Voting Common Stock initially included in the initial Purchaser Registration Statement shall not exceed the number of shares allowed under Rule 415 and in no event will exceed 150% of the number of shares of Voting Common Stock into which (i) the Convertible Notes may be converted and (ii) the Purchaser Warrants may be exercised. Thereafter, the Company shall use its best efforts to cause such Purchaser Registration Statement to be declared effective as soon as practicable, and in any event prior to January 15, 2001 (the "EFFECTIVENESS DEADLINE"). The Company shall provide Purchasers and their legal counsel reasonable opportunity, but not less than four (4) full business days, to review the Purchaser Registration Statement or amendment or supplement thereto prior to filing. Without limiting the foregoing, the Company will promptly respond to all SEC comments, inquiries and requests, and shall request acceleration of effectiveness at the earliest practicable date.

                    (ii) Prepare and file with the SEC such amendments and supplements to such Purchaser Registration Statement and the prospectus used in connection with such Purchaser Registration Statement, or prepare and file such additional registration statements, as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such Purchaser Registration Statement in accordance with the intended methods of disposition by the seller thereof as set forth in the Purchaser Registration Statement and notify the Purchasers of the filing and effectiveness of such Registration Statement and any amendments or supplements.

                    (iii) After the registration, furnish to each Purchaser such numbers of copies of a current prospectus conforming with the requirements of the Act, copies of the Purchaser Registration Statement, any amendment or supplement thereto and any documents incorporated by reference therein and such other documents as such Purchaser may reasonably



                                      16.

require in order to facilitate the disposition of Purchaser Registrable Securities owned by such Purchaser.

                    (iv) Use its best efforts to register and qualify the securities covered by such Purchaser Registration Statement under such other securities or "BLUE SKY" laws of all U.S. jurisdictions; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                    (v) Notify each Purchaser immediately of the happening of any event (but not the substance or details of any such event unless specifically requested by a Purchaser) as a result of which the prospectus (including any supplements thereto or thereof and any information incorporated or deemed to be incorporated by reference therein) included in such Purchaser Registration Statement, as then in effect, includes an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and use its best efforts to promptly update and/or correct such prospectus, subject to the Suspension Grace Period in Section 2.7(b)(iii).

                    (vi) Notify each Purchaser immediately of the issuance by the Commission or any state securities commission or agency of any stop order suspending the effectiveness of the Purchaser Registration Statement or the initiation of any proceedings for that purpose. The Company shall use its best efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible time.

                    (vii) Permit a single firm of counsel, designated by the holders of a majority of the Purchaser Registrable Securities included in the Purchaser Registration Statement, to review and comment on the Purchaser Registration Statement and all amendments and supplements thereto within a reasonable period of time, but not less than four (4) full business days, prior to each filing, and shall not file any document in a form to which such counsel reasonably objects.

                    (viii) Use its best efforts to list the Purchaser Registrable Securities covered by such Purchaser Registration Statement with all securities exchange(s) and/or markets on which the Common Stock is then listed and prepare and file any required filings with the National Association of Securities Dealers, Inc. or any exchange or market where the Common Stock is then traded.

                    (ix) If applicable, take all steps necessary to enable Purchasers to avail themselves of the prospectus delivery mechanism set forth in Rule 153 (or successor thereto) under the Act.

               (b) Set forth below in this Section 2.7(b) are (I) events that may arise that the Purchasers consider will interfere with the full enjoyment of their rights under the Note Purchase Agreement and this Rights Agreement (the "INTERFERING EVENTS"), and (II) certain remedies applicable in each of these events.


                                      17.

        Paragraphs (i) through (v) of this Section 2.7(b) describe the Interfering Events, provide a remedy to the Purchasers if an Interfering Event occurs and provide that the Purchasers may require that the Company redeem outstanding Convertible Notes at a specified price if certain Interfering Events are not timely cured.

        Paragraph (v) provides, inter alia, that if payments required as the remedy in the case of certain of the Interfering Events are not paid when due, the Company may be required by the Investors to redeem outstanding Securities at a specified price.

        The preceding paragraphs in this Section 2.7(b) are meant to serve only as an introduction to this Section 2.7(b), are for convenience only, and are not to be considered in applying, construing or interpreting this Section 2.7(b).

                    (i) DELAY IN EFFECTIVENESS OF REGISTRATION STATEMENT.

                         (A) In the event that the Purchaser Registration
Statement has not been declared effective by the Effectiveness Deadline, then the Company shall pay in cash to each Purchaser a Monthly Delay Payment (as defined below) for each 30 day period (or portion thereof) thereafter during which the Purchaser Registration Statement has not been declared effective, which Monthly Delay Payments shall not in the aggregate exceed the maximum percentage permitted by law.

                         (B) If the Purchaser Registration Statement has not
been declared effective by February 15, 2001, then each Purchaser shall have the right but not the obligation (until such time as the Purchaser Registration Statement is declared effective) to require the Company to redeem the Convertible Notes, in whole or in part at the Premium Redemption Price. Each Purchaser shall exercise such right by providing the Company with written notice thereof (the "PUT NOTICE"), which such Put Notice shall include the type and amount of each security that the Purchaser seeks to have redeemed and a date at least five (5) business days from the date thereof on which the Purchaser seeks the redemption to occur (the "REDEMPTION DATE").

                         (C) As used in this Rights Agreement, a "MONTHLY DELAY
PAYMENT" shall be a payment in immediately available funds equal to 1% of the:
(I) Face Amount of the Convertible Notes, (II) all accrued but unpaid interest thereon and (III) all unpaid penalties payable thereon, held by a Purchaser for each 30 day period (or portion thereof) that the specified condition in this
Section 2.7(b) has not been fulfilled or the specified deficiency has not been remedied, (prorated in each case as appropriate, it being understood that the aggregate Monthly Delay Payment paid to all Purchasers in any one month shall not exceed the 1% figure referenced above). Payment of the Monthly Delay Payments and Premium Redemption Price shall be due and payable from the Company to such Purchaser within five (5) business days of demand therefor. Without limiting the foregoing, if payment in immediately available funds of the Premium Redemption Price is not made within such 5 business day period, the Purchaser may revoke and withdraw in whole or in part its election to cause the Company to make such mandatory purchase at any time prior to its receipt of such cash, without prejudice to its ability to elect to receive that particular or other Premium Redemption Price payments in the future.




                                      18.

                    (ii) NO LISTING; PREMIUM PRICE REDEMPTION FOR DELISTING OF CLASS OF SHARES.

                         (A) In the event that the Company fails, refuses or is
unable to cause the Purchaser Registrable Securities covered by the Purchaser Registration Statement to be listed with the Approved Market and each other securities exchange and market on which the Common Stock is then traded at all times during the period ("LISTING PERIOD") commencing the earlier of the effective date of the Purchaser Registration Statement or the Effectiveness Deadline and continuing thereafter for so long as the Purchaser Warrants or Convertible Notes are outstanding, then the Company shall pay in cash to each Purchaser a Monthly Delay Payment for each 30-day period (or portion thereof) during the Listing Period from and after such failure, refusal or inability to so list the Purchaser Registrable Securities until the Purchaser Registrable Securities are so listed.

                         (B) In the event that shares of Voting Common Stock of
the Company are delisted from the Approved Market at any time following the Convertible Note Closing Date and remain delisted for 5 consecutive business days, then at the option of each Purchaser and to the extent such Purchaser so elects, the Company shall on 2 business days notice either (1) pay in cash (as provided in Section 2(b)(v)) to such Purchaser a Monthly Delay Payment for each 30-day period (or portion thereof) that the shares are delisted or (2) redeem the Purchaser Registrable Securities held by such Purchaser, in whole or in part, at a redemption price equal to the Premium Redemption Price; provided, however, that such Purchaser may revoke such request at any time prior to receipt of payment of such Monthly Delay Payments or Premium Redemption Price, as the case may be; provided, further, that the Company's obligation to pay the Monthly Delay Payment (other than accrued but unpaid Monthly Delay Payments at the time of the Company's cure) and/or redeem the Purchaser Registrable Securities after receipt of a Purchaser notice shall cease if the delisting has been cured by the Company prior to the payment and/or redemption.

                    (iii) BLACKOUT PERIODS. In the event any Purchaser is unable to sell Purchaser Registrable Securities under the Purchaser Registration Statement for more than an aggregate of forty-five (45) days in any 12 month period ("SUSPENSION GRACE PERIOD"), including without limitation by reason of a suspension of trading of the Voting Common Stock on the Approved Market, any suspension or stop order with respect to the Purchaser Registration Statement or the fact that an event has occurred as a result of which the prospectus (including any supplements thereto) included in such Purchaser Registration Statement then in effect includes an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, or the number of shares of Voting Common Stock covered by the Purchaser Registration Statement is insufficient at such time to make such sales (a "BLACKOUT"), then the Company shall pay in cash to each Purchaser a Monthly Delay Payment for each 30-day period (or portion thereof) from and after the expiration of the Suspension Grace Period. In lieu of receiving the Monthly Delay Payment as provided above, a Purchaser shall have the right but not the obligation to elect (until the Company has no longer exceeded the Suspension Grace Period) to have the Company redeem its Convertible Notes at the price equal to the Premium Redemption Price.




                                      19.

                    (iv) REDEMPTION FOR EXERCISE DEFICIENCY. In the event that the Company does not have a sufficient number of shares of Voting Common Stock available to satisfy the Company's obligations to any Purchaser upon receipt of a notice of exercise of a Purchaser Warrant or Convertible Note from an Investor, or is otherwise unable or unwilling for any reason (other than, prior to the earlier of November 15, 2000 or shareholder approval, the Nasdaq Cap) to issue Voting Common Stock as required by, and in accordance with the provisions of, the Purchaser Warrants, the Convertible Notes or the Note Purchase Agreement (each, an "EXERCISE DEFICIENCY"), then:

                         (A) The Company shall provide to each Purchaser a
Monthly Delay Payment for each 30 day period or portion thereof (appropriately prorated) following the Exercise Deficiency, on the terms set forth in Section 2.7(b)(i)(C) above.

                         (B) At any time five (5) days after the commencement of
the running of the first 30-day period described above in clause (A) of this paragraph (iv) and until the Exercise Deficiency is cured by the Company, at the request of any Purchaser, the Company promptly shall purchase from such Purchaser, and on the terms set forth in Section 2.7(b)(i)(C) above, the Convertible Notes in each case as a result of the Exercise Deficiency at the Premium Redemption Price, on the terms set forth in Section 2.7(b)(i)(C) above.

                    (v) PREMIUM REDEMPTION PRICE FOR DEFAULTS.

                         (A) The Company acknowledges that any failure, refusal
or inability by the Company to perform the obligations described in the foregoing paragraphs (i) through (iv) will cause the Purchasers to suffer damages in an amount that will be difficult to ascertain, including without limitation damages resulting from the loss of liquidity in the Purchaser Registrable Securities and the additional investment risk in holding the Purchaser Registrable Securities. Accordingly, the parties agree, after consulting with counsel, that it is appropriate to include in this Rights Agreement the foregoing provisions for Monthly Delay Payments and mandatory redemptions in order to compensate the Purchasers for such damages. The parties acknowledge and agree that the Monthly Delay Payments and mandatory redemptions set forth above represent the parties' good faith effort to quantify such damages and, as such, agree that the form and amount of such payments and mandatory redemptions are reasonable and will not constitute a penalty.

                         (B) In the event that the Company fails to pay any
Monthly Delay Payment within 5 business days of demand therefor, each Purchaser shall have the right until the delinquent Monthly Delay Payment is paid to sell to the Company any or all of its Convertible Notes at the Premium Redemption Price on the terms set forth in Section 2.7(b)(i)(B) above.

                    (vi) CUMULATIVE REMEDIES. Each Monthly Delay Payment triggered by an Interfering Event provided for in the foregoing paragraphs (i) through (v) shall be in addition to each other Monthly Delay Payment triggered by another Interfering Event; provided that even if more than one Interfering Event shall be occurring at one time, only a single Monthly Delay Payment shall be due. The Monthly Delay Payments and mandatory redemptions provided for above are in addition to and not in lieu or limitation of any other rights the


                                      20.

Purchasers may have at law, in equity or under the terms of the Transaction Documents including without limitation the right to specific performance. Each Purchaser shall be entitled to specific performance of any and all obligations of the Company in connection with the registration rights of the Purchasers hereunder.

                    (vii) CERTAIN ACKNOWLEDGMENTS. The Company acknowledges that any failure, refusal or inability by the Company described in the foregoing paragraphs (i) through (v) will cause the Purchasers to suffer damages in an amount that will be difficult to ascertain, including without limitation damages resulting from the loss of liquidity in the Purchaser Registrable Securities and the additional investment risk in holding the Purchaser Registrable Securities. Accordingly, the parties agree that it is appropriate to include in this Rights Agreement the foregoing provisions for Monthly Delay Payments and mandatory redemptions in order to compensate the Purchasers for such damages. The parties acknowledge and agree that the Monthly Delay Payments and mandatory redemptions set forth above represent the parties' good faith effort to quantify such damages and, as such, agree that the form and amount of such Monthly Delay Payments and mandatory redemptions are reasonable and will not constitute a penalty. The parties agree that the provisions of this clause (vii) consist of certain acknowledgments and agreements concerning the remedies of the Purchasers set forth in clauses (i) through (v) and paragraph (vi) of this paragraph; nothing in this clause (vii) imposes any additional default payments and mandatory redemptions for violations under this Rights Agreement.

               (c) Supplement or amend the Purchaser Registration Statement or cause the related prospectus to be amended or supplemented if required under the Securities Act or by the rules, regulations or instructions applicable to the registration form used for such Purchaser Registration or with respect to updated information about the Purchasers of Purchaser Registrable Securities, to use all reasonable best efforts to cause any such amendment to become effective and such Purchaser Registration Statement or related prospectus to become usable as soon as practicable thereafter and to furnish to the Purchasers of Purchaser Registrable Securities included in the Purchaser Registration Statement copies of any such supplement or amendment promptly after its being used or filed with the SEC.

               (d) Use commercially reasonable efforts to make available one or more executive officers of the Company to participate with the managing underwriters in a "ROAD SHOW" or other selling efforts that may be reasonably requested by the Purchasers of Purchaser Registrable Securities to facilitate the disposition of the Purchaser Registrable Securities being registered by them.

               (e) If the Purchasers of at least twenty-five percent (25%) of the Purchaser Registrable Securities then outstanding (the "INITIATING PURCHASERS") give notice to the Company that they intend to distribute the Purchaser Registrable Securities by means of an underwriting, they shall so advise the Company and the Company shall include such information in a written notice to the remaining Purchasers of Purchaser Registrable Securities. In such event, the right of any Purchaser to include its Purchaser Registrable Securities in such registration shall be conditioned upon such Purchaser's participation in such underwriting and the inclusion of such Purchaser's Purchaser Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Purchasers and such


                                      21.

Purchaser) to the extent provided herein. All Purchasers proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Purchasers (which underwriter or underwriters shall be reasonably acceptable to the Company). Notwithstanding any other provision of this Section 2.7(e), if the underwriter advises the Company that marketing factors require a limitation of the number of securities to be underwritten (including Purchaser Registrable Securities) then the Company shall so advise all Purchasers of Purchaser Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Purchasers of such Purchaser Registrable Securities which would otherwise be underwritten pursuant hereto on a pro rata basis based on the number of Purchaser Registrable Securities held by all such Purchasers (including the Initiating Purchasers). Any Purchaser Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

               (f) Subject to the provisions of Section 2.7(b)(iii), each Purchaser of Purchaser Registrable Securities agrees, by acquisition of such Purchaser Registrable Securities that, upon actual receipt of any notice from the Company pursuant to Section 2.7(a)(v) or Section 2.9(f), such Purchaser will immediately discontinue any sales of such Purchaser Registrable Securities until such Purchaser's receipt of an amended Purchaser Registration Statement, supplemented or amended prospectus thereunder, or until it is advised in writing by the Company that the use of the applicable Purchaser Registration Statement may be resumed.

               (g) Without limiting the remedies available to the Purchasers of Purchaser Registrable Securities, the Company acknowledges that any failure by the Company to comply with its obligations under this Section 2.7 may result in material irreparable injury to the Purchasers of Purchaser Registrable Securities for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Purchasers of Purchaser Registrable Securities may obtain such relief as may be required to specifically enforce the Company's obligations under this Section 2.7.

        2.8 EXPENSES OF REGISTRATION. Except as specifically provided in this
Section 2.8, all Registration Expenses incurred in connection with any registration under Section 2.2, Section 2.3, Section 2.4, Section 2.5, Section
2.6 or Section 2.7 herein shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares sold. The Company shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to Section 2.2, the request of which has been subsequently withdrawn by the Initiating Holders, unless (a) the withdrawal is based upon material adverse information concerning the Company of which the Initiating Holders were not aware at the time of such request or (b) the Holders of a majority of Registrable Securities agree to forfeit their right to one requested registration pursuant to Section 2.2, in which event such right shall be forfeited by all Holders). Additionally, the Company shall not be required to pay for expenses in any registration proceeding begun pursuant to
Section 2.4, Section 2.5 or Section 2.6, the request of which has been subsequently withdrawn by the Holders of the Registrable Securities, to be included therein unless (a) the withdrawal is based upon material adverse information concerning the Company of which the Initiating Holders were not aware at the time of such request or (b)



                                      22.

the Holders of a majority of Registrable Securities then agree that such registration shall be deemed a completed registration for the purpose of Section 2.4(b), 2.5(b) or 2.6(b), as applicable. If the Holders are required to pay the Registration Expenses, such expenses shall be borne by the Holders of securities (including Registrable Securities) requesting such registration in proportion to the number of shares for which such registration was requested.

        2.9 OBLIGATIONS OF THE COMPANY. Without limiting the requirements of
Section 2.7, whenever required to effect the registration of any Registrable Securities or Purchaser Registrable Securities, the Company shall, as expeditiously as reasonably possible:

               (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities or Purchaser Registrable Securities and use all reasonable efforts to cause such registration statement to become effective, and with respect to Registrable Securities only, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to ninety (90) days or, if earlier, until the Holder or Holders have completed the distribution related thereto.

               (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

               (c) Furnish to the applicable Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities or Purchaser Registrable Securities being registered by them.

               (d) Register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders.

               (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

               (f) Notify each Holder covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and promptly file, and use reasonable efforts to cause to become effective, an amendment to such registration statement to cause such registration statement not to include an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.




                                      23.

               (g) Furnish, at the request of a majority of the Holders participating in the registration, on the date that such Registrable Securities or Purchaser Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities or Purchaser Registrable Securities and (ii) a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and if permitted by applicable accounting standards, to the Holders requesting registration of Registrable Securities or Purchaser Registrable Securities.

        2.10 TERMINATION OF REGISTRATION RIGHTS. All registration rights granted under this Section 2 shall terminate and be of no further force and effect ten
(10) years after the date of the Company's Initial Offering. In addition, a Holder's or Purchaser's registration rights shall expire if (i) the Company has completed its Initial Offering and is subject to the provisions of the Exchange Act, (ii) such Holder or Purchaser (together with its affiliates, partners and former partners) holds less than 1% of the Company's outstanding Common Stock (treating all shares of convertible Preferred Stock and all Convertible Notes on an as converted basis) and (iii) all Registrable Securities or Purchaser Registrable Securities held by and issuable to such Holder or Purchaser may be sold under Rule 144(k); provided, however, that a Purchaser shall have registration rights as long as such Purchaser has Purchaser Warrants or Convertible Notes outstanding.

        2.11 DELAY OF REGISTRATION; FURNISHING INFORMATION.

               (a) No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

               (b) It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2.2, 2.3, 2.4, 2.5, 2.6 or 2.7 with respect to a particular Holder or Purchaser that such selling Holder or Purchaser shall furnish to the Company such information regarding itself, the Registrable Securities or Purchaser Registrable Securities held by it and the intended method of disposition of such securities as shall be required to effect the registration of Registrable Securities or Purchaser Registrable Securities.

               (c) Each Holder as to which any Shelf Registration is being effected agrees to furnish promptly to the Company (unless the Holder has otherwise provided such information to the Company or the Company otherwise has actual knowledge of such updated information) all information required to be disclosed so that the information previously furnished to the Company by such Holder is not materially misleading and does not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made.


                                      24.

        2.12 INDEMNIFICATION. In the event any Registrable Securities or Purchaser Registrable Securities are included in a registration statement under
Section 2.2, 2.3, 2.4, 2.5, 2.6 or 2.7:

               (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder or Purchaser, the partners, officers, affiliates, directors and legal counsel of each Holder or Purchaser, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or Purchaser or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "VIOLATION") by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will reimburse (as and when incurred from time to time) each such Holder, Purchaser, partner, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action or enforcing the provisions of this Section 2.12; provided, however, that the indemnity agreement contained in this Section 2.12(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, Purchaser, partner, officer, affiliate, director, underwriter or controlling person of such Holder or Purchaser.

               (b) To the extent permitted by law, each Holder or Purchaser will, severally and not jointly, if Registrable Securities or Purchaser Registrable Securities held by such Holder or Purchaser are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, its officers, affiliates and legal counsel and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers or any person who controls such Holder or Purchaser, against any losses, claims, damages or liabilities (several but not joint) to which the Company or any such director, officer, affiliate, controlling person, underwriter or other such Holder or Purchaser, or partner, director, officer or controlling person of such other Holder or Purchaser may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in



                                      25.

conformity with written information furnished by such Holder or Purchaser under an instrument duly executed by such Holder or Purchaser and stated to be specifically for use in connection with such registration; and each such Holder or Purchaser, severally and not jointly, will reimburse (as and when incurred from time to time) any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder or Purchaser, or partner, officer, director or controlling person of such other Holder or Purchaser in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this Section 2.12(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder or Purchaser, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 2.11 exceed the net proceeds from the offering received by such Holder or Purchaser.

               (c) Promptly after receipt by an indemnified party under this
Section 2.12 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.12, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding or if the counsel retained by the indemnifying party fails to assume the representation of the indemnified party. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, shall not relieve such indemnifying party of any liability to the indemnified party under this Section 2.12, except to the extent that the indemnifying party is materially prejudiced by such delay, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.12.

               (d) If the indemnification provided for in this Section 2.12 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or



                                      26.
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omission; provided, that in no event shall any contribution by a Holder hereunder exceed the proceeds from the offering received by such Holder or Purchaser.

               (e) The obligations of the Company, Purchasers and Holders under this Section 2.12 shall survive completion of any offering of Registrable Securities or Purchaser Registrable Securities in a registration statement. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

        2.13 ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities or Purchaser Registrable Securities pursuant to this Section 2 may be assigned by a Holder or Purchaser to any transferee or assignee of Registrable Securities or Purchaser Registrable Securities which (i) is a person or entity which holds Registrable Securities or Purchaser Registrable Securities, as the case may be, pursuant to a transfer permitted by
Section 2.1, or (ii) acquires at least fifty thousand (50,000) shares of Registrable Securities or Purchaser Registrable Securities, as the case may be (as adjusted for stock splits and combinations).

        2.14 [INTENTIONALLY OMITTED - REFER TO SECTION 4.6].

        2.15 LIMITATION ON SUBSEQUENT REGISTRATION RIGHTS. After the date of this Rights Agreement, the Company shall not, without the prior written consent of the Holders of more than fifty percent (50%) of the aggregate number of Registrable Securities and the Purchasers of Purchaser Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company that would grant such holder registration rights senior to those granted to the Holders or Purchasers hereunder.

        2.16 "MARKET STAND-OFF" AGREEMENT. Each Holder (but not Purchasers of Purchaser Registrable Securities and not Holders with respect to any Purchaser Registrable Securities held by them) hereby agrees that such Holder shall not sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by such Holder (other than those included in the registration) for a period specified by the representative of the underwriters of Common Stock (or other securities) of the Company not to exceed ninety (90) days following the effective date of each registration statement filed by the Company, provided that all officers and directors of the Company enter into similar agreements and that, to the extent that any such officer or director is released from any such agreement, the Holders shall also be released to such extent from the restriction contained in this Section 2.16. Nothing in this
Section 2.16 shall limit the ability of any Holder of Golf.com Registrable Securities or any Purchaser Registrable Securities from engaging in derivative, hedging or similar transactions in compliance with Section 2.1 hereof.

        Each Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. The obligations described in this Section 2.16 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or



                                      27.

similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said ninety (90) day period.

        2.17 RULE 144 REPORTING. With a view to making available to the Holders and Purchasers the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities and Purchaser Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

               (a) Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

               (b) File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act;

               (c) So long as a Holder or Purchaser owns any Registrable Securities or Purchaser Registrable Securities, furnish to such Holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

SECTION 3. AFFIRMATIVE COVENANTS.

        3.1 CONFIDENTIAL INFORMATION, ETC. Each Investor (other than the Purchasers) agrees that (a) all information received by such Investor pursuant to the Original Investor Rights Agreement or any predecessor thereof and (b) any other information, including without limitation information relating to the Company's customers, technology, processes or formulas, that (i) is disclosed by the Company to such Investor and (ii) is identified by the Company as being confidential or proprietary ("CONFIDENTIAL INFORMATION"), shall be considered confidential information. Each Investor (other than the Purchasers) further agrees that such Investor shall hold all such Confidential Information in confidence and shall not disclose any such Confidential Information to any third party other than such Investor's counsel or accountants nor shall such Investor use such Confidential Information for any purpose other than evaluation of such Investor's investment in the Company; provided, however, that the foregoing obligation to hold in confidence and not to disclose Confidential Information shall not apply to any such information that (1) was available to the public prior to disclosure by the Company, (2) becomes available to the public through no fault of such Investor, (3) is disclosed to such Investor on a non-confidential basis by a third party, provided that such Investor determines after reasonable inquiry that the third party has a legal right to make such disclosure, (4) is independently developed by such Investor or (5) is required by law or a judicial or administrative order. The Company agrees not to provide any Confidential Information or any other material non-public



                                      28.

information to a Purchaser without the prior written consent of such Purchaser, whereupon a Purchaser shall be deemed (with respect to any Confidential Information so provided) subject to the above restrictions otherwise applicable to Investors other than the Purchasers. Any information directly or indirectly provided by the Company to a Purchaser in contravention of this Section 3.1 may be disclosed to the market by such Purchaser without liability to such Purchaser.

SECTION 4. MISCELLANEOUS.

        4.1 GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL. THIS RIGHTS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF CALIFORNIA AS APPLIED TO AGREEMENTS AMONG CALIFORNIA RESIDENTS ENTERED INTO AND TO BE PERFORMED ENTIRELY WITHIN CALIFORNIA. EACH OF THE PARTIES HEREBY SUBMITS TO THE EXCLUSIVE PERSONAL JURISDICTION AND WAIVES ANY OBJECTION TO SERVICE IN EITHER (I) THE COUNTY OF NEW YORK, STATE OF NEW YORK, OR (II) THE COUNTY OF SAN FRANCISCO, STATE OF CALIFORNIA. THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS RIGHTS AGREEMENT.

        4.2 SURVIVAL. The representations, warranties, covenants, and agreements made herein shall survive any investigation made by any Holder or Purchaser and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

        4.3 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of Registrable Securities or Purchaser Registrable Securities from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities or Purchaser Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price.

        4.4 ENTIRE AGREEMENT. This Rights Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof.

        4.5 SEVERABILITY. In case any provision of this Rights Agreement shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        4.6 AMENDMENT AND WAIVER.


                                      29.

               (a) Except as specifically set forth below, any provision of this Rights Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders and Purchasers of more than fifty percent (50%) of the aggregate number of Registrable Securities and Purchaser Registrable Securities then outstanding; provided, however, that if such amendment or waiver differentiates among similarly situated stockholders or materially, adversely affects specific stockholders or groups of stockholders then the consent of the holders of more than fifty percent (50%) of the Registrable Securities or Purchaser Registrable Securities then outstanding held by such affected stockholders or group of stockholders shall additionally be required. Notwithstanding the foregoing, any amendment or waiver of Section 2.7 or any provision that adversely affects, reduces, delays, or impairs the rights of, or increases the obligations or costs of ("ADVERSELY AFFECT"), the Purchasers of Purchaser Registrable Securities (even if in a manner that is the same or similar to how it affects Holders of Registrable Securities) shall require the written consent of the Company and the Purchasers of more than sixty-six and two-thirds percent (66 2/3%) of the Face Amount of the Purchaser Registrable Securities then outstanding, which amendment or waiver shall be binding upon each Purchaser of Purchaser Registrable Securities and the Company; provided, however, that it will not be deemed to Adversely Affect the Purchasers if additional Investors become parties to this Rights Agreement and thereby become participants in the piggyback allocations under Section 2.3 hereof. Any amendment or waiver effected in accordance with this Section 4.6 shall be binding upon each Holder or Purchaser and the Company. By acceptance of any benefits under Section 2, Holders of Registrable Securities and Purchasers of Purchaser Registrable Securities hereby agree to be bound by the provisions hereunder.

               (b) Notwithstanding the foregoing, this Rights Agreement may be amended with only the written consent of the Company to include additional purchasers of Shares or Purchaser Registrable Securities as "INVESTORS," "HOLDERS", and "PURCHASERS".

        4.7 DELAYS OR OMISSIONS. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any Holder or Purchaser, upon any breach, default or noncompliance of the Company under this Rights Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any Holder's or Purchaser's part of any breach, default or noncompliance under this Rights Agreement or any waiver on such Holder's or Purchaser's part of any provisions or conditions of this Rights Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Rights Agreement, by law, or otherwise afforded to Holders, shall be cumulative and not alternative.

        4.8 NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt, or (v) if earlier, upon receipt. All communications shall be sent to the party to be notified at the



                                      30.

address as set forth on Exhibit A hereto or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto.

        4.9 ATTORNEYS' FEES. In the event that any dispute among the parties to this Rights Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Rights Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

        4.10 TITLES AND SUBTITLES. The titles of the sections and subsections of this Rights Agreement are for convenience of reference only and are not to be considered in construing this Rights Agreement.

        4.11 COUNTERPARTS. This Rights Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.


                                      31.

        IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:                                    INVESTORS:

QUOKKA SPORTS, INC.



By: /s/ Signature                           By: /s/ Signature
   ------------------------------              ---------------------------------
    Alan Ramadan
    President

                                            Name of Investor:
                                                             -------------------

                                            Name of Signatory:
                                                              ------------------
                                                                (if applicable)

                                            Title of Signatory:
                                                               -----------------
                                                                (if applicable)



                     SIGNATURE PAGE FOR QUOKKA SPORTS, INC.
                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                                    EXHIBIT A

                                    ADDRESSES

THE COMPANY

        Quokka Sports, Inc.
        525 Brannan Street, Ground Floor
        San Francisco, CA  94107
        Attention:    Mr. Alan Ramadan
        Telephone:    415-908-3800
        Fax:          415-908-1841

INVESTORS

        HOLDERS

        Mr. Richard H. Williams
        Incline Village
        625 Anderson Drive
        P.O. Box 4281
        Incline Village, NV  89450
        Telephone:    415-782-6050
        Fax:          415-292-7544

        Bayview Investors Ltd.
        c/o Robertson, Stephens & Company
        555 California Street
        23rd Floor
        San Francisco, CA  94104
        Attn:         Sy Kaufman
        Telephone:    415-676-2618
        Fax:          415-676-2650

        Wakefield Group II LLC
        1110 East Morehead
        Charlotte, NC  28204
        Attn:         Mike Elliott
        Telephone:    704-372-0355
        Fax:          704-372-8978

        Bregman Revocable Trust u/a/d
        8/21/92
        Walter W. Bregman, ttee
        Roberta F. Bregman, ttee
        4629 Vista de la Tierra
        Del Mar, CA 92014
        Telephone:    619-792-6185
        Fax:          619-792-9285

        Roel Pieper
        Koninklijke Philips Electronics
        Rembrand Tower HRT24
        Amstelplein 1
        NL-1096HA Amsterdam
        Netherlands
        Telephone:    +31 (20) 59 77 162
        Fax:          +31 (20) 59 77 160

        Alan Ramadan
        c/o Quokka Sports, Inc.
        Ground Floor
        525 Brannan Street
        San Francisco, CA  94107
        Telephone:    415-908-3800
        Fax:          415-908-1841


                                      A-1.

        Pogmohane Partners, L.P.
        c/o Alan Ramadan, General Partner
        Quokka Sports, Inc.
        Ground Floor
        525 Brannan Street
        San Francisco, CA  94107
        Telephone:    415-908-3800
        Fax:          415-908-1841

        (with a copy to: John J. Buttita)
        Altheimer & Gray Law Offices
        10 South Wacker Drive
        Chicago, Illinois  60606-7482
        Telephone:    312-715-4000
        Fax:          312-715-4800)

        John Bertrand
        c/o Quokka Sports, Inc.
        Ground Floor
        525 Brannan Street
        San Francisco, CA  94107
        Telephone:    415-908-3800
        Fax:          415-908-1841

        Intel Corporation
        c/o Tamiko Hutchinson
        2200 Mission College Blvd. SC4-210
        Santa Clara, CA 95052-8119
        Telephone:    (408) 765-5636
        Fax:          (408) 765-6038

        Steve Nelson
        c/o Quokka Sports, Inc.
        Ground Floor
        525 Brannan Street
        San Francisco, CA  94107
        Telephone:    415-908-3800
        Fax:          415-908-1841

        Media Technology Ventures, L.P.
        Media Technology Ventures
        Entrepreneurs Fund, L.P.
        Media Technology Equity Partners,
        L.P.
        One First Street, Suite Two
        Los Altos, CA  94022
        Attn:         Barry M. Weinman
        Telephone:    415-949-9862
        Fax:          415-949-8510

        Trinity Ventures Ltd.
        Trinity Ventures V, L.P.
        Trinity V, side-by-side fund, L.P.
        c/o Mr. James G. Shennan, Jr.
        3000 Sand Hill Road
        Bldg. 1, Suite 240
        Menlo Park, CA  94025
        Telephone:    650-854-9500
        Fax:          650-854-9501

        GC&H Investments
        c/o Cooley Godward LLP
        One Maritime Plaza, 20th Floor
        San Francisco, CA 94111-3580
        Attn: John Cardoza
        Telephone:    415-693-2000
        Fax:          415-951-3699

        Stanford University
        Stanford Management Company
        c/o Carol Gilmer 2770
        Sand Hill Road Menlo Park, CA 94025
        Telephone:    650-926-0244
        Fax:          650-854-9267

        Accel VI L.P.
        Accel Internet Fund II L.P.
        Accel Keiretsu VI L.P.
        Accel Investors '98 L.P.
        428 University Avenue
        Palo Alto, CA  94301
        Attn:         Bruce Golden
        Telephone:    650-614-4800
        Fax:          650-614-4880


                                      A-2.

        (Copy to: Accel Partners)
        One Palmer Square
        Princeton, NJ  08542
        Attn:         G. Carter Sednaoui
        Telephone:    (609) 683-4500
        Fax:          (609) 683-0384)

        MediaOne Interactive Services, Inc.
        Attn: Fred Di Blasio
        c/o AT&T Broadband
        188 Inverness Drive West, Suite 500,
        Englewood, CO  80112.
        Telephone:    303-705-7680
        Fax:          303-705-5109

        The Karr Family 1982 Trust, dated
        12/1/82,as amended
        Attn:  Howard Karr
        1777 Borel Place, #408
        San Mateo, CA 94402
        Telephone:    650-574-5277
        Fax:          650-574-0310

        Outcast Communications, Inc.
        c/o Caryn Marooney
        1696B Green Street
        San Francisco, CA 94123
        Telephone:    510-596-0994
        Fax:          510-649-8895

        The Les Schmidt and JoAnne P.
        Hattum Family Trust U/T/D 4/8/92
        c/o Quokka Sports, Inc.
        525 Brannan Street, Ground Floor
        San Francisco, CA  94107
        Attn:         Les Schmidt
        Telephone:    415-908-3800
        Fax:          415-908-1841

        The Schmidt Family Irrevocable
        Trust Dtd. 12/27/95 FBO Caryn H.
        Schmidt
        The Schmidt Family Irrevocable
        Trust Dtd. 12/27/95 FBO Bryan P.
        Schmidt
        The Schmidt Family Irrevocable
        Trust Dtd. 12/27/95 FBO Taylor G.
        Schmidt
        Charles H. Packer, Trustee
        c/o Quokka Sports, Inc.
        525 Brannan Street, Ground Floor
        San Francisco, CA  94107
        Attn:         Les Schmidt
        Telephone:    415-908-3800
        Fax:          415-908-1841

        Charles Bates Thornton Trust
        Henry Haskell Rightor Thornton Trust
        Jane Cordelia Laney Thornton Trust
        Anne Chapman Thornton Trust
        Musick, Peeler & Garrett, LLP
        One Wilshire Blvd., Suite 2000
        Los Angeles, CA  90017
        Telephone:    213-629-7657
        Attn:         Edward A. Landry

        The Ignite Group
        c/o Steve Payne, Venture Partner
        255 Shoreline Drive, Suite 510
        Redwood City, CA 94065
        Telephone:    (650) 622-2030
        Fax:          (650) 622-2015

        Omega Ventures II, L.P.
        Omega Ventures II Cayman, L.P.
        Crossover Fund II, L.P.
        Crossover Fund IIA, L.P.
        c/o Sy Kaufman
        555 California Street, 23rd Floor
        San Francisco, CA 94104
        Telephone:    (415) 693-3311
        Fax:          (415) 676-2556


                                      A-3.

        Michael Carter
        c/o Growth Phase Europe Ltd.
        50 Margravine Gardens
        London, England W6 8RJ

        (With a copy to:
        Growth Phase Europe
        349 Liberty Street
        San Francisco, CA 94114
        Attn:         Matt Hall
        Telephone:    (415) 385-5639
        Fax:          (415) 641-4297)

        Gerardo Seeliger
        12 Elystan Street
        London SW3, England
        -- Send documents DHL to:
        SeeligerY Conde
        Velazquez, 18
        28001 Madrid, Espana
        Spain
        Telephone:    +34 1 577 99 77
        Fax:          +34 (1) 577 41 24

        Riemer 1991 Revocable Trust
        David Riemer
        1611 Bonita Avenue
        Berkeley, CA 94709
        Telephone:    (415) 908-3800
        Fax:          (415) 908-1841

        M. Elizabeth Sandell
        c/o Quokka Sports, Inc.
        525 Brannan Street, Ground Floor
        San Francisco, CA  94107
        Attn:         Les Schmidt
        Telephone:    (415) 908-3800
        Fax:          (415) 908-1841

        Liberty QS, Inc.
        9197 South Peoria Street
        Englewood, CO 80112
        Attn:  Bruce Ravenal
        Phone: (720) 875-5928
        Fax: (720) 875-7236
        E-mail: bruce@libertymedia.com

        (with a copy to General Counsel at
        the same Address)

        Hearst Communications, Inc.
        959 Eighth Avenue
        New York, NY 10019
        Attn:  Scott English, Vice President
        Phone: (212) 649-2464
        Fax: (212) 582-7739
        E-mail: senglish@hearst.com

        MeriTech Capital Partners LP
        428 University Avenue
        Palo Alto, CA 94301
        Attn:  Rob Ward
        Phone: (650) 330-5472
        Fax: (650) 614-4880
        E-mail: rward@meritechcapital.com

        Comcast Interactive Investments, Inc.
        1201 Market Street
        Suite 2201
        Wilmington, DE 19801
        Attn:  Judie Dionglay, Vice President
        Phone:  (302) 594-8701
        Fax:  (302) 658-1600
        E-Mail:  judie_dionglay@comcast.com

        AtHome Corporation
        425 Broadway Street
        Redwood City, CA  94063
        Attn: Suneet Wadhwa
        Phone: (650) 569-5139
        Fax: (650) 569-5139


                                      A-4.

        (with a copy to:
        Mark Stevens
        Excite @Home
        475 Broadway Street
        Redwood City, CA  94063
        Phone: (650) 298-4477
        Fax: (650) 298-4492

        Crossover Fund II
        c/o Omega Ventures
        555 California Street, Suite 2350
        San Francisco, CA 94104
        Attn:  Dan Dunn
        Phone: (415) 676-2931
        Fax: (415) 788-4665
        E-mail: dan_dunn@rsco.com

        Pivotal Partners, L.P.
        1 Embarcadero Center, 23rd Floor
        San Francisco, CA 94111
        Attn:  Christopher Lord
        Phone: (415) 362-0292
        Fax: (415) 249-1555
        E-mail: clord@sf.amerindo.com

        BT (Netherlands) Holdings B.V.
        Overschiestraat 65
        1062 XD Amsterdam
        The Netherlands
        Attn: Company Secretary

        (with a copy to:
        Kerry Phillip
        Phone: 011-44-171-356-6389
        Fax: 011-44-171-356-4012
        E-mail: kerry.d.phillip@bt.com

        William Allison
        5503 30th Avenue NE. Apt. C
        Seattle, WA 98105

        Joel Altshule
        1339 N. Capri Dr.
        Pacific Palisades, CA  90272
        Phone:  310-459-1980

        Thomas  Armor
        2029 Ocean Key Drive
        Boca Raton, FL 33498
        Tel: 561-451-2015

        Robert Arnold
        1001-4th Avenue Plaza, #4710
        Seattle, WA 98154
        Phone:        206-358-0333

        James Backer
        PO Box 9327
        Seattle, WA  98109

        Jolie Backer
        PO Box 9327
        Seattle, WA  98109

        John Ballantine
        1510 Grand Avenue
        Seattle, WA  98122
        Phone:  206-264-7600

        Robert E. Bayley
        5505 Lake Washington Blvd. #3E
        Seattle, WA  98033

        Frederick Blume
        5385 Old Stage Rd.
        Boulder, CO  80302-9412
        Phone:  303-444-1258

        Rodney Blumenstein
        Rod Asher & Asso
        7800 78th Ave. SE
        Mercer Island, WA  98040
        Phone:  206-232-2555

        BMK Investments
        c/o Phil Boren
        8560 NE Gordon Dr.
        Bainbridge Island, WA  98110
        Phone:  206-842-4601

        Rebecca Bradshaw
        1401 5th Avenue W, #1401
        Seattle, WA 98119


                                      A-5.

        Edward & Pamela Bridge
        PO Box 1908
        Seattle, WA 98111
        Phone:        206-448-8800

        Cliff Brooks
        2020 W. Beaver Lake Dr. SE
        Issaquah, WA  98027
        Phone:        206-329-9613

        James Bruton
        355 Capt. Thomas Blvd., #66
        West Haven, CT  06516
        Phone:        203-933-0598

        Todd Burleson
        121 Mercer Street
        Seattle, WA 98109

        Adam Chapman
        151 Calyer Street, #3
        Brooklyn, NY 11222

        Tim Choate
        Freeshop.com
        95 Jackson
        Seattle, WA  98104
        Phone:        206-441-9100 x 173

        Brent Cook
        CobWeb, Inc.
        1065 12th Avenue NE, Suite E2
        Issaquah, WA 98027
        Tel:          206-937-8804

        Gary Craig
        7900 SE 28th, #401
        Mercer Island, WA 98040
        Phone:        206-230-8144
        Fax:          206-236-2045

        Robert Crist
        2234 Killarney Way
        Bellevue, WA  98004
        Phone:        425-454-9120

        Steve Cullen
        iTango Software
        1015 Third Avenue, Suite 1000
        Seattle, WA 98104
        Phone:        206-624-6888 x212
        Fax:          206-624-8851

        Andy Weissman
        Dawntreader
        826 Broadway, 7th Floor
        New York, NY 10003
        Tel:          646-654-2600
        Fax:          646-654-2654

        David Eckert
        8355 Avalon Drive
        Mercer Island, WA 98040

        Dan Elenbaas
        13916 185th Ct NE
        Woodinville, WA 98072
        Phone:        425-702-9020

        Norm Ely
        PO Box 1442
        Grass Valley, CA 95945
        Tel:          530-477-5777

        Evergreen Partners
        1218 Third Ave., #1111
        Seattle, WA  98101

        Gary Ferguson
        13608 NE 36th Place
        Bellevue, WA 98005
        Phone:        425-895-8367

        Fingerhut Companies, Inc.
        c/o Michael Sherman
        4400 Baker Road
        Minnetonka, MN  55343
        Phone:        612-932-3585
        Fax:          (612) 936-5412

        Eddie Fisher
        P.O. Box 1887
        Bellevue, WA  98009
        Phone:        206-285-4544


                                      A-6.

        John Fitzpatrick
        16709-168th Place NE
        Woodinville, WA  98072-8985
        Phone:  206-441-8285 x205

        Skip Franklin
        Phototrust.com
        1500-114th Avenue SE, #130
        Bellevue, WA  98004
        Phone:  425-468-9056
        Fax: (425) 468-9099

        Dr. Francis Galey
        35 Corthell Road
        Laramie, WY  82070
        Phone:  307-742-6322
        Fax:  307-755-5440

        Gretchen Garth
        16347 Inglewood Pl. NE
        Bothell, WA  98011
        Phone:  425-487-3037

        Scott Roberts
        The Genesis Group
        c/o eTranslate
        520 Third Street, Suite 505
        San Francisco, CA  94107
        Phone:  415-371-0000

        Todd Gilbertson
        16037 NE 165th St.
        Woodinville, WA 98072
        Phone: 206-489-9702

        Michael Goldfarb
        1420 5th Ave. #2625
        Seattle, WA  98101
        Phone:  206-346-9900

        Chuck Gottschalk
        ZoneNetwork.com
        1415 Western Avenue, Suite 300
        Seattle, WA 98101
        Tel:  206-621-8630 x102
        Fax:  206-903-8638

        Keith Grinstein
        1191 2nd Ave., Suite 1600
        Seattle, WA  98101
        Phone:  206-749-8350

        Bert Hafen
        Bear Stearns
        245 Park Avenue
        New York, NY 10167
        Phone:  800-926-4431

        Jim Harding
        23233 SE 47th Way
        Issaquah, WA 98029
        Phone: 425-391-0826

        Jeremy Jaech
        2211 Elliott Ave.
        Seattle, WA  98121
        Phone:  206-956-6510

        Marka Jenkins
        2101 4th Ave. #1250
        Seattle, WA  98121

        Kent Johnson
        13862 NE 8th, #C-306
        Bellevue, WA 98005
        Phone: 206-382-9961

        Neil (Nick) Keller
        3209 17th Ave. W
        Mercer Island, WA  98119
        Phone:  206-385-3300

        Gaylord Kellogg
        270 Lake Dell Avenue
        Seattle, WA  98122
        Phone:  206-726-9480

        Keough Investments, LLC
        Attn.  Clarke Keough
        Allen & Company
        711 5th Avenue
        New York, NY  10022
        Phone:  212-832-8000
        Fax:  212-339-2362


                                      A-7.

        Frank Kitchell
        1218 Third Ave., #1111
        Seattle, WA  98101
        Phone:  206-623-2425

        J.B. Kuppe
        c/o Design Variations
        900 A Street, Suite 301
        San Rafael, CA 94903

        Melanie Lemaire
        901 1st Avenue N.
        Seattle, WA 98105
        Tel: 206-282-2833

        Chris Lewis
        2116 40th Ave. E
        Seattle, WA  98112
        Phone:  206-323-4573

        Johan Liedgren
        2017 11th Ave. E
        Seattle, WA  98102
        Phone:  206-329-8165

        Gary Linden
        4348 Hunts Point Rd.
        Bellevue, WA  98004

        Sarah Love-Sheehan
        6015 Woodlawn Place N.
        Seattle, WA 98103
        Tel:  206-621-8630 x176
        Fax:  206-621-0651

        Jeffrey S. Lum
        2651 134th Ave. NE
        Bellevue, WA  98005
        Phone:  425-936-8851

        David Lundquist
        c/o Louis Lundquist
        8621 NE 6th Street
        Medina, WA 98039
        Phone: 425-454-5830

        Louis Lundquist
        8621 NE 6th Street
        Medina, WA 98039
        Phone: 425-454-5830

        Sara Machlin
        1804 Republican #4
        Seattle, WA 98115
        Tel:  206-621-8630 x177
        Fax:  206-621-0651

        Marketwave,  Inc.
        Attn. Steven Podradchik
        201 Queen Anne Ave. #401
        Seattle, WA  98109
        Phone:  206-682-6801

        Robin Marks
        1409 Funston Ave
        San Francisco, CA
        Tel:  415-564-5450

        Pamela McCabe
        2221 Federal Ave. E
        Seattle, WA  98102
        Phone:  206-323-6230

        Lance McIntosh
        20335 NE 61st Court
        Redmond, WA 98053
        Phone: 206-836-2878

        David Mencin
        P.O. Box 855
        Boulder, CO  80306
        Phone:  305-507-9535

        Morgen Walke Partners
        Attn. David Walke
        380 Lexington Ave., 50th Floor
        New York, NY  10168-5199
        Phone:  212-850-5600

        Furman & Susan Moseley
        310 39th Ave. E
        Seattle, WA  98112
        Phone:  206-224-5195


                                      A-8.

        MST Partnership
        c/o Tote
        1100 Olive Way, Suite 1100
        Seattle, WA  98101
        Phone:  206-628-9254

        Douglas Mullis
        1211-101st Place NE
        Bellevue, WA 98004
        Tel:  206-621-8630 x105

        Ronald Neubauer
        315 2nd Ave. S
        Seattle, WA  98104
        Phone:  206-622-7050

        Harold Nizamian
        Timeless Toys
        1165 Chess Drive, #C
        San Mateo, CA 94404-1113
        Phone:  650-856-1124
        Fax:  650-856-1138

        Daniel Nordstrom
        Nordstrom's
        600 University Ave, #600
        Seattle, WA  98101
        Phone:  206-373-4040
        Fax:  206-373-4035

        John Nyberg
        700 Kalmia Place NW
        Issaquah, WA 98027
        Phone: 206-392-6036

        Peter O'Dell
        10023 NE 155th St.
        Bothell, WA 98011
        Phone: 425-785-6247

        Timothy O'Keefe
        P.O. Box 5045
        Bellevue, WA 98009
        Phone: 206-454-6805

        Tom O'Keefe
        2020 Evergreen Point Rd.
        Medina, WA  98039
        Phone:  206-233-2071

        S. B. Olney
        1929 Mill Pointe Dr. SE
        Mill Creek, WA  98012
        Phone:  425-406-6069
        Suzanne Olsen

        C/o CobWeb
        1065 12th Avenue NW, Suite E2
        Issaquah, WA 98027
        Tel: 425-392-4535
        Fax: 425-392-4726

        Randy Ottinger
        18 Brook Bay Rd.
        Mercer Island, WA  98040-4622
        Phone:  206-747-7277

        Carol Padelford
        1421 39th Ave. E
        Seattle, WA  98112
        Phone:  206-323-7860

        John Parkey
        2425 60th Ave. SE
        Mercer Island, WA   98040
        Phone:  206-889-2999
        Fax:  206-889-0661

        Mitch Pindus
        228 S. Medio Drive
        Los Angeles, CA 90049
        Tel:  800-421-4314

        Greg Prosl
        1827 N 55th
        Seattle, WA  98103
        Phone:  206-621-8630 x190
        Fax:  206-621-0651


                                      A-9.

        Hans Prosl
        908 Florida Street, #6
        Huntington Beach,  CA 92648

        Christine Raedeke
        220 N 57th
        Seattle, WA  98103

        Gordon Raine
        1424 4th Avenue, #710
        Seattle, WA  98101

        Howard Rheingold
        306 Poplar
        Mill Valley, CA  94941

        Kenneth Robertson
        6109 224 Ave., NE
        Redmond, WA  98053
        Phone:  425-936-5894

        Scot Schmidt
        1000 Hidden Valley Rd.
        Soquel, CA  95073

        Manfred Schmiedl
        21721 NE 103rd St.
        Redmond, WA 98053
        Phone: 425-868-7150

        Jeff Schoenfeld
        J-Max Capital
        1420 5th Ave., #2200
        Seattle, WA  98101
        Phone:  206-224-3499

        Walter Schoenfeld
        Access Long Distance
        999 Third Avenue, #3800
        Seattle, WA 98104
        Phone:  206-448-2700
        Fax: (206) 441-7027

        Andy Sturner
        Sportsline.com
        6340 NW 5th Way
        Fort Lauderdale, FL 33309
        Tel:  954-351-2120

        Bob Taylor
        3901 Second Avenue, NE, #401
        Seattle, WA 98105
        Phone: 206-633-3388

        The Stusser Group
        Attn.  Leslie Stusser
        1107 1st Ave., #1904
        Seattle, WA  98101
        Phone:  206-343-9940

        Robert & Anne Thomas
        606 Wellington Avenue
        Seattle, WA  98122
        Phone:  206-325-0207

        Rick Thompson
        4721 91st Ave. NE
        Bellevue, WA  98004
        Phone:  206-455-1953
        Fax:  206-455-1938

        Todd Tibbetts
        10024-9th Avenue NW
        Seattle, WA 98177
        Tel:  206-621-8630 x135
        Fax:  206-621-0651

        Vans, Inc.
        Attn.  Craig Gosselin
        15700 Shoemaker Ave.
        Santa Fe Springs, CA  90670
        Phone:  562-565-8473
        Fax:  562-565-8413

        Jeffrey Wiss
        2855 Rock Creek Circle #112
        Superior, CO 80027
        Tel: 303-554-8924

        Malcolm Witter
        4314 East Mercer Way
        Mercer Island, WA  98040
        Phone:  206-232-6262


                                     A-10.

        David Worley
        2 Kirsten Place
        Weston, CT  06883
        Phone:  203-226-3867

        Anya Zolotusky
        4421 Greenwood Avenue N., #402
        Seattle, WA 98103
        Tel:  206-621-8630 x140
        Fax: 206-621-0651

        GolfData Corporation
        9601 McAllister Freeway, Suite 310
        San Antonio, TX  78216
        Attn: Alex Micelli

        with a copy to:
        Satex Investment Partners
        9601 McAllister Freeway, Suite 310
        San Antonio, TX  78216
        Attn: Danny Mills

        Media One Interactive Services, Inc.
        9000 E. Nichols Avenue, Suite 100
        Englewood, CO 80112
        Attn: Director of Finance
        Fax: 303-705-5163

        with a copy to:
        Media One Group, Inc.
        188 Inverness Drive
        Englewood, CO  80112
        Attn: General Counsel

        The New York Times Magazine Group, Inc.
        5520 Park Avenue
        Trumbull, CT
        Attn: Robert Carney
        Fax: 203-373-7170

        with a copy to:
        The New York Times Company
        229 West 43rd Street
        New York, NY 10036
        Attn: Secretary
        Fax: 212-556-4634

        Total Sports Inc.
        133 Fayetteville Street Mall, 6th Floor
        Raleigh, NC  27601
        Attn: Frank Daniels, III
        Fax: 919-755-8080

        with a copy to:
        J. Christopher Lynch
        Wyrick Robbins Yates & Ponton LLP
        4101 Lake Boone Trail, Suite 300
        Raleigh, NC 27607 Fax: 919-781-4865

        Otto Candies
        P.O. Box 25
        Highway 90
        Des Allemands, LA  70030
        Attn: Paul Candies
        Fax: 504-469-7740


                                     A-11.

        PURCHASERS

        Deutsche Bank
        31 West 52nd Street (16th Floor)
        New York, NY 10019
        Tel: (212) 469-5800
        Fax: (212) 469-5787
        Attn: Dan Gold, Tracy Fu and Nick
        Brumm

        GE Capital Equity Investments, Inc.
        120 Long Ridge Road
        Stamford, CT 06927
        Attn: Quokka Account Manager
        Tel: (203)
        Fax: (203)

        Societe General
        1221 Ave of the Americas
        6th Floor
        NY, NY 10020
        Attn:  Guillaume Pollet, Managing
        Director
        Tel:  (212) 278-5260
        Fax: (212) 278-5467

        Cranshire Capital, L.P.
        666 Dundee Road, Suite 1901
        Northbrook, IL 60062
        Attn:  Greg Murphy
        Tel: (207) 535-0685

        Canadian Imperial Holdings Inc.
        [CIBC]
        425 Lexington Ave., 5th Floor
        New York, NY 10538
        Attn:  Paul Flynn
        Tel:  (212) 856-6506
        Fax:  (212) 856-4054 (fax)
        OR
        Attn:  Jeff Haas
        Tel:  (212) 856-6506
        Fax:  (212) 856-4054 (fax)

        with a copy to:
        In-house Legal Counsel
        Keith Wellner
        Tel:  (212) 667-6035
        Fax:  (212) 667-4282

        DIRECTV Enterprises, Inc.
        2230 E. Imperial Hwy.
        El Segundo, CA  90245
        Attn:  Gary Qualls
        Tel:  (310) 964-4196
        Fax:  (310) 535-5416

        Genessee/Advantage Fund II Ltd.
        C/O Citco
        Kaya Flamboyan 9
        Curacao, Netherlands Antillies

        with a copy to:
        Genesee Investments
        153 East 53rd Street, 48th Floor
        New York, NY 10022
        Attn:  Bruce Bernstein
        Tel:  (212) 207-6591
        Fax: (212) 207-6599

        with a copy to:
        Genesee International Inc.
        10500 North East 8th Street
        Suite 1920
        Bellevue, WA 98004-4332
        Attn:  Don Stout
        Fax: (425) 462-4645

        Velocity Investment Partners Ltd.
        c/o Velocity Capital Management LLC
        333 W. Wacker Dr., Suite 1410
        Chicago, Illinois 60606
        Attention: Portfolio Manager
        Tel. (312) 236-3030
        Fax. (312) 236-3131

        Lionhart Investments Ltd.
        Heston Business Court
        19 Camp Road
        Wimbledon, UK SW19 4UW
        Attn:  Greg Murphy
        (44) 207-535-0685

        National Broadcasting Company, Inc.

                                     A-12.

        30 Rockefeller Plaza
        Suite 1532 East
        New York, NY  10112
        Attn:  Kim Williams, Vice President
        and CFO
        Tel: (212) 664-6905
        Fax: (212) 664-5835

        with a copy to:
        National Broadcasting Company, Inc.
        Law Department
        30 Rockefeller Plaza
        New York, NY  10112
        Attn: Vice President, Corporate &
        Transactions Law
        Tel: (212) 664-3307

        RS Orphan Fund, L.P.
        c/o RS Investment Management
        388 Market Street, Suite 200
        San Francisco, CA   94111
        Attn: Paul H. Stephens
        (415) 591-2727

        Accel VI L.P.
        Accel Internet Fund II L.P.
        Accel Keiretsu VI L.P.
        Accel Investor '98 L.P.
        428 University Avenue
        Palo Alto, California 94301

        Notices to:
        Accel Partners
        Attn:  Carter Sednaui
        1 Palmer Square
        Princeton, NJ 08542

        Middlefield Ventures, Inc.
        [Intel Corporation]
        c/o Tamiko Hutchinson
        2200 Mission College Blvd. SC4-210
        Santa Clara, CA 95052-8119
        Tel:  (408) 765-5636
        Fax: (408) 765-6038

        Notices to:
        Intel Corporation
        2200 Mission College Blvd.
        Santa Clara, CA  95052
        Attn: M&A Portfolio Manager -
        M/S RN6-46
        Fax: (408) 765-6038

        Copies to:
        Intel Corporation
        2200 Mission College Blvd.
        Santa Clara, CA  95052
        Attn: General Counsel
        Fax: (408) 765-1859

        Media Technology Ventures,  L.P.
        Media Technology Ventures
        Entrepreneurs Fund, L.P.
        Media Technology Equity Partners,  L.P.
        Media Technology Entrepreneurs
        Fund II, L.P.
        Thomson Management Growth
        Fund, L.P.
        One First Street, Suite 2
        Los Altos, CA 94022
        Attn:  Austin Grose
        Tel: (650) 917-5905

        RS Orphan Offshore Fund, L.P.
        c/o RS Investment Management
        388 Market Street, Suite 200
        San Francisco, CA   94111
        Attn: Paul H. Stephens
        (415) 591-2727

        Taib Bank E.C.
        Sehl Center, Diplomatic Area
        P.O. Box 20485
        Manama, Bahrain
        Attn:  Faisal Ahmed, Vice President
        Tel: (973) 533334
        Tel: (973) 533562 (direct)
        Fax: (973) 533174

        With copy to:
        c/o Gasim Abdulkarim
        Investor Relations Manager, M.E.
        Carolina Financial Securities
        Tel: (828) 883-4400


                                     A-13.

        Fax: (828) 883-4402

        Sandford R. Robertson
        825 Francisco Street
        San Francisco, CA 94109
        Tel:  (415) 922-1188

        Augustus O. Tai
        The Shennan 1995 Trust
        Lawrence K. Orr
        c/o Trinity Ventures
        3000 Sand Hill Road, Building 4
        Menlo Park, CA 94025
        Attn:  Gus Tai
        Tel:  (650) 854-9500

        Wakefield Group II LLC
        1110 East Morehead
        Charlotte, NC 28204
        Attn:  Mike Elliott
        Tel:  (704) 372-0355
        Fax:  (704) 372-8978

        Paul H. Stephens and Eleanor M.
        Stephens TTEES U/T/A DTD 7/6/98
        c/o RS Investment Management
        Attn: Paul H. Stephens
        388 Market Street, Suite 200
        San Francisco, CA   94111
        (415) 591-2727

        Rana General Holding Ltd.
        c/o Rana Investment Company
        P.O. Box 60148, Riyadh 11545
        Saudi Arabia
        Tel: 996.1.462.6262
        Fax: 996.1.462.6065

        AIM Group
        c/o Gasim Abdulkarim
        Investor Relations Manager, M.E.
        Carolina Financial Securities
        Tel: (828) 883-4400
        Fax: (828) 883-4402

        Kenneth F. Siebel
        80 E. Sir Francis Drake Blvd.
        Larkspur, CA  94939
        Tel: (415) 461-3850

        J.O. Hambro Capital

        Kathy Behrens
        c/o RS Investment Management
        388 Market Street, Suite 200
        San Francisco, CA   94111


                                     A-14.

                                   EXHIBIT D

                              NOTEHOLDERS AGREEMENT

                                      AMONG

                              QUOKKA SPORTS, INC.,

                       GE CAPITAL EQUITY INVESTMENTS, INC.

                                       AND

                          THE OTHER SIGNATORIES HERETO

                         DATED AS OF SEPTEMBER 15, 2000

                                TABLE OF CONTENTS

                                                                                             PAGE
ARTICLE 1 DEFINITIONS.......................................................................   1

        Section 1.1   Certain Defined Terms.................................................   1

        Section 1.2   Other Definitional Provisions.........................................  10

        Section 1.3   Accounting Terms......................................................  10

ARTICLE 2 COVENANTS.........................................................................  11

        Section 2.1   Payment of Notes......................................................  11

        Section 2.2   SEC Reports and Available Information.................................  11

        Section 2.3   Limitation on Indebtedness............................................  11

        Section 2.4   Limitation on Restricted Payments.....................................  11

        Section 2.5   Limitation on Sales of Assets and Subsidiary Stock....................  12

        Section 2.6   Minimum Revenue.......................................................  12

        Section 2.7   Minimum Operating Income/Maximum Operating Loss.......................  12

        Section 2.8   Limitation on Affiliate Transactions..................................  13

        Section 2.9   Repurchase Right Upon a Change of Control.............................  13

        Section 2.10  Limitation on Sale of Capital Stock and Merger of Subsidiaries........  13

        Section 2.11  Limitation on Liens...................................................  14

        Section 2.12  Limitation on Restricted Investments and Acquisitions.................  14

        Section 2.13  Limitation on Lines of Business.......................................  14

        Section 2.14  Corporate Existence...................................................  14

        Section 2.15  Tax Compliance........................................................  15

        Section 2.16  Payment of Taxes and Other Claims.....................................  15

        Section 2.17  Payments for Consent..................................................  15

        Section 2.18  Compliance with Law...................................................  15

        Section 2.19  Compliance Certificate................................................  15

        Section 2.20  Statement by Officers as to Default...................................  16

        Section 2.21  Insurance.............................................................  16

        Section 2.22  Access................................................................  16

        Section 2.23  HSR Approval..........................................................  16

        Section 2.24  Nasdaq Listing........................................................  17

ARTICLE 3 SUCCESSOR COMPANY.................................................................  17

                                TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                             PAGE
        Section 3.1   Merger and Consolidation..............................................  17

ARTICLE 4 [RESERVED]........................................................................  18

ARTICLE 5 TRANSFERS.........................................................................  18

        Section 5.1   Noteholder Transferees................................................  18

        Section 5.2   Legends...............................................................  19

ARTICLE 6 MISCELLANEOUS.....................................................................  19

        Section 6.1   Termination...........................................................  19

        Section 6.2   Amendments and Waivers................................................  19

        Section 6.3   Successors, Assigns and Transferees...................................  20

        Section 6.4   Notices...............................................................  20

        Section 6.5   Further Assurances....................................................  20

        Section 6.6   Entire Agreement......................................................  20

        Section 6.7   Delays or Omissions...................................................  20

        Section 6.8   Governing Law; Jurisdiction; Waiver of Jury Trial.....................  21

        Section 6.9   Severability..........................................................  21

        Section 6.10  Effective Date........................................................  21

        Section 6.11  Enforcement...........................................................  21

        Section 6.12  Titles and Subtitles..................................................  22

        Section 6.13  Counterparts; Facsimile Signatures....................................  22

                               QUOKKA SPORTS, INC.

                              NOTEHOLDERS AGREEMENT


        THIS NOTEHOLDERS AGREEMENT (this "AGREEMENT") is entered as of September 15, 2000, among Quokka Sports, Inc., a Delaware corporation (the "COMPANY"), GE Capital Equity Investments, Inc., a Delaware corporation ("GE CAPITAL") and the other signatories hereto (together with GE Capital, the "NOTEHOLDERS").

                                    RECITALS

        WHEREAS, the Company and the Noteholders have entered into a Note Purchase Agreement, dated as of September 15, 2000, as amended, supplemented or otherwise modified from time to time (the "Note Purchase Agreement"), pursuant to which the Noteholders will purchase in a single tranche an aggregate of up to $100 million aggregate principal amount of 7.0% convertible subordinated notes of the Company (the "Notes") and certain Warrants (the "Warrants");

        WHEREAS, the parties hereto desire to enter into certain arrangements relating to the Company and the Notes, to be effective as of the Closing (each as defined below).

        NOW, THEREFORE, in consideration of the foregoing recitals and of the mutual promises hereinafter set forth, the parties hereto agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

SECTION 1.1 CERTAIN DEFINED TERMS.

        As used herein, the following terms shall have the following meanings:

        "AFFILIATE" means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such specified Person, for so long as such Person remains so associated to the specified Person.

        "APPROVED MARKET" has the meaning set forth in the Note Purchase Agreement.

        "BENEFICIAL OWNER" or "BENEFICIALLY OWN" has the meaning given such term in Rule 13d-3 under the Exchange Act and a Person's beneficial ownership of Common Stock or other Voting Stock of the Company shall be calculated in accordance with the provisions of such Rule; provided, however, that for purposes of determining beneficial ownership, (i) a Person shall be deemed to be the beneficial owner of any security which may be acquired by such Person whether within 60 days or thereafter, upon the conversion, exchange or exercise of any warrants, options, rights or other securities and (ii) no Person shall be deemed to beneficially own any security solely as a result of such Person's execution of this Agreement.



                                       1.

        "BOARD" means the Board of Directors of the Company.

        "BUSINESS DAY" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in The City of New York.

        "CAPITAL LEASE" shall mean, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, either would be required to be classified and accounted for as a capital lease on a balance sheet of such Person or otherwise be disclosed as a capital lease in a note to such balance sheet, other than, in the case of the Company or any of its Subsidiaries, any such lease under which the Company or such Subsidiary is the lessor.

        "CAPITAL LEASE OBLIGATION" shall mean, with respect to any Capital Lease, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease or otherwise be disclosed in a note to such balance sheet.

        "CAPITAL STOCK" means, with respect to any Person at any time, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of capital stock, partnership interests (whether general or limited) or equivalent ownership interests in or issued by such Person, and with respect to the Company includes, without limitation, any and all shares of Common Stock and Preferred Stock.

        "CASH EQUIVALENTS" shall mean (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency thereof maturing within one year from the date of acquisition thereof; (ii) commercial paper maturing no more than one year from the date of creation thereof and at the time of their acquisition having the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc.; and (iii) certificates of deposit, maturing not more than one year from the date of creation thereof, issued by commercial banks incorporated under the laws of the United States of America, each having combined capital, surplus and undivided profits of not less than $200,000,000 and having a rating of "A" or better by a nationally recognized rating agency.

        "CHANGE OF CONTROL" shall have the meaning specified in the Note.

        "CLOSING" has the meaning assigned to such term in the Note Purchase Agreement.

        "COMMON STOCK" means the Company's Common Stock, without par value and any securities issued in respect thereof, or in substitution therefore, in connection with any stock split, dividend or combination, or any reclassification, recapitalizations, merger, consolidation, exchange or other similar reorganization.

        "COMPANY" means Quokka Sports, Inc., together with its successors by merger or otherwise.

        "COMPETITOR" shall mean any media company (including their Affiliates) that, as a material portion of its business, produces in-depth coverage of specific sporting events for


                                       2.

distribution primarily by means of Interactive Delivery; provided, however, that Competitor shall not include the General Electric Company or any of its affiliates.

        "CONSOLIDATED OPERATING INCOME" means, for any period, the Company's Net Income, adjusted to add back (i) minority interest in net income of consolidated subsidiaries, (ii) consolidated interest expense, (iii) amortization of goodwill and other intangibles (iv) one-time charges on the Company's consolidated income statement, (v) provisions for income taxes, minus, (vi) minority interest in net loss of consolidated subsidiaries, (vii) consolidated interest income, and
(viii) one-time gains on the Company's consolidated income statement, in each case for the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP applied on a basis consistent with the Company's consolidated financial statements included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

        "CONSOLIDATED REVENUE" means, for any period, the consolidated revenue for the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

        "CONTROL" (including the terms "CONTROLLED BY" and "UNDER COMMON CONTROL WITH"), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of Voting Stock, as trustee or executor, by contract or otherwise.

        "CONVERSION SHARES" means the shares of Common Stock to be issued upon the conversion of the Notes, as provided for in the Notes.

        "DEFAULT" means any event which is, or after notice or passage of time or both would be, an Event of Default.

        "DIRECTOR" means any member of the Board.

        "ENVIRONMENTAL LAWS" shall mean all federal, state and local laws, statutes, ordinances and regulations, now or hereafter in effect, and in each case as amended or supplemented from time to time, and any judicial or administrative interpretation thereof, including, without limitation, any applicable judicial or administrative order, consent decree or judgment, relating to the regulation and protection of human health, safety, the environment and natural resources (including, without limitation, ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation). Environmental Laws include but are not limited to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.) ("CERCLA"); the Hazardous Material Transportation Act, as amended (49 U.S.C. Section 1801 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act, as amended (7 U.S.C. Section 136 et seq.); the Resource Conservation and Recovery Act, as amended (42 U.S.C. Section 6901 et seq.) ("RCRA"); the Toxic Substance Control Act, as amended (15 U.S.C. Section 2601 et seq.); the Clean Air Act, as amended (42 U.S.C. Section 740 et seq.); the Federal Water Pollution Control Act, as amended (33 U.S.C. Section 1251 et seq.); the Occupational Safety and Health Act, as amended (29 U.S.C. Section 651 et seq.) ("OSHA"); and the Safe Drinking Water Act, as amended (42 U.S.C. Section 300f et seq.), and any and all regulations


                                       3.

promulgated thereunder, and all analogous state and local counterparts or equivalents and any transfer of ownership notification or approval statutes.

        "ERISA" means the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time and any regulations promulgated thereunder.

        "EVENT OF DEFAULT" shall have the meaning assigned to such term in
Section 6 of the Note.

        "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

        "FACE AMOUNT" has the meaning assigned to such term in the Note.

        "FISCAL YEAR" means the fiscal year of the Company ending on December 31 of each year.

        "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board.

        "GUARANTEED INDEBTEDNESS" shall mean, as to any Person, any obligation of such Person guaranteeing any Indebtedness, lease, dividend, or other obligation ("primary obligations") of any other Person (the "primary obligor") in any manner (except for endorsements for collection or deposit in the ordinary course of business) including, without limitation, any obligation or arrangement of such Person (i) to purchase or repurchase any such primary obligation, (ii) to advance or supply funds (a) for the purchase or payment of any such primary obligation or (b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) to indemnify the owner of such primary obligation against loss in respect thereof.

        "HOLDER" means any Noteholder and any other holder of Notes (including any direct or indirect Transferees of a Noteholder) entitled to the rights, and bound by the obligations, under this Agreement in accordance with Section 5.1(b).

        "HSR ACT" means the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended.

        "INCUR" means issue, create, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) will be deemed to be incurred by such Subsidiary at the time it becomes a Subsidiary; and the terms "Incurred" and "Incurrence" have meanings correlative to the foregoing.



                                       4.

        "INDEBTEDNESS" means, with respect to any Person on any date of determination (without duplication) (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (including, without limitation, reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured, but not including obligations to trade creditors incurred in the ordinary course of business), (ii) all obligations evidenced by notes, bonds, debentures or similar instruments (but specifically excluding the Warrants),
(iii) all indebtedness created or arising under any conditional sale or other title retention agreements with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (iv) all Capital Lease Obligations, (v) all Guaranteed Indebtedness,
(vi) all Indebtedness referred to in clause (i), (ii), (iii), (iv) or (v) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness (but only to the extent of the fair market value of such property in the case of such indebtedness that has not been assumed by such Person) and (vii) all liabilities under Title IV of ERISA.

        "INTERACTIVE DELIVERY" shall mean the delivery of content for use by an end user to a monitor or viewing screen, whereby such delivery occurs by means of telephone lines, cable television systems, optical fiber connections, cellular phones, satellites, wireless broadcast or other means of transmissions now known or hereafter devised, provided that the end user has the ability to selectively manipulate the presentation to effect substantive content changes during its use (e.g., a user can select the Internet page which such user will view). For purposes of clarity, it is understood that Interactive Delivery will not include transmission of any kind, now or hereafter devised, which makes programs and other audio and/or visual recordings of any length, available for viewing in a linear predetermined presentation (e.g., broadcast television, cable television, pay-per-view, video-on-demand) with selective manipulation available to the viewer, for example, time delay viewing of a program, color adjustment, volume control, choice of camera feeds, or textual and/or visual and/or audio material which enhances or provides additional information supplementary to and related to the subject matter of the linear predetermined presentation or presentations, such as (i) a separate stream of material with no return path, (ii) a separate stream of material with a return path that is not integrated or connected with the device delivering the linear presentation, or
(iii) a separate stream of material with a return path that permits responses (e.g., polling) that do not effect sufficient content change to or manipulation of the linear presentation so as to constitute Interactive Delivery (as an example of an insufficient change, acknowledging poll results); provided, however, that Interactive Delivery shall not include the delivery of Interactive or Enhanced TV or the delivery (whether by Interactive Delivery or otherwise) of audio and/or visual recordings of two minutes or more in length. In addition, Interactive Delivery shall not include the deliver of content to the end user which occurs principally by transporting a physical object incorporating the content, such as magnetic disks or optical disks (for example, CD-ROM).

        "INTERACTIVE OR ENHANCED TV" shall mean (a) television or television-like programs (i.e., full motion video no less than two minutes in length, including, without limitation, everything broadcast on the National Broadcasting Company ("NBC") Television Network, all current and future television stations owned and operated by NBC or any cable or digital


                                       5.

network owned or controlled by NBC ("Television Programs")) which are delivered via any transmission method and which incorporate interactively with the end user (via any back channel) such as choice of camera feeds, click-to-order, polling, game playing and VCR-type functionality (e.g., time shifting, cue and review, indexing, slow motion, etc.), (b) all interactive content and/or applications that are related to, and delivered simultaneously with, such Television Programs and/or (c) any other content and/or applications which are intended to be viewed using a device, a primary purpose of which is the viewing of Television Programs.

        "INVESTORS RIGHTS AGREEMENT" means the Amended and Restated Investors Rights Agreement, dated as of September 15, 2000, among the Company and the other signatories thereto.

        "ISSUE DATE" means the date on which the Notes were originally issued.

        "LIEN" means any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest as to assets owned by the relevant Person under the Uniform Commercial Code or comparable law of any jurisdiction).

        "MATERIAL ADVERSE EFFECT" with respect to any Person means any event, circumstance, occurrence or omission which, individually or in the aggregate, would have a material adverse effect on the business, assets, operations, liabilities, condition (financial or other) or results of operations of such Person and its Subsidiaries, taken as a whole, or on the ability of such Person to perform its obligations under this Agreement, the Notes, the Investors Rights Agreement or the Note Purchase Agreement.

        "NET INCOME" means, for any period, the consolidated net income or loss, as the case may be, of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP applied on a basis consistent with the Company's consolidated financial statements included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

        "NOTES" means the Company's 7.0% convertible subordinated notes.

        "NOTEHOLDERS" has the meaning assigned to such term in the preamble.

        "OFFICER" means the Chairman of the Board, the President, any Vice President, the Treasurer, the Corporate Controller or the Secretary of the Company.

        "OFFICERS' CERTIFICATE" means a certificate signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company.

        "OPINION OF COUNSEL" means a written opinion from legal counsel who is acceptable to the Required Holder. The counsel may be an employee of or counsel to the Company.


                                       6.

        "PERMITTED INDEBTEDNESS" means, with respect to the Company, (i) taxes or assessments or other governmental charges or levies, either not yet due and payable or to the extent that nonpayment thereof is permitted by the terms of this Agreement; (ii) obligations under workmen's compensation, unemployment insurance, social security or public liability laws or similar legislation;
(iii) bids, tenders, contracts (other than contracts for the payment of money) or leases to which the Company or any of its Subsidiaries is a party as lessee made in the ordinary course of business; (iv) public or statutory obligations of the Company or any of its Subsidiaries; (v) all deferred taxes and (vi) all unfunded pension fund and other employee benefit plan obligations and liabilities but only to the extent permitted to remain unfunded under applicable law.

        "PERMITTED LIENS" means, with respect to any Person:

            (1) Liens securing Indebtedness and other obligations under Senior Indebtedness permitted to be incurred under this Agreement;

            (2) pledges or deposits by such Person under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits or cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case Incurred in the ordinary course of business;

            (3) Liens imposed by law, including carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings if a reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made in respect thereof;

            (4) Liens for taxes, assessments or other governmental charges not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings provided appropriate reserves required pursuant to GAAP have been made in respect thereof;

            (5) Liens in favor of issuers of surety or performance bonds or letters of credit or bankers' acceptances issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness;

            (6) encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or liens incidental to the conduct of the business of such Person or to the ownership of its properties which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;



                                       7.

            (7) leases and subleases and licenses and sublicenses of property which do not materially interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries;

            (8) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

            (9) Liens for the purpose of securing the payment of all or a part of the purchase price of, or Capital Lease Obligations with respect to, assets or property acquired or constructed in the ordinary course of business provided that:

                (a) the aggregate principal amount of Indebtedness secured by such Liens is otherwise permitted to be Incurred under this Agreement and does not exceed the cost of the assets or property so acquired or constructed; and

                (b) such Liens are created within 180 days of construction or acquisition of such assets or property and do not encumber any other assets or property of the Company or any Subsidiary other than such assets or property and assets affixed or appurtenant thereto;

            (10) Liens arising solely by virtue of any statutory or common law provisions relating to banker's Liens, Liens in favor of securities intermediaries, rights of set-off or similar rights and remedies as to deposit accounts or securities accounts or other funds maintained with a depositary institution or securities intermediaries; provided that:

                (a) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board; and

                (b) such deposit account is not intended by the Company or any Subsidiary to provide collateral to the depository institution;

            (11) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company and its Subsidiaries in the ordinary course of business;

            (12) Liens existing on the Issue Date;

            (13) Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such other Person becoming a Subsidiary; provided further, however, that any such Lien may not extend to any other property owned by the Company or any Subsidiary;

            (14) Liens on property at the time the Company or a Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the


                                       8.

Company or any Subsidiary; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such acquisition; provided further, however, that such Liens may not extend to any other property owned by the Company or any Subsidiary; and

            (15) Liens securing Indebtedness or other obligations of a Subsidiary owing to the Company or a Wholly-Owned Subsidiary.

        "PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision hereof or any other entity.

        "PREFERRED STOCK," as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

        "RELATED BUSINESS" means any business which is the same as or reasonably related, ancillary or complementary to any of the businesses of the Company and its Subsidiaries on the Issue Date.

        "REQUIRED HOLDERS" means the Holders of 66 2/3% of the Face Amount of the Notes then outstanding.

        "RESTRICTED PAYMENT" shall mean (i) the declaration of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets in respect of the Capital Stock of the Company or any of its Subsidiaries or (ii) any payment on account of the purchase, redemption or other retirement of the Capital Stock of the Company or any of its Subsidiaries or any other payment or distribution made in respect of any Capital Stock of the Company, either directly or indirectly.

        "SEC" means the U.S. Securities and Exchange Commission or any other federal agency then administering the Securities Act or the Exchange Act and other federal securities laws.

        "SECURITIES ACT" means the Securities Act of 1933, as amended.

        "SENIOR INDEBTEDNESS" shall have the meaning set forth in Section 11(g) of the Notes.

        "SIGNIFICANT HOLDER" means any Person holding at the time of determination (together with their Affiliates) Notes with a Face Amount equal to 10% of the Face Amount of Notes issued on the Issue Date provided, however, that if a Significant Holder shall become a Competitor, such Person shall no longer be entitled to the rights of a Significant Holder hereunder.

        "SUBORDINATED INDEBTEDNESS" means the Notes and any other Indebtedness of the Company that specifically provides that such Indebtedness is to rank equally with or junior to the Notes in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of the Company which is not Senior Indebtedness.


                                       9.

        "SUBSIDIARY" of any Person means any corporation, association, partnership, joint venture, limited liability company or other business entry of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership and joint venture interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (1) such Person, (2) such Person and one or more Subsidiaries of such Person or (3) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of the Company.

        "TRANSACTION DOCUMENTS" shall have the meaning set forth in the Note Purchase Agreement.

        "TRANSFER" means, directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, any Notes.

        "TRANSFEREE" means any Person to whom any Noteholder or any Transferee thereof Transfers the Notes of the Company in accordance with the terms hereof.

        "VOTING STOCK" of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in the election of directors or other similar governing body.

        "WARRANT SHARES" shall have the meaning set forth in the Note Purchase Agreement.

        "WHOLLY-OWNED SUBSIDIARY" means a Subsidiary of the Company, all of the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or another Wholly-Owned Subsidiary.

SECTION 1.2 OTHER DEFINITIONAL PROVISIONS.

            (a) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article and Section references are to this Agreement unless otherwise specified.

            (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

SECTION 1.3 ACCOUNTING TERMS. Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given such term in accordance with GAAP, and all financial data required to be submitted by this Agreement shall be prepared and computed, unless otherwise specifically provided herein, in accordance with GAAP. That certain terms or computations are explicitly modified by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing. In the event that GAAP changes during the term of this Agreement such that any covenants contained herein would then be calculated in a different manner or with different components, (a) the parties hereto agree to


                                      10.

amend this Agreement in such respects as are necessary to conform those covenants as criteria for evaluating the Company's financial condition to substantially the same criteria as were effective prior to such change in GAAP and (b) the Company shall be deemed to be in compliance with such covenants during the sixty day period following any such change in GAAP if and to the extent that the Company would have been in compliance therewith under GAAP as in effect immediately prior to such change.

                                    ARTICLE 2

                                    COVENANTS

SECTION 2.1 PAYMENT OF NOTES.

        The Company shall promptly pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and in this Agreement.

SECTION 2.2 SEC REPORTS AND AVAILABLE INFORMATION.

        The Company will file with the SEC the annual reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that are specified in Sections 13 and 15(d) of the Exchange Act within the time periods specified therein. In the event that the Company is not permitted to file such reports, documents and information with the SEC pursuant to the Exchange Act, the Company will nevertheless provide such Exchange Act information to the Significant Holders as if the Company were subject to the specific reporting requirements of Section 13 or 15(d) of the Exchange Act within the time periods specified therein.

SECTION 2.3 LIMITATION ON INDEBTEDNESS.

        The Company will not, and will not permit any of its Subsidiaries to, Incur or suffer to exist any Indebtedness except: (i) Indebtedness evidenced by the Notes; (ii) Indebtedness existing on the date hereof; (iii) Permitted Indebtedness; (iv) outstanding Indebtedness owing by the Company to any of its Wholly-Owned Subsidiaries or by any of the Company's Wholly-Owned Subsidiaries to any other Wholly-Owned Subsidiaries or the Company; (vi) other Indebtedness in an aggregate amount not to exceed $25,000,000 at any time, provided that no event shall have occurred and be continuing or would result from the Incurrence of such Indebtedness which constitutes or would constitute a Default or Event of Default; (v) refinancings, extensions or other modifications of any of the items of Indebtedness outstanding on the date hereof and described in the foregoing clauses (i) through (iv).

SECTION 2.4 LIMITATION ON RESTRICTED PAYMENTS.

        The Company will not and will not permit any of its Subsidiaries to make any Restricted Payments nor will the Company permit any Subsidiary to make such payments with respect to the Company's Capital Stock; provided, however, that
(a) the Company may declare and pay dividends on its Capital Stock payable in shares of its Capital Stock if it complies with the provisions of the Notes relating thereto, (b) Subsidiaries of the Company may pay dividends to the Company or Subsidiaries of the Company (and make pro rata dividend payments to other


                                      11.

equity holders of NBC/Quokka Ventures, LLC), (c) the Company may make payments by the Company for the repurchase of Capital Stock of the Company held by a deceased former employee following the death of such employee, to the extent repurchased with the proceeds of an insurance policy on the life of such employee, and (d) the Company may make payments for the repurchase of Capital Stock held by former employees of the Company in an aggregate amount not to exceed $1,000,000 in any calendar year.

SECTION 2.5 LIMITATION ON SALES OF ASSETS AND SUBSIDIARY STOCK.

        The Company will not, and will not permit any of its Subsidiaries to,
(i) sell, transfer, convey or otherwise dispose of any assets or properties or
(ii) liquidate, dissolve or wind up the Company, or any of its Subsidiaries, except for transfers to the Company, whether voluntary or involuntary; provided, however, that the foregoing shall not prohibit (i) the sale of inventory in the ordinary course of business, (ii) the sale of surplus or obsolete equipment and fixtures or other property that is not useful in the business of the Company and its Subsidiaries, (iii) transfers resulting from any casualty or condemnation of assets or properties, (iv) leases and subleases and licenses and sublicenses of property in the ordinary course of the business of the Company and its Subsidiaries, or (v) the sale of property provided that the book value of such property, when added to all other property sold, transferred, conveyed or otherwise disposed of since the date of this Agreement does not exceed on aggregate amount of $3,000,000 in any calendar year.

SECTION 2.6 MINIMUM REVENUE.

        The Company's Consolidated Revenue for each fiscal year indicated below prior to the year the Company acquires Total Sports, Inc., a Delaware corporation ("Total Sports") will equal or exceed the amount set forth opposite such fiscal year:

                             2000                    $ 48,000,000
                             2001                    $ 69,000,000
                             2002                    $ 98,000,000
                             2003                    $137,000,000
                             2004                    $192,000,000


        The Company's Consolidated Revenue for the fiscal year in which the Company acquires Total Sports and each subsequent fiscal year will equal or exceed the amount set forth below opposite such fiscal year:

                             2000                    $ 50,000,000
                             2001                    $ 88,000,000
                             2002                    $123,000,000
                             2003                    $172,000,000
                             2004                    $241,000,000


SECTION 2.7 MINIMUM OPERATING INCOME/MAXIMUM OPERATING LOSS.

        The Company's Consolidated Operating Income for each fiscal year indicated below prior to the year the Company acquires Total Sports, (i) will not be more than the amount set


                                      12.

forth opposite such fiscal year if such amount is negative or (ii) will equal or exceed the amount set forth opposite such fiscal year if such amount is positive:

                             2000                   $(80,000,000)
                             2001                   $(50,000,000)
                             2002                   $(10,000,000)
                             2003                   $  15,000,000
                             2004                   $  29,000,000

        The Company's Consolidated Operating Income for each fiscal year in which the Company acquires Total Sports and each subsequent fiscal year (i) will not be more than the amount set forth below opposite such fiscal year if such amount is negative and (ii) will equal or exceed the amount set forth below opposite such fiscal year if such amount is positive:

                             2000                   $(83,000,000)
                             2001                   $(38,000,000)
                             2002                   $ (5,000,000)
                             2003                   $  19,000,000
                             2004                   $  36,000,000

SECTION 2.8 LIMITATION ON AFFILIATE TRANSACTIONS.

        The Company shall not and shall not permit any of its Subsidiaries to enter into or be a party to any transaction with any Affiliate of the Company or such Subsidiary, except (i) transactions expressly permitted hereby, (ii) transactions in the ordinary course of and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms that are fully disclosed to the Board and are no less favorable to the Company or such Subsidiary than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate of the Company or such Subsidiary, (iii) transactions between the Company and its Wholly-Owned Subsidiaries or between such Subsidiaries and (iv) payment of compensation to employees and directors' fees.

SECTION 2.9 REPURCHASE RIGHT UPON A CHANGE OF CONTROL.

        The Company will not agree to or permit a Change of Control unless it has available to it cash or guaranteed financing sufficient to repurchase such Notes, and irrevocably and unconditionally agrees to repurchase the Notes pursuant to Section 5 thereof, and such repurchases pursuant to Section 5 would not be prohibited or delayed by the terms of any Indebtedness or other obligation of the Company or its Subsidiaries.

SECTION 2.10 LIMITATION ON SALE OF CAPITAL STOCK AND MERGER OF SUBSIDIARIES.

        The Company will not, and will not permit any Subsidiary of the Company to, transfer, convey, sell, lease or otherwise dispose of any Voting Stock of any Subsidiary or to issue any of the Voting Stock of a Subsidiary (other than, if necessary, shares of its Voting Stock constituting directors' qualifying shares) to any Person except to the Company or a Wholly-Owned Subsidiary. The Company will not permit any Subsidiaries to merge or consolidate with or into any other Person other than the Company or a Wholly-Owned Subsidiary.


                                      13.

SECTION 2.11 LIMITATION ON LIENS.

        The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur or suffer to exist any Lien (other than Permitted Liens) upon any of its property or assets (including Capital Stock), whether owned on the date of this Agreement or acquired thereafter.

SECTION 2.12 LIMITATION ON RESTRICTED INVESTMENTS AND ACQUISITIONS.

        The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, in any transaction or series of transactions, acquire or invest in any assets or business of any Person for cash in excess of 20% of the sum of the cash on hand and Cash Equivalents, in each case at the Closing. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, in any transaction or related series of transactions, acquire or invest in, whether for cash, debt, Capital Stock, or other property or assets or by guaranty of any obligation, any assets or business of any Person other than
(i) acquisitions of assets in the ordinary course of business of the Company,
(ii) acquisitions by the Company or its Wholly-Owned Subsidiaries from the Company or any such Wholly-Owned Subsidiary or investments therein, (iii) Board approved acquisitions of the assets or business of another Person where the sole consideration is the Capital Stock of the Company; provided, that after giving effect to such acquisition, the Company would be permitted to Incur $1 of additional Indebtedness pursuant to Section 2.3 and no Default or Event of Default shall occur, (iv) investments in Cash Equivalents that comply with the investment policy approved by the board of directors of the Company, (v) investments existing as of the date hereof, (vi) guaranties that comply with
Section 2.3, (vii) investments received in connection with the bankruptcy or reorganization in settlement of delinquent obligations of, or other disputes with, Persons arising in the ordinary course of business and (viii) accounts receivable in the ordinary course of business. Except as permitted in this Agreement (including this Section 2.12), the Company shall not, and shall not permit any of its Subsidiaries to invest in any Person if, after giving effect thereto, such Person would be an Affiliate of Company, other than investments in existing Wholly-Owned Subsidiaries of Company.

SECTION 2.13 LIMITATION ON LINES OF BUSINESS.

        The Company will not, and will not permit any Subsidiary to, engage in any business other than a Related Business.

SECTION 2.14 CORPORATE EXISTENCE.

        Subject to Section 3.1, the Company shall, and shall cause each of its Subsidiaries to: (i) do or cause to be done all things reasonably necessary to preserve and keep in full force and effect its corporate existence, and its rights and franchises; and (ii) at all times to use commercially reasonable efforts to maintain, preserve and protect all of its material patents, trademarks and trade names, and preserve all the remainder of its material assets, in use or useful in the conduct of its business and keep the same in good repair, working order and condition (taking into consideration ordinary wear and tear) and from time to time make, or cause to be


                                      14.

made, all needful and proper repairs, renewals and replacements, betterments and improvements thereto consistent with industry practices.

SECTION 2.15 TAX COMPLIANCE.

        The Company shall pay all transfer, excise or similar taxes (not including income or franchise taxes) in connection with the issuance, sale, delivery or transfer by the Company to the Holders of the Notes, the Warrants, the Warrant Shares and the Conversion Shares, and shall indemnify and save each Holder harmless without limitation as to time against any and all liabilities with respect to such taxes. The Company shall not be responsible for any taxes in connection with the transfer of the Notes, the Warrants, the Warrant Shares or such Conversion Shares by the holder thereof. The obligations of the Company under this Section 2.15 shall survive the payment, prepayment, conversion or redemption of the Notes and the termination of this Agreement.

SECTION 2.16 PAYMENT OF TAXES AND OTHER CLAIMS.

        The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary and (ii) all lawful claims for labor, materials and supplies, which, if unpaid, might by law become a material liability or lien upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate reserves, if necessary (in the good faith judgment of management of the Company), are being maintained in accordance with GAAP or where the failure to effect such payment would not be reasonably likely to cause a Material Adverse Effect.

SECTION 2.17 PAYMENTS FOR CONSENT.

        Neither the Company nor any of its Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fees or otherwise, to any Holder of any Notes or Warrants for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Transaction Documents unless such consideration is offered to be paid or is paid to all Holders of the Notes or Warrants that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

SECTION 2.18 COMPLIANCE WITH LAW.

        The Company will, and will cause each of its Subsidiaries to, comply with all laws, including Environmental Laws, applicable to it, except where the failure to comply would not be reasonably likely to result in a Material Adverse Effect.

SECTION 2.19 COMPLIANCE CERTIFICATE.

        The Company shall deliver to the Holders within 120 days after the end of each Fiscal Year an Officers' Certificate stating that in the course of the performance by the signers of their


                                      15.

duties as Officers of the Company they would normally have knowledge of any Default or Event of Default and whether or not the signers know of any Default or Event of Default that occurred during such period. If they do, the certificate shall describe the Default or Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.

SECTION 2.20 STATEMENT BY OFFICERS AS TO DEFAULT.

        The Company shall deliver to the Holders, as soon as possible and in any event within five days after the Company becomes aware of the occurrence of any Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officers' Certificate setting forth the details of such Event of Default or default and the action which the Company proposes to take with respect thereto.

SECTION 2.21 INSURANCE.

        The Company will maintain with financially sound and reputable insurers
(i) business interruption insurance in a minimum amount of $6,000,000 and (ii) insurance covering such other liabilities and hazards and in such amounts as customarily maintained by other companies operating similar businesses.

SECTION 2.22 ACCESS.

        The Company shall permit representatives of the Significant Holders to visit and inspect any of the properties of Company and its Subsidiaries, to examine the corporate books and make copies or extracts therefrom and to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the principal officers of the Company, all at such reasonable times, upon reasonable notice but no more often than once per quarter.

SECTION 2.23 HSR APPROVAL.

            (a) The Company shall promptly make any and all filings which it is required to make under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), for the sale or issuance of the Notes and the Warrants and the Conversion Shares and the Warrant Shares and the Company agrees to furnish any Holder with such necessary information and reasonable assistance as such Holder may reasonably request in connection with its preparation of any necessary filings or submissions to the Federal Trade Commission ("FTC") or the Antitrust Division of the U.S. Department of Justice (the "Antitrust Division"), including, without limitation, any filings or notices necessary under the HSR Act. Any such actions, if necessary, with respect to the conversion of the Notes into Conversion Shares and the exercise of the Warrants for Warrant Shares shall be taken by the Company at such times thereafter as the Holder shall reasonably request. The Company shall, at its own expense, use all reasonable efforts to respond to any request for additional information, or other formal or informal request for information, witnesses or documents which may be made by any governmental authority pertaining to the Company with respect to the sale of the Notes and the Warrants and the issuance of the Conversion Shares and the Warrant Shares and shall keep such Holder fully apprised of its actions with respect thereto.



                                      16.

            (b) Each Holder shall promptly make any and all filings which it is required to make under the HSR Act with respect to the purchase or issuance of the Notes and the Warrants and the Conversion Shares and the Warrant Shares and such Holder agrees to furnish the Company with such necessary information and reasonable assistance as it may request in connection with its preparation of any necessary filings or submissions to the FTC or the Antitrust Division, including, without limitation, any filings or notices necessary under the HSR Act. Each Holder will, at its own expense, use all reasonable efforts to respond promptly to any request for additional information, or other formal or informal request for information, witnesses or documents which may be made by any governmental authority pertaining to such Holders, as case may be, with respect to the sale of the Notes and the Warrants and the issuance of the Common Stock issuable upon conversion of the Notes and exercise of the Warrants shall keep the Company fully apprised of its actions with respect thereto.

            (c) Each of the parties hereto shall use their commercially reasonable efforts to give such notices and obtain all other authorizations, consents, orders and approvals of all governmental authorities and other third parties that may be or become necessary for its execution and delivery of, and the performance of its obligations pursuant to this Agreement and will cooperate fully with the other parties hereto in promptly seeking to obtain all such authorizations, consents, orders and approvals.

            (d) The Company shall pay all expenses and fees payable to governmental authorities in connection with filings made pursuant to this
Section 2.23.

SECTION 2.24 NASDAQ LISTING.

        The Company shall not voluntarily remove the Common Stock from listing on an Approved Market.

                                    ARTICLE 3

                                SUCCESSOR COMPANY

SECTION 3.1 MERGER AND CONSOLIDATION.

        The Company shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:

                (i) the resulting, surviving or transferee Person (the "Successor Company") shall be a corporation, partnership, trust or limited liability company organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by written agreement executed and delivered to the Holders, in form satisfactory to the Required Holders, all the obligations of the Company under the Transaction Documents;

                (ii) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any Subsidiary of the Successor Company as a result of such transaction as having been Incurred by the Successor


                                      17.

Company or such Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing; and

                (iii) the Company shall have delivered to the Holders an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such written agreement, if any, comply with this Agreement.

        For purposes of this Section 3.1, the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

        The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under this Agreement, but, in the case of a lease of all or substantially all its assets, the Company will not be released from the obligation to pay the principal of and interest on the Notes and perform the other obligations of the Company under the Transaction Documents.

        Notwithstanding the first sentence of this Section 3.1, (i) any Subsidiary of the Company may consolidate with, merge into or transfer all or part of its properties and assets to the Company, and (ii) the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction to realize tax or other benefits.

                                    ARTICLE 4

                                   [RESERVED]



                                    ARTICLE 5

                                    TRANSFERS

SECTION 5.1 NOTEHOLDER TRANSFEREES.

            (a) The provisions hereof shall inure to the benefit of, to be binding upon and be enforceable by, any Transferee.

            (b) Prior to the consummation of a Transfer from a Noteholder, to the extent rights and obligations are to be assigned, and as a condition thereto, the applicable Transferee shall agree in writing with the other parties hereto to be bound by the terms and conditions of this Agreement and provide the Company and the other parties to this Agreement at such time complete information for notices under this Agreement.

            (c) Notwithstanding anything to the contrary in this Agreement, any Transfer permitted or required by this Agreement shall be in compliance with federal and state securities


                                      18.

laws, including without limitation the Securities Act. Notwithstanding anything to the contrary in this Agreement, each Noteholder agrees (and, by its acceptance of a Note, each Transferee agrees) that without the Company's consent it (i) shall not Transfer any Note to any Person that is not an Institutional Investor, (iii) that it shall not Transfer any Note to any Person that, together with such Person's Affiliates, will hold (after such Transfer) less than $1,000,000 in Face Amount of Notes (unless less than $1,000,000 is all that remains to transfer) and (iii) that it shall not Transfer any Note to a Competitor. An "Institutional Investor" shall be defined as a "qualified institutional buyer" (as such term is defined under Rule 144A promulgated under the Securities Act or any successor law, rule or regulation) or "accredited investor" (as such term is defined under Regulation D promulgated under the Securities Act, or any successor law, rule or regulation).

SECTION 5.2 LEGENDS.

        Each certificate representing shares of Conversion Shares will bear a legend on the face thereof in accordance with the form set forth in Section 2.1(f) of the Amended and Restated Investors' Rights Agreement, dated as of the date hereof (the "INVESTOR RIGHTS AGREEMENT"), among the Company and the Investors named therein, and the Company shall reissue certificates representing shares of Conversion Shares upon the terms and subject to the conditions set forth in Section 2.1(f) of the Investor Rights Agreement.

                                    ARTICLE 6

                                  MISCELLANEOUS

SECTION 6.1 TERMINATION.

        The provisions of this Agreement shall terminate when the Company has paid or caused to be paid all sums payable by it under the Notes. Nothing herein shall relieve any party from any liability for the breach of any of the agreements set forth in this Agreement.

SECTION 6.2 AMENDMENTS AND WAIVERS.

        No modification, amendment or waiver of any provision of this Agreement shall be effective against the Company or any Holder unless such modification, amendment or waiver is approved in writing by the Company and the Required Holders; provided, that no such action shall change Sections 2.1, 2.9, 3.1 or this 6.2 without approval of the Holders of all of the outstanding Notes. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

SECTION 6.3 SUCCESSORS, ASSIGNS AND TRANSFEREES.

        This Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned by the Company and may be assigned by any Holder to any Affiliate or Affiliates


                                      19.

thereof and, subject to the Transfer provisions herein, to any other third party. Any purported assignment in violation of this Section 6.3 shall be null and void.

SECTION 6.4 NOTICES.

        All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) upon receipt of confirmation of successful, complete transmission when sent by facsimile if sent before 6:00 p.m. Pacific Time on such day; provided that all notices relating to conversions, calls, puts and redemptions may be sent until midnight Eastern Time; (c) three (3) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent, with respect to the Company and GE Capital, to their respective addresses specified in the Note Purchase Agreement (or at such other address as any such party may specify by notice complying with the requirements of this Section 6.4) and, with respect to any other Holder, to the address of such Holder as shown in the stock record books of the Company (or at such other address as any such Holder may specify to all of the above by notice complying with the requirements of this Section 6.4).

SECTION 6.5 FURTHER ASSURANCES.

        At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

SECTION 6.6 ENTIRE AGREEMENT.

        Except as otherwise expressly set forth herein, this document and the other Transaction Documents embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, that may have related to the subject matter hereof in any way.

SECTION 6.7 DELAYS OR OMISSIONS.

        It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on the part of any party hereto of any breach, default or noncompliance under this Agreement or any waiver on such party's part of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to any party, shall be cumulative and not alternative.



                                      20.

SECTION 6.8 GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL.

        THIS AGREEMENT AND THE RIGHTS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED ENTIRELY WITHIN THAT STATE. EACH OF THE PARTIES HEREBY SUBMITS TO THE EXCLUSIVE PERSONAL JURISDICTION AND WAIVES ANY OBJECTION AS TO VENUE IN EITHER (I) THE COUNTY OF NEW YORK, STATE OF NEW YORK OR (II) COUNTY OF SAN FRANCISCO, STATE OF CALIFORNIA. SERVICE OF PROCESS ON THE PARTIES IN ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE EFFECTIVE IF MAILED TO THE PARTIES IN ACCORDANCE WITH SECTION
6.4 HEREOF. THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT.

SECTION 6.9 SEVERABILITY.

        Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

SECTION 6.10 EFFECTIVE DATE.

        This Agreement shall become effective immediately upon the Closing.

SECTION 6.11 ENFORCEMENT.

        Each party hereto acknowledges that money damages would not be an adequate remedy in the event that any of the covenants or agreements in this Agreement are not performed in accordance with its terms, and it is therefore agreed that in addition to and without limiting any other remedy or right it may have, the non-breaching party will have the right to an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically the terms and provisions hereof.

SECTION 6.12 TITLES AND SUBTITLES.

        The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

SECTION 6.13 COUNTERPARTS; FACSIMILE SIGNATURES.

        This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This Agreement may be executed by facsimile signature(s).


                                      21.

             [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]








                                      22.

        IN WITNESS WHEREOF, the parties hereto have executed the NOTEHOLDERS AGREEMENT as of the date set forth in the first paragraph hereof.

                                     QUOKKA SPORTS, INC.


                                     By: /s/ Signature
                                        ----------------------------------------
                                     Name:
                                          --------------------------------------
                                     Tile:
                                          --------------------------------------


        IN WITNESS WHEREOF, the parties hereto have executed the NOTEHOLDERS AGREEMENT as of the date set forth in the first paragraph hereof.

                                     GE CAPITAL EQUITY INVESTMENTS, INC.


                                     By: /s/ Signature
                                        ----------------------------------------
                                     Name:
                                          --------------------------------------
                                     Tile:
                                          --------------------------------------



        IN WITNESS WHEREOF, the parties hereto have executed the NOTEHOLDERS AGREEMENT as of the date set forth in the first paragraph hereof.

                                     PURCHASER:


                                     By: /s/ Signature
                                        ----------------------------------------
                                     Name of Investor:
                                                      --------------------------
                                     Name of Signatory:
                                                       -------------------------
                                     Tile:
                                          --------------------------------------



                     SIGNATURE PAGE FOR QUOKKA SPORTS, INC.
                             NOTEHOLDERS AGREEMENT

                                   EXHIBIT E

                                        ATTORNEYS AT LAW          Boulder, CO
                                                                  303 546-4000

                                        One Maritime Plaza        Denver, CO
                                        20th Floor                303 606-4800
                                        San Francisco, CA
                                        94111-3580                Kirkland, WA
                                        Main    415 693-2000      425 893-7700
                                        Fax     415 951-3699
                                                                  Menlo Park, CA
                                                                  650 843-5100

                                        www.cooley.com            Palo Alto, CA
                                                                  650 843-5000

                                                                  Reston, VA
                                                                  703 262-8000
                                        PETER H. CARSON
                                        415 693-2062              San Diego, CA
                                        carsonph@cooley.com       858 550-6000
September 15, 2000

GE Capital Equity Investments, Inc.
120 Long Ridge Road
Stamford, Connecticut 06927

The other Purchasers listed on SCHEDULE A attached to this opinion letter

RE:     QUOKKA SPORTS, INC.

Ladies and Gentlemen:

We have acted as counsel for Quokka Sports, Inc., a Delaware corporation (the "Company"), in connection with (i) the Note Purchase Agreement dated as of September 15, 2000 (the "Agreement"), by and among the Company and GE Capital Equity Investments, Inc., a Delaware corporation ("GE Capital"), and the other purchasers named in Schedule 1.1 thereto (collectively, with GE Capital, the "Noteholders"), (ii) each of the Company's 7% Convertible Subordinated Promissory Notes dated September 15, 2000 (the "Notes") issued under and pursuant to the Agreement, (iii) the Noteholders Agreement dated as of September 15, 2000 (the "Noteholders Agreement"), by and among the Company and the Noteholders (iv) each of the Company's Common Stock Purchase Warrants dated September 15, 2000 (the "Warrants") issued under and pursuant to the Agreement and (v) the Amended and Restated Investors' Rights Agreement dated as of September 15, 2000 (the "Investors' Rights Agreement"), by and among the Company and the holders of the Company's capital stock and warrants to purchase the Company's capital stock named on Exhibit A thereto.

This opinion is furnished to you at the request and on behalf of the Company pursuant to Section 6.1(i) of the Agreement. Capitalized terms used but not defined herein have the meanings given them in the Noteholders Agreement.

In connection with this opinion, we have examined the following documents:

        (a) the Agreement;

        (b) the separate Notes, made by the Company in favor of each of the Noteholders in the original principal amount of Notes purchased by such Noteholder;

        (c) the separate Warrants, issued by the Company to each of the Investors;

        (d) the Noteholders Agreement; and

        (e) the Investors' Rights Agreement.

GE Capital Equity Investments, Inc. and
other Purchasers
September 15, 2000
Page 2


        In addition, for purposes of rendering our opinions below, we have examined the following:

        (f) the Amended and Restated Certificate of Incorporation of the Company (the "Restated Certificate") as certified by the Secretary of State of the State of Delaware on July 26, 2000;

        (g) the Bylaws of the Company certified to us by an officer of the Company to be in full force and effect as of the date of this opinion letter;

        (h) the Resolutions adopted by the board of directors of the Company at a meeting held on September 8, 2000;

        (i) the Certificate of Status issued by the Secretary of State of the State of Delaware stating that the Company is a domestic corporation in good standing in such state, dated July 20, 2000, and verbal update as of September 15, 2000;

        (j) the certificates listed in SCHEDULE B attached to this opinion letter dated the indicated dates and issued by the secretary of state or other indicated governmental authority of the indicated states stating that the Company is qualified to do business as a foreign corporation in such states; and

        (k) certificate of tax good standing for the Company issued by the Franchise Tax Board of the State of California on July 27, 2000, and verbal update as of September 15, 2000.

Items (a) through (e) above are hereinafter from time to time collectively referred to as the "Note Documents"; items (f) and (g) above are hereinafter collectively referred to as the "Organizational Documents"; and items (i) through (k) above are hereafter referred to as the "Good Standing Certificates."

In connection with this opinion, we have examined and relied upon the representations and warranties as to factual matters contained in and made pursuant to the Note Documents by the various parties and upon originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. Where we render an opinion "to our knowledge" or concerning an item "known to us" or our opinion otherwise refers to our knowledge, it is based solely upon (a) an inquiry of attorneys currently within this firm who worked on this transaction or who regularly perform substantive legal services for the Company and (b) receipt of certificates executed by officers of the Company covering such matters. We have made no further investigation.

GE Capital Equity Investments, Inc. and
other Purchasers
September 15, 2000
Page 3


In rendering the opinions expressed below, we have assumed, without investigation: (a) the genuineness and authenticity of all signatures on original documents (except that such assumption is not made, as to the Company, with respect to the signature of person(s) executing the Note Documents on behalf of the Company); (b) the authenticity of all documents submitted to us as originals; (c) the conformity to originals of all documents submitted to us as copies; (d) the accuracy, completeness and authenticity of certificates of public officials; (e) the due incorporation or formation, valid existence and the corporate power to enter into, and perform in accordance with their respective terms, the Note Documents of all parties thereto (except that such assumption is not made with respect to the Company); and (e) the due authorization, execution and delivery of all documents (except that such assumption is not made with respect to the due execution and delivery of the Note Documents by the Company), in each case where the authorization, execution and delivery thereof by such parties are prerequisites to the effectiveness of such documents.

We have also assumed, without investigation, that: (i) all individuals executing and delivering documents had the legal capacity to so execute and deliver; (ii) the Note Documents are obligations binding upon all parties (except that such assumption is not made, as to the Company, with respect to the Note Documents);
(iii) there are no extrinsic agreements or understandings among the parties to the Note Documents that would modify or interpret the terms of the Note Documents or the respective rights or obligations of the parties thereunder; and
(iv) at the time any Noteholder commences any enforcement of, or any exercise of any remedy to collect, in the courts of the State of California, the obligations of the Company under any Note Document, such Noteholder shall have filed any required California franchise or income tax returns and have paid any required California franchise or income taxes.

Our opinions expressed below are expressed with respect only to the laws of the State of California, the General Corporation Law of the State of Delaware and the federal laws of the United States and are expressed only as to the outcome that would pertain were California law, the General Corporation Law of the State of Delaware or the federal laws of the United States (excluding choice of law principles and excluding the effect of any law other than California law, the General Corporation Law of the State of Delaware or the federal laws of the United States) the governing law applicable to the relevant issue. We express no opinion as to whether the laws of any particular jurisdiction apply. We note that the parties to the Agreement, the Noteholders Agreement, the Notes and the Warrants have designated the laws of the State of New York as the laws governing such Note Documents. Accordingly, with your permission, our opinion in paragraph 4 below as to the validity, binding effect and enforceability of the Agreement, the Noteholders Agreement, the Notes and the Warrants, respectively, are premised upon the result that would obtain if a California court were to apply the internal laws of the State of California (notwithstanding the designation of the laws of the State of New York) to govern the interpretation and enforcement of the Agreement, the

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GE Capital Equity Investments, Inc. and
other Purchasers
September 15, 2000
Page 4


Noteholders Agreement, the Notes and the Warrants. Neither special rulings of any governmental authorities nor opinions of counsel in said jurisdiction have been obtained.

Our opinion in paragraph 1 below as to the good standing of the Company as a domestic corporation in the State of Delaware and as a foreign corporation in the States of California, Connecticut, Georgia, Illinois, Maryland, Michigan, New York and Nevada, and the District of Columbia, is based solely upon our review of the Good Standing Certificates. We have made no further investigation.

We express no opinion as to the enforceability of provisions in the Note Documents (a) imposing late charges, premiums, penalties or forfeitures, (b) imposing an increase in interest rate upon delinquency in payment or the occurrence of a default or (c) requiring any prepayment fee, breakage or yield maintenance charges, including, without limitation, a requirement for the payment thereof upon the occurrence of a default under the Note Documents for whatever cause or upon acceleration of the obligations evidenced by the Notes, in each case, to the extent that a court may find any such contractual provisions unreasonable or deem any of them penalties.

We express no opinion relative to the applicability or effect of any law, rule or regulation relating to antitrust or limitations on corporate dividends or distributions payable to equity holders, nor as to compliance with any antifraud law, rule or regulation relating to securities or as to the sale or issuance thereof (except as set forth in our opinion in paragraph 8 below).

We express no opinion as to the enforceability of "choice of forum" or "submission to jurisdiction" provisions contained in any of the other Note Documents.

We express no opinion as to usury to the extent any Noteholder and its respective transferees or assigns, if any, are not exempt from the usury restrictions of Section 1 of Article XV of the California Constitution. We express no opinion as to whether, or the basis on which, any Noteholder or any of its respective transferees or assigns is in fact exempt from the usury restrictions of Section 1 of Article XV of the California Constitution.

On the basis of the foregoing, in reliance thereon, and with the foregoing qualifications, we are of the opinion that:

        1. The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Delaware and has the requisite corporate power to own its property and assets, to conduct its business as it is currently being conducted and to enter into and perform its obligations under the Note Documents. The Company is qualified as a foreign corporation to do business and is in good standing in the States of California, Connecticut, Georgia, Illinois, Maryland, Michigan, New York and Nevada and the District of Columbia.


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GE Capital Equity Investments, Inc. and
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September 15, 2000
Page 5


        2. The execution, delivery and performance by the Company of the Note Documents and the issuance of the Notes and the Warrants have been duly authorized by all requisite corporate action on the part of the Company and do not require any further approval of its directors or shareholders.

        3. The Company has duly executed and delivered each of the Note
Documents.

        4. Each of the Note Documents constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that the enforcement thereof may be limited by: (a) general equity principles and the limitations on the availability of equitable relief, including, without limitation, specific performance; (b) the effect of applicable bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, arrangement, dissolution, moratorium or other similar laws relating to or affecting creditors' rights generally; (c) limitations created by or arising under statute or case law on a debtor's ability to waive rights or benefits; (d) limitations created by or arising under statute or case law on the enforceability of certain covenants and provisions of agreements where (i) the breach of such covenants or provisions imposes restrictions or burdens upon the debtor and it cannot be demonstrated that the enforcement of such restrictions or burdens is reasonably necessary for the protection of the creditor or (ii) the creditor's enforcement of such covenants or provisions under the circumstances would violate the creditor's implied covenant of good faith and fair dealing; (e) the effect of California Civil Code Section 1717 on the recovery of attorneys' fees in contract actions; (f) limitations imposed by California law on the appointment of receivers; (g) the effect of California Civil Code Section 3433; and (h) limitations imposed by law and public policy on indemnification or exculpation. Notwithstanding the limitations on rights, remedies and waivers set forth in this paragraph, such limitations do not render the Note Documents invalid as a whole, and there exist (in the Note Documents and pursuant to applicable law) legally adequate remedies for the realization by the Noteholders of the principal benefits intended to be provided by the Note Documents (but subject to the economic consequences of any delay that may result under applicable law or judicial decisions).

        5. The execution and delivery by the Company of each of the Note Documents, the performance by the Company of the Note Documents and the issuance of the Notes and the Warrants will not violate or contravene or be in conflict with: (a) any provision of the Organizational Documents; (b) any provision of the General Corporation Law of the State of Delaware and any provision of any federal or California law, rule or regulation applicable to the Company in commercial transactions of the nature contemplated by the Note Documents; (c) any order, judgment or decree of any court or other governmental agency which is known to us and which is binding on the Company or any of its property; and (d) any material term or condition of any agreement, contract, undertaking, indenture or instrument to which the Company is a party and which the Company has represented to us to be material to the

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GE Capital Equity Investments, Inc. and
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September 15, 2000
Page 6


business of the Company (collectively, the "Material Contracts", which Material Contracts are listed in SCHEDULE C attached to this opinion letter).

        6. No further consents, approvals, authorizations, registrations, declarations or filings are required to be obtained or made by the Company from or with any federal or California governmental authority or pursuant to the General Corporation Law of the State of Delaware in order for it to execute, deliver or perform its obligations under the Note Documents, other than those consents, approvals, authorizations, registrations, declarations or filings that have already been obtained and remain in full force and effect and except for
(a) the filing of a Form D (the "Form D") with the Securities and Exchange Commission pursuant to Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act") and (b) the filing of the Form D with requisite state jurisdictions.

        7. To our knowledge, no action, suit, other legal proceeding, arbitration proceeding or investigation is pending by or before any court or governmental authority or in any formal arbitration, or is overtly threatened, against the Company or any of its properties that relates to any of the transactions contemplated by the Note Documents.

        8. Subject to timely filing of the Form D pursuant to Securities and Exchange Commission Regulation D, (a) the offer and sale of the Notes and Warrants pursuant to the terms of the Agreement are exempt from the registration requirements of the Securities Act and (b) the qualification of an indenture with respect to the Agreement and the Notes under the Trust Indenture Act of 1939, as amended, is not required in connection with such transaction.

        9. The issue and sale of the Notes and the carrying out of the transactions contemplated by the Agreement and the other Note Documents do not violate Regulations T, U or X of the Board of Governors of the Federal Reserve System.

        10. The Company's authorized capital stock, as of September 14, 2000, consists of (a) 110,000,000 shares of Common Stock, $0.0001 par value per share, of which 46,383,304 shares are issued and outstanding; and (b) 10,000,000 shares of Preferred Stock, $0.0001 par value per share, of which no shares are issued and outstanding. The outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. The shares of Common Stock issuable upon conversion of the Notes and exercise of the Warrants have been duly authorized and, upon issuance and delivery upon conversion of the Notes and exercise of the Warrants in accordance with the terms of the Notes and Warrants, will be validly issued, outstanding, fully paid and nonassessable. Other than as disclosed in the Agreement, and the Disclosure Letter delivered in connection with the Agreement, there are no preemptive rights or, to the best of our knowledge, any options, warrants, conversion privileges or other rights presently outstanding to purchase any of the

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GE Capital Equity Investments, Inc. and
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September 15, 2000
Page 7

authorized but unissued capital stock of the Company, other than the conversion privileges of the Notes.

Our opinions set forth above are limited to the matters expressly set forth in this opinion letter, and no opinion may be implied or may be inferred beyond the matters expressly stated. This opinion speaks only as to law and facts in effect or existing as of the date hereof and we undertake no obligation or responsibility to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in any law which may hereafter occur.

This opinion letter is intended solely for the benefit of the addressees of this letter, and is not to be made available to or relied upon by any other person, firm or entity without our prior written consent (provided, that copies of this opinion letter may be made available to the counsel, transferees and regulators of the addressees of this letter).

Very truly yours,

Cooley Godward LLP



By /s/ Peter H. Carson
   ---------------------------------
        Peter H. Carson

                                   SCHEDULE A

                              ADDITIONAL PURCHASERS

                               [schedule omitted]

                                   SCHEDULE B

                           FOREIGN STATUS CERTIFICATES



         STATE                   DATE OF CERTIFICATE              VERBAL UPDATE
       California                   July 14, 2000                    9/15/00
       Connecticut                  July 14, 2000                    9/15/00
       Georgia                      July 14, 2000                    9/15/00
       Illinois                     July 21, 2000                    9/15/00
       Maryland                     July 14, 2000                    9/15/00
       Michigan                     July 14, 2000                    9/15/00
       New York                     July 12, 2000                    9/15/00
       Nevada                       July 13, 2000                    9/15/00
       District of Columbia         July 20, 2000                    9/15/00

                                   SCHEDULE C

                               MATERIAL CONTRACTS




- Form of Indemnity Agreement entered into by the Company with its directors and certain executive officers.

-    1999 Non-Employee Directors' Stock Option Plan.

- Form of Nonstatutory Stock Option Agreement under the 1999 Non-Employee Directors' Stock Option Plan.

-    Amended and Restated 1997 Equity Incentive Plan

- Form of Stock Option Agreement under the Amended and Restated 1997 Equity Incentive Plan

-    ZoneNetwork.com, Inc. 1996 Stock Option Plan

-    1999 Employee Stock Purchase Plan.

-    Form of 1999 Employee Stock Purchase Plan Offering.

- Master Venture Agreement by and between the Company, NBC Olympics, Inc. and NBC/Quokka Ventures, LLC, ("NQV") dated February 9, 1999.

- Operating Agreement of NBC/Quokka Ventures, LLC, by and between the Company and NBC Olympics, Inc. dated February 9, 1999, as amended.

- Lease by and between the Company and 1301 Evans Street Associates, LLC dated April 23, 1999.

- Office Lease Agreement by and between the Company and EOP-Mission Street, L.L.C. dated May 27, 1999, as amended.

- Lease by and between the Company and SKS Brannan Associates, LLC dated July 16, 1999, as amended.

-    Golf.com Purchase Agreement and Golf.com Purchase Agreement Amendment

- Agreement and Plan of Merger and Reorganization by and between the Company, Montana Acquisition Corporation and ZoneNetwork.com, Inc. dated March 1, 2000 (the "ZoneNetwork Merger Agreement").

- Escrow Agreement by and between the Company, the shareholders of ZoneNetwork.com, Inc., identified on Exhibit A thereto, the persons set forth on Exhibit B thereto, Fingerhut Companies, Inc., Michael P. Sherman, as representative, and State Street Bank and Trust Company of California, N.A. dated March 1, 2000 (the "ZoneNetwork Escrow Agreement"), a true and correct copy of which has been provided to counsel for GE Capital under separate cover.

- Digital Entertainment Partnership Agreement by and between the Company and Compaq Computer Corporation dated January 1, 1999. Letter from Compaq Computer Corporation to the Company dated June 27, 2000.

- Subordinated Loan and Security Agreement by and between the Company and Comdisco, Inc. dated February 12, 1999, as amended on September 28, 1999. Subordination Agreement by and between the Company and Comdisco, Inc. dated February 12, 1999, as amended on September 28, 1999. Subordinated Promissory Note issued to Comdisco, Inc. dated October 1, 1999.

- Amended and Restated Loan and Security Agreement by and between the Company and Silicon Valley Bank dated June 7, 1999.

- Key Employee Agreement by and between the Company and Alvaro Saralegui dated March 15, 1999.

- Employment Agreement by and between the Company and Michael Gough dated January 18, 2000.

- Consulting Agreement by and between the Company and Frank Daniels, III dated July 20, 2000.

- Employment Agreement by and between the Company and Gary Stevenson date July 20, 2000.

- Memorandum of Agreement by and between the Company and Intel Corporation dated September 15, 1999.

- Agreement and Plan of Merger by and between the Company and Total Sports, Inc. dated July 20, 2000.